UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )

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CarMax, Inc.
(Name of Registrant as Specified In Its Charter)

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Dear Fellow CarMax Shareholders:

I am pleased to invite you to attend the 2026 annual meeting of CarMax, Inc. shareholders, which will be held on Tuesday, June 23, 2026. The attached notice of annual shareholders meeting and proxy statement are your guides to the meeting.

CarMax has a beloved brand with national scale, an unmatched physical footprint and strong digital infrastructure, and an award-winning culture. Despite these advantages and after decades of industry leadership, based on recent results, it is clear CarMax needs change. In November 2025, we announced a change in leadership. Effective December 1, 2025, Bill Nash ceased to serve as CEO and as a member of the Board. David McCreight, a member of the Board, was named Interim President and CEO and served in this role through March 15, 2026. I was appointed Interim Executive Chair of the Board and will resume my prior duties as non-executive Chair of the Board following the annual meeting. Effective March 16, 2026, Keith Barr was appointed President and CEO to lead the company in its next chapter. Mr. Barr’s decades of leadership experience and proven ability to enhance the customer experience, lead digital transformations, build brand loyalty, and effectively integrate online and physical properties make him the right choice to lead CarMax through this critical juncture. With Mr. Barr’s leadership, we are focused on driving sales and capturing the tremendous opportunity ahead of us.

Shareholders will be able to attend and participate in the virtual meeting online, including voting shares and submitting questions. Instructions and information on how to participate in the meeting can be found on page 84 of the proxy statement.

We also are pleased to furnish proxy materials to shareholders primarily over the internet. On or about May 12, 2026, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and to vote online. Internet distribution of our proxy materials expedites receipt by shareholders, lowers the cost of the annual shareholders meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Whether or not you will be attending our virtual annual shareholders meeting, your vote is very important to us. I encourage you to cast your ballot by internet, by telephone, by mail (if you request a paper copy), or during the annual shareholders meeting.

Thank you for your continued trust in CarMax.

Sincerely,

Thomas J. Folliard
Interim Executive Chair of the Board of Directors
May 12, 2026

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

When:	Tuesday, June 23, 2026, at 1:00 p.m., Eastern Time
Where:	This year’s meeting is a virtual annual shareholders meeting held at: www.virtualshareholdermeeting.com/KMX2026
Items of Business:	(1)	To elect the eleven directors named in the proxy statement to our Board of Directors.
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.
	(3)	To vote, on an advisory basis, to approve the compensation of our named executive officers.
	(4)	To approve the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated.
	(5)	To transact any other business that may properly come before the annual shareholders meeting or any postponements or adjournments thereof.
Who May Vote:	You may vote if you owned CarMax common stock at the close of business on April 17, 2026.

By order of the Board of Directors,

John M. Stuckey, III
Senior Vice President, General Counsel
and Corporate Secretary
May 12, 2026

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. For more complete information, please review this entire proxy statement and CarMax’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

Business Highlights
Additional information about our fiscal 2026 results can be found in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

Leadership Transition	In November 2025, our Board terminated the employment of our President and Chief Executive Officer William D. Nash and appointed CarMax board member David McCreight as Interim President and Chief Executive Officer, effective December 1, 2025. In February 2026, our Board appointed Keith Barr as our President and Chief Executive Officer, effective March 16, 2026.
Board Refreshment	Over the past year, the Board has taken a number of steps to refresh its membership. In December 2025, Mr. Nash was removed from the Board. In February 2026, the Board appointed Mr. Barr, CarMax’s new Chief Executive Officer, as a director. At this annual meeting, the Board is nominating three new independent director candidates, including two identified through the Board’s constructive engagement with shareholders. In addition, consistent with the Board’s commitment to planned succession, two of our current directors, Ms. Goodman and Mr. Steenrod, are not standing for reelection at this annual meeting. Assuming shareholders approve the full slate of nominees, the Board will have four new directors as compared to its membership last year.
Earnings	Net earnings per diluted share was $1.68 versus $3.21 a year ago. Net earnings per diluted share for fiscal 2026 included a negative impact of $0.96 related to impairment charges and $0.27 related to restructuring charges.
Units	Total used unit sales decreased 1.1% and comparable store used unit sales decreased 2.0%. Total wholesale units decreased 1.1%.
CarMax Auto Finance	CarMax Auto Finance (“CAF”) finished the year with income of $562.7 million, a decrease of 3.3% from the prior year.
Twenty-second Year on Fortune “Best Companies” List	We were named by Fortune magazine as one of its 100 Best Companies to Work For® for the twenty-second year in a row.

Key Corporate Responsibility and Governance Practices

Annual election of all directors	Proxy access adopted
9 of 11 director nominees are independent	Annual “say on pay” vote
Annual Responsibility Reporting	Board oversight of risk management program
Active Shareholder Engagement Practices	Technology and Innovation Committee
Majority voting for directors	Shareholder right to call a special meeting

Annual Meeting of Shareholders

When	Tuesday, June 23, 2026, at 1:00 p.m., Eastern Time
Where	This year’s meeting is a virtual-only annual shareholders meeting. There will be no in-person meeting location.
Who May Attend the Virtual Meeting	All shareholders as of the record date may attend the meeting.
Record Date	April 17, 2026
Virtual Meeting Website	www.virtualshareholdermeeting.com/KMX2026

Voting Matters and Board Recommendations

Agenda Item		Board Recommendation	Page of Proxy Statement

1.	Election of Directors	FOR each Director nominee	4
2.	Ratification of Auditors	FOR	22
3.	Advisory Approval of Executive Compensation	FOR	25
4.	Approval of Amended and Restated CarMax, Inc. 2002 Stock Incentive Plan	FOR	71

Virtual Annual Meeting Attendance

This year our annual shareholders meeting will again be held virtually; there will be no in-person meeting location. We are committed to ensuring, to the extent possible, that shareholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. Shareholders will be able to attend and participate in the virtual meeting, including voting their shares and asking questions.

To attend and participate in our annual meeting:

•Visit www.virtualshareholdermeeting.com/KMX2026
•Enter the 16-digit control number listed on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Our annual meeting will begin promptly at 1:00 p.m., Eastern Time, on June 23, 2026. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. You may begin to log into the virtual platform beginning at 12:45 p.m., Eastern Time, on June 23, 2026. Additional instructions and information on how to participate can be found on page 84.

Next Year’s Annual Shareholders Meeting

Expected Date of 2027 Annual Shareholders Meeting	June 29, 2027
Deadline for Shareholder Proposals	January 12, 2027

PROPOSAL ONE: ELECTION OF DIRECTORS

We are asking you to vote for the election of the eleven director nominees listed on the following pages. Our Board has nominated these individuals at the recommendation of our independent Nominating and Governance Committee. The Committee based its recommendation on, among other things, the results of an annual Board evaluation process; the integrity, experience and skills of each nominee; and shareholder engagement. Seven of the nominees are current directors who were elected by shareholders at our 2025 annual meeting. This year our shareholders will also vote on new director nominees Keith Barr, William C. Cobb, James Kessler, and Robert T. O’Shaughnessy. Mr. Barr is our current CEO. Mr. Cobb and Mr. Kessler were recommended for nomination to the Board by Starboard Value LP, a current shareholder. Mr. O’Shaughnessy was recommended for nomination to the Board by Thomas J. Folliard, our Interim Executive Chair of the Board. A full description of the backgrounds and qualifications of each director nominee can be found beginning on page 6.

Shira Goodman and Mitchell D. Steenrod, directors since 2007 and 2011, respectively, have decided to retire from the CarMax Board at this year’s annual meeting following years of meaningful service and contributions to CarMax. The Board of Directors thanks Ms. Goodman and Mr. Steenrod for their leadership and their valuable insight to the Board.

Our Board is declassified and elected on an annual basis. Accordingly, each director nominee is standing for election to hold office until our 2027 annual meeting of shareholders. CarMax uses a majority vote standard for the election of directors. This means that to be elected in uncontested elections, each nominee must be approved by the affirmative vote of a majority of the votes cast.

Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee is not available to serve — for reasons such as death or disability — your proxy will be voted for a substitute nominee if the Board nominates one.

The table below summarizes the key experience and skills of our director nominees and it highlights the balanced mix of experience and skills of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

	Keith Barr	Peter J. Bensen	Sona Chawla	William C. Cobb	Thomas J. Folliard	James Kessler	David W. McCreight	Mark F. O’Neil	Robert T. O’Shaughnessy	Pietro Satriano	Marcella Shinder
Leadership and Industry Experience
Other Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓	✓		✓
CEO/COO/ Division President	✓		✓	✓	✓	✓	✓	✓		✓
CFO		✓				✓			✓
Relevant Industry Experience			✓		✓	✓	✓	✓	✓		✓
Functional Expertise
Accounting & Finance	✓	✓				✓			✓
Innovation and Disruption	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Data Analytics			✓		✓	✓	✓	✓	✓	✓	✓
E-commerce	✓		✓	✓	✓	✓	✓	✓		✓	✓
Technology & Cyber	✓	✓	✓				✓	✓	✓		✓
Logistics			✓			✓				✓
Product, Marketing & Media	✓		✓	✓	✓	✓	✓	✓		✓	✓
Regulatory					✓			✓	✓
Human Capital Management	✓			✓	✓	✓	✓	✓		✓	✓
Risk Oversight		✓		✓	✓	✓		✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Individual Characteristics
Gender	M	M	F	M	M	M	M	M	M	M	F
Racial/Ethnic Diversity			✓

The following pages include information about the nominees. This information includes a summary of the specific experience, qualifications, attributes, or skills that led to the conclusion that each person should serve as a CarMax director. The Board recommends a vote FOR each of the nominees.

KEITH BARR Director since: 2026 Age: 55 President and Chief Executive Officer
Mr. Barr has served as our President and Chief Executive Officer since March 16, 2026. He previously served as Chief Executive Officer of InterContinental Hotels Group PLC (“IHG”), one of the world’s largest hospitality companies from July 2017 through June 2023. During his tenure as its CEO, Mr. Barr led the expansion of IHG’s global portfolio of brands spanning luxury, premium, and essential segments, advanced IHG’s digital and loyalty value propositions, and oversaw significant growth in the company’s global footprint. Prior to becoming CEO, Mr. Barr served as IHG’s Chief Commercial Officer, where he held global responsibility for brands, sales, marketing, revenue management, loyalty functions, and the consumer digital strategy. He joined IHG in 2000 and has held senior leadership positions in IHG’s Americas, Asia, Middle East, and Africa (AMEA), and Greater China regions, including four years as CEO of IHG’s Greater China business. Prior to joining IHG, Mr. Barr held several senior positions at Bristol Hotels and Resorts, which was acquired by IHG in 2000.

Qualifications
Mr. Barr’s more than 25 years of executive leadership experience in global hospitality, consumer marketing, and brand-led growth across highly competitive and fast-evolving markets qualifies him to serve on our Board. His leadership experience includes large-scale brand portfolio management, loyalty and digital transformation initiatives, operational improvement, and global expansion.

Other Current Directorships MGM Resorts International	Other Directorships within Past 5 Years Yum! Brands (2020-2026) InterContinental Hotels Group PLC (2017-2023)

PETER J. BENSEN Director since: 2018 Age: 63 Independent
Mr. Bensen retired from McDonald’s Corporation, following a 20-year career, in 2016. He served as Chief Administrative Officer of McDonald’s from 2015 to 2016. Before that he served as Corporate Executive Vice President and Chief Financial Officer of McDonald’s from 2008 to 2014, when he was promoted to Corporate Senior Executive Vice President and Chief Financial Officer, a position he held until 2015. During his tenure as Chief Administrative Officer and Chief Financial Officer, Mr. Bensen also had oversight responsibility for information technology, supply chain, and other support departments. Before joining McDonald’s in 1996, Mr. Bensen was a senior manager at Ernst & Young LLP.

Qualifications
Mr. Bensen’s long-standing service as the chief financial officer, and in other administrative, financial, and accounting roles, at a global, iconic company qualify him to serve on our Board. He brings to our Board extensive management experience and financial expertise, as well as his background as a key executive helping to shape McDonald’s strategic response to a changing market environment.

Other Current Directorships Lamb Weston Holdings, Inc.	Other Directorships within Past 5 Years None.

SONA CHAWLA Director since: 2017 Age: 58 Independent
Ms. Chawla served as the Chief Growth and Innovation Officer at CDW Corporation, a leading technology solutions provider to business, government, education, and healthcare customers, from January 2020 until December 2025. At CDW, she was responsible for strategy and corporate development, digital and e-commerce, technology, information security, marketing, and product and partner management. Prior to joining CDW, she was President of Kohl’s Corporation from 2018 to 2019. Ms. Chawla joined Kohl’s in 2015, serving as Chief Operating Officer until 2017 and as President-Elect from 2017 to 2018. At Kohl’s, her responsibilities encompassed omnichannel operations, including stores, e-commerce, technology, information security, logistics & supply chain, and corporate strategy. Before joining Kohl’s, Ms. Chawla served at Walgreens as its President of Digital and Chief Marketing Officer from 2014 to 2015 and as its President, E-commerce from 2011 to 2014. Prior to joining Walgreens, Ms. Chawla was Vice President of Global Online Business at Dell, Inc. Before Dell, Ms. Chawla worked at Wells Fargo’s Internet Services Group, where she held several roles, including Executive Vice President of Online Sales, Service and Marketing. Ms. Chawla holds a CERT certification in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.

Qualifications
Leveraging her experience as Chief Growth and Innovation Officer at a leading business technology company that specialized in providing products, solutions and services, Ms. Chawla brings the perspective of an executive driving innovation for businesses accelerating their digital transformation and responding to the evolving technology landscape. Her background and executive experience in retail, including e-commerce, omnichannel strategy, store operations, logistics, and information and digital technology strengthen the business and strategic insight of our Board.

Other Current Directorships None.	Other Directorships within Past 5 Years None.

WILLIAM C. COBB Director since: N/A Age: 69 Independent
Mr. Cobb has served as the Chief Executive Officer of Frontdoor, Inc., a leading U.S. provider of home service plans, since June 2022. Mr. Cobb has also served as Chairman and a member of the board of directors of Frontdoor since its spin-off from ServiceMaster Global Holdings, Inc. in October 2018. Previously, Mr. Cobb served as President and Chief Executive Officer of H&R Block, Inc. from 2011 to 2017. Mr. Cobb also served as a director of H&R Block from 2010 to 2017. Prior to that, Mr. Cobb served in various leadership roles at eBay, Inc. from 2000 to 2008, and, from 1987 to 2000, at PepsiCo, Inc. and TRICON Global Restaurants, Inc. (n/k/a Yum! Brands, Inc.), following its 1997 spin-off from PepsiCo.
Qualifications
Mr. Cobb’s extensive public company executive and board leadership experience across consumer-focused, technology-enabled, and online-oriented businesses, coupled with his expertise in corporate governance and strategic growth, make him well-qualified to serve on the Board.

Other Current Directorships Frontdoor, Inc.	Other Directorships within Past 5 Years Deluxe Corporation (2020-2025)

THOMAS J. FOLLIARD Director since: 2006 Age: 61 Interim Executive Chair of the Board
Mr. Folliard has served as Interim Executive Chair of the Board of CarMax since December 1, 2025 and will resume his service as Non-Executive Chair of the Board on June 23, 2026. He previously served as Non-Executive Chair of the Board from 2016 to December 2025. He joined CarMax in 1993 as senior buyer and became Director of Purchasing in 1994. He was promoted to Vice President of Merchandising in 1996, Senior Vice President of Store Operations in 2000, and Executive Vice President of Store Operations in 2001. Mr. Folliard served as President and Chief Executive Officer of CarMax from 2006 to February 2016 and retired as Chief Executive Officer in August 2016.

Qualifications
During his ten years as CEO, Mr. Folliard successfully led CarMax through the Company’s establishment as a national brand and a time of significant growth, during which its store base and total revenues more than doubled and its net income quadrupled. With his long tenure at CarMax, Mr. Folliard brings to the board significant executive experience and in-depth knowledge of our company, the auto retail industry, and the continued deployment of technology within the industry.

Other Current Directorships PulteGroup, Inc.	Other Directorships within Past 5 Years None.

JAMES KESSLER Director since: N/A Age: 53 Independent
Mr. Kessler has served as Chief Executive Officer of RB Global, Inc., a leading, omnichannel marketplace and trusted provider of value-added insights, services, and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide, since August 2023. Previously, he served as RB Global’s President and Chief Operating Officer from 2021 to 2023 and as its Chief Operating Officer from 2020 to 2021. Before joining RB Global, Mr. Kessler served as a senior leader for two decades in the automotive industry, including as President, Emerging Business at Caliber Collision from 2019 to 2020 and as Chief Operating Officer of ABRA Auto Body and Glass from 2017 to 2019. At ABRA, he oversaw operations, procurement, and growth initiatives, including the integration of the merger between ABRA and Caliber Collision, which created the first national collision repair provider in the United States. He also held a variety of senior leadership positions at vRide, City Sports, and Pep Boys.

Qualifications
Mr. Kessler’s expertise in scaling businesses, executing complex integrations, and creating long-term shareholder value in senior leadership roles across publicly traded and private equity-backed companies qualifies him to serve on our Board. He has over 20 years of experience leading growth initiatives, driving operational excellence, and spearheading transformational change across a range of industries.

Other Current Directorships RB Global, Inc.	Other Directorships within Past 5 Years None.

DAVID W. MCCREIGHT Director since: 2018 Age: 63 Independent
Mr. McCreight served as our Interim President and Chief Executive Officer from December 1, 2025 to March 16, 2026. Mr. McCreight served as Executive Chair of Lulu’s Fashion Lounge Holdings, Inc., an online retail platform for women’s apparel and accessories, from 2023 to 2024, and he served as the Chief Executive Officer of Lulu’s from 2021 to 2023. Mr. McCreight also served as President of Urban Outfitters, Inc., parent of Urban Outfitters, Anthropologie Group, and Free People consumer brands whose products are distributed internationally through their digital, retail, and wholesale channels, from 2016 to 2018, and Chief Executive Officer of Anthropologie from 2011 to 2018. During his tenure as CEO of Anthropologie, Mr. McCreight led the company’s transformation from a store-centric brand to a best-in-class omnichannel platform while enhancing its customers’ brand experience. Previously, Mr. McCreight served as President of Under Armour from 2008 until 2010; and he was President, from 2005 to 2008, and Senior Vice President, from 2003 to 2005, of Lands’ End.

Qualifications
Mr. McCreight has executive experience leading high-profile retail brands in highly competitive and fast-evolving marketplaces, including his prior service as our Interim President and Chief Executive Officer. For over twenty years, Mr. McCreight led organizations in developing omnichannel strategies and digital competencies to expand the reach for new customers and strengthen relationships with existing customers. His deep experience as an omnichannel brand executive and successful track record qualify him to serve on our Board, particularly as CarMax continues to differentiate and grow its brand and enhance its omnichannel strategy.

Other Current Directorships Victoria’s Secret & Co.	Other Directorships within Past 5 Years Wolverine World Wide, Inc. (2019-2023) Lulu’s Fashion Lounge Holdings, Inc. (2017-2024)

MARK F. O’NEIL Director since: 2019 Age: 67 Independent
Mr. O’Neil retired as Chief Operating Officer of Cox Automotive, a global automotive services and software company, in March 2019 after being named to the position in 2016 following Cox’s acquisition of Dealertrack Technologies, Inc., then a publicly traded provider of software, marketing, and e-commerce services for automotive retailers. At Cox, Mr. O’Neil led the rebuild of the Autotrader website to make it more interactive for consumers. Mr. O’Neil was CEO of Dealertrack from 2001 until the sale to Cox in 2015 and also served as President from 2001 to 2014. He was a director of Dealertrack from 2001 to 2015 and Chairman of the Board from 2005 to 2015. As CEO of Dealertrack, Mr. O’Neil led the company’s growth in becoming the leading provider of web-based software solutions and services for all major segments of the automotive retail industry, including creating the largest online auto credit application network in the U.S. and Canada. Mr. O’Neil began his career at Intel Corporation and subsequently worked for McKinsey & Co. before moving to the automotive industry in the late 1980s. His experience in the automotive industry includes serving as President of Ertley MotorWorld, a dealer group based in Pennsylvania. From this traditional retail dealer group, Mr. O’Neil went on to work on the development and rollout of CarMax, serving in various roles at CarMax from 1992 until 2000, including as Vice President from 1997 to 2000. From 2000 through 2001, Mr. O’Neil was President and COO of Greenlight.com, an online automotive sales website.

Qualifications
Mr. O’Neil’s extensive experience as a chief executive and a leader at the intersection of auto retail and technology uniquely qualifies him to serve on our Board. During his over 30-year career in auto retail, Mr. O’Neil led several companies through periods of significant retail innovation, using technology solutions to disrupt and transform financing, insurance, marketing, and other activities within the automotive retail sales and service processes.

Other Current Directorships None.	Other Directorships within Past 5 Years None.

ROBERT T. O’SHAUGHNESSY Director since: N/A Age: 60 Independent
Mr. O’Shaughnessy retired from his position as Executive Vice President of PulteGroup, Inc. in March 2026. He served as PulteGroup’s Executive Vice President and Chief Financial Officer from May 2011 until February 2025. Prior to that, Mr. O’Shaughnessy served as Executive Vice President and Chief Financial Officer of Penske Automotive Group from 2007 to 2011. He held a number of financial roles with increasing responsibility at Penske, including Senior Vice President and Controller, from 1997 to 2007. He began his career in the New York office of Ernst & Young.

Qualifications
Mr. O’Shaughnessy’s service as the chief financial officer at one of the largest homebuilders in the U.S. and his prior relevant industry experience qualify him to serve on our Board. He brings to our Board extensive financial leadership experience in an industry with continuously shifting market dynamics.

Other Current Directorships None.	Other Directorships within Past 5 Years None.

PIETRO SATRIANO Director since: 2018 Age: 63 Independent
Mr. Satriano served as the Chief Executive Officer of US Foods Holding Corp., a publicly held foodservice distributor, from July 2015 to May 2022, as a director from July 2015 to June 2022, and Chairman of the US Foods board from December 2017 through February 2022. Prior to that, Mr. Satriano served as Chief Merchandising Officer of US Foods from February 2011 until July 2015. Before joining US Foods, Mr. Satriano was President of LoyaltyOne Canada from 2009 to 2011 and served in a number of leadership positions at Loblaw Companies Limited, including Executive Vice President, Loblaw Brands, and Executive Vice President, Food Segment, from 2002 to 2008. Mr. Satriano began his career in strategy consulting, first in Toronto, Canada with what is now The Boston Consulting Group, and then in Milan, Italy, with the Monitor Company. Mr. Satriano is an Executive Advisor for JMPS Advisory LLC, a business consulting and advisory firm.

Qualifications
Mr. Satriano’s chief executive experience at US Foods, as well as his extensive executive experience at consumer-facing companies, qualify him to serve on our Board. In his role as CEO, Mr. Satriano led US Foods’ strategy of using technology and e-commerce solutions to fuel future growth in the highly-competitive and rapidly-evolving foodservice distribution industry.

Other Current Directorships Conagra Brands, Inc. Metro Inc. (listed on the Toronto Stock Exchange)	Other Directorships within Past 5 Years US Foods Holding Corp. (2015-2022)

MARCELLA SHINDER Director since: 2015 Age: 59 Independent
Ms. Shinder served as Global Head of Partnerships at WeWork Companies, Inc., a technologically driven global provider of shared working spaces, from April 2019 to November 2019. Ms. Shinder joined WeWork in 2018, serving as Global Head of Marketing until 2019. At WeWork, Ms. Shinder was responsible for leading a global, integrated, omnichannel marketing agenda. Prior to WeWork, Ms. Shinder was Chief Marketing Officer at WorkMarket, a venture-backed enterprise software-as-a-service company acquired by ADP, from 2016 until 2018. From 2011 to 2016, Ms. Shinder was Chief Marketing Officer of Nielsen Holdings plc, a global measurement and data analytics company where she transformed the company’s digital properties and positioned it for success as a leader in digital measurement. Prior to joining Nielsen, Ms. Shinder held various executive roles during her 17 years with American Express, including Head of Marketing and General Manager of divisions, including OPEN Small Business and Global Business Travel. Ms. Shinder joined Charlesbank Capital Partners, a private equity firm, in 2020 as an Advisory Director. Since June 2021, Ms. Shinder has served on the board of Zappi, a privately held AI-based market research platform. Ms. Shinder is also a founding member of Brilliant Friends Investing, a venture capital fund for women-founded businesses. Ms. Shinder holds a CERT certification in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University.

Qualifications
Ms. Shinder’s experiences as the lead marketing officer of innovative technology companies, as a senior executive at a leading global measurement and data analytics company, and at a large consumer financial services organization focused on consumer lending, qualify her to serve on our Board. Further, Ms. Shinder’s deep experience with omnichannel media and marketing, digital transformation, big data and analytics, AI and advanced technologies, cybersecurity, marketing and product innovation, and social media and branding enable her to provide additional insight to our Board and its committees.

Other Current Directorships None.	Other Directorships within Past 5 Years None.

CORPORATE GOVERNANCE

CarMax is committed to sound corporate governance. In this section of the proxy statement, we describe our governance policies and practices and the role our Board plays in shaping them.

Overview

Our business and affairs are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act, our articles of incorporation, and our bylaws. The standing committees of the Board are the Audit Committee, the Compensation and Personnel Committee, the Nominating and Governance Committee, and the Technology and Innovation Committee.

The Board and its committees direct our governance practices. The Board regularly reviews these practices and has made significant changes to these practices in response to shareholder feedback and based on evolving practices and the Board’s independent judgment. These shareholder-focused practices include:
•a standing Technology and Innovation Committee;
•a majority vote standard for the election of directors;
•annual elections for all directors;
•a mandatory director retirement policy providing that directors, with limited exceptions, may not stand for reelection after reaching age 76;
•a proxy access right for eligible CarMax shareholders; and
•an ability for shareholders to call a special shareholder meeting.

These practices supplement longstanding good governance practices, such as maintaining a largely independent Board (9 of 11 director nominees) and appointing a lead independent director to lead meetings of the independent directors and work alongside the chair.

The Board has approved documents that memorialize our governance standards and practices. These documents include our bylaws, our corporate governance guidelines, and a code of business conduct. These documents, each of which is described below, are available under the “Governance” link at investors.carmax.com. We will send you a printed copy of any of these documents without charge, upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Bylaws	Our bylaws regulate the corporate affairs of CarMax. They include provisions relating to shareholder meetings, voting, the nomination of directors, and the proxy access right.
Corporate Governance Guidelines	Our corporate governance guidelines set forth the Board’s practices with respect to its responsibilities, qualifications, performance, direct access to associates and independent advisors, compensation, continuing education, and management evaluation and succession. The guidelines also include director stock ownership requirements.
Code of Business Conduct
Our code of business conduct is the cornerstone of our compliance and ethics program. It applies to all CarMax associates and Board members. It includes provisions relating to honest and ethical conduct, compliance with laws, and the handling of confidential information. It explains how to use our associate help line and related website, both of which allow associates to report misconduct anonymously. It also describes our zero-tolerance policy on retaliation for making such reports.

Any amendment to, or waiver from, a provision of this code for our directors or executive officers will be promptly disclosed under the “Governance” link at investors.carmax.com.

Corporate Responsibility

For over 30 years, CarMax has transformed the way people buy and sell cars. When CarMax first opened its doors in 1993, we made a commitment to conduct business in an ethical, honest, and transparent way. As we have grown from that first store to more than 255 stores, we have also grown our ability to positively impact and support our associates, our customers, and our communities. At CarMax, we believe that acting responsibly not only serves our core values but also drives the long-term, sustainable value of CarMax for all of our stakeholders, including our associates, customers, communities, and shareholders. For more information on these activities, please see our Responsibility Report at socialresponsibility.carmax.com.

We organize our approach to responsibility and sustainability around four main pillars: Putting People First, Protecting Our Environment, Caring for Our Communities, and Ensuring Responsible Ethics & Governance.

PUTTING PEOPLE FIRST

A FORTUNE “100 Best Companies to Work For®” for 22 consecutive years, we are proud to provide an award-winning workplace where we help our associates achieve their career goals. Our people are our priority and central to our success at CarMax. We continue to engage with our associates through a variety of listening tools to better develop and support a highly engaged workforce.

PROTECTING THE ENVIRONMENT

In 2021, CarMax established greenhouse gas (“GHG”) emission reduction targets. We are proud to report that we achieved our goal of reducing Scope 1 and Scope 2 GHG emissions by 50% by the end of 2025 against our 2018 baseline. We also intend to achieve net-zero carbon emissions by the end of 2050. Our energy management strategy centers on enhancing energy efficiency and increasing renewable energy use. In 2025, CarMax was powered by 100% renewable electricity.

CARING FOR OUR COMMUNITIES

We view our corporate purpose and the strength of our business as deeply connected to the health and well-being of our local communities. From encouraging volunteering to investing in nonprofits that support our communities, we strive to make a positive social impact where we operate. In fiscal 2026, we equipped our associates to connect with their communities in meaningful ways as we continued our work with nonprofits providing individuals with access to economic opportunities, built playgrounds, harvested seasonal crops to help provide access to healthy food for our most vulnerable community members, and volunteered our time to support our communities’ most pressing needs. In fiscal 2026, 100% of CarMax locations participated in volunteer programs and since 2003, CarMax and The CarMax Foundation have donated more than $120 million to support the growth and well-being of our local communities.

ENSURING RESPONSIBLE GOVERNANCE AND ETHICS

Sound Corporate Governance
Our Board and management have adopted governance standards and practices that seek to further our commitment to integrity while ensuring effective enterprise risk management. Our compliance and ethics program works to drive legal and regulatory compliance across all aspects of our business.

Ethics
Our fundamental principle of integrity is reflected in the way we serve our customers, treat each other, and deliver our products. We rely on our fair and responsible business practices, our code of business conduct training, and benchmarking and improvements to our compliance and ethics program to maintain our culture of integrity.

Data Security and Consumer Privacy
Our comprehensive, risk-based approach to safeguarding information reflects our commitment to do the right thing and protect the sensitive data of those who trust in us. We maintain a comprehensive program of technical solutions, procedural requirements, and policies, guided by recognized industry cybersecurity frameworks and staffed by well-trained and experienced cybersecurity and privacy professionals. Although the risks of cybersecurity breaches are dynamic, and only growing as our reliance on digital operations increases, to our knowledge the Company has not experienced any material cybersecurity incidents or incurred any material expenses resulting from a cybersecurity breach.

The Board’s Technology and Innovation Committee assists in the Board’s oversight of the Company’s cybersecurity risk. Given the potential impact and dynamic nature of cybersecurity threats, our management team provides quarterly updates to the Committee regarding the cybersecurity landscape and the Company’s security posture in the context of external cybersecurity occurrences as well as updates on the latest issues related to cybersecurity risk as needed.

Independence

Our Board, in consultation with the Nominating and Governance Committee, evaluates the independence of our directors and director nominees at least annually. The most recent evaluation took place in April 2026. During this evaluation, the Board considered transactions between the directors and director nominees (and their immediate family members) and the Company and its affiliates. The Board determined that the following directors and director nominees are independent under the listing standards of the New York Stock Exchange (“NYSE”):

Peter J. Bensen	Shira Goodman	Mark F. O’Neil	Marcella Shinder
Sona Chawla	James Kessler	Robert T. O’Shaughnessy	Mitchell D. Steenrod
William C. Cobb	David W. McCreight	Pietro Satriano

The Board also determined that Mr. Ronald E. Blaylock, who did not stand for reelection to our Board at the 2025 annual meeting of shareholders, was independent under NYSE listing standards during his period of service in fiscal 2026. Mr. Folliard is not independent because he was an executive officer of CarMax until 2016 and currently serves as our Interim Executive Chair, and Mr. Barr is not independent because he is currently serving as an executive officer of CarMax. In assessing independence, the Board considered transactions not just between CarMax and the individual directors themselves (and their immediate family members), but also between CarMax and entities associated with the directors or their immediate family members. The Board’s review included the following:
▪Ms. Chawla was an executive officer of CDW Corporation from January 2020 until December 2025. CarMax purchased technology solutions from CDW in the ordinary course of business in fiscal 2024, fiscal 2025 and fiscal 2026. In addition, CDW acts as a value-added reseller of Microsoft products to CarMax. While CarMax does not make payments to CDW for this service, CDW does receive compensation from Microsoft in connection with products purchased under this arrangement. The payments from CarMax or in connection with sales to CarMax in each of the last three fiscal years did not exceed the greater of $1 million or 2% of the total net sales of CDW in each year.
▪Mr. Kessler has served as Chief Executive Officer of RB Global, Inc. since August 2023. CarMax auctions vehicles through Insurance Auto Auctions, Inc. (“IAA”), a subsidiary of RB Global, and pays associated fees to IAA. The payments from CarMax in each of the last three fiscal years did not exceed the greater of $1 million or 2% of the consolidated gross revenue of RB Global in each year.

The Board determined that these relationships did not impair the independence of Ms. Chawla or Mr. Kessler.

Board Leadership Structure

CarMax has historically split the roles of CEO and Board chair. Mr. Folliard was our CEO from 2006 until his retirement in 2016, at which time the Board appointed Mr. Folliard as non-executive chair. As described above, Mr. Folliard is currently serving as our Interim Executive Chair and is expected to resume his prior duties as non-executive chair of the Board following the 2026 annual meeting of shareholders. The Board has determined that Mr. Folliard’s long history of leading the Company uniquely positions him to serve as chair.

As chair of the Board, Mr. Folliard is responsible for chairing Board and shareholder meetings, attending meetings of the Board’s committees with the approval of the respective committee, assisting management in representing CarMax to external groups as appropriate, and, in tandem with the lead independent director, coordinating feedback from directors in connection with the evaluations of the CEO and each director. The Board elects its chair annually.

Mr. Barr oversees the day-to-day affairs of CarMax and directs the formulation and implementation of our strategic plans. We believe that this leadership structure is currently the most appropriate for CarMax because it allows our CEO to focus primarily on our business strategy and operations while leveraging the experience of our chair to direct the business of the Board.

Mr. Steenrod, a director since 2011, was appointed as the Board’s lead independent director in 2019. As lead independent director, Mr. Steenrod serves as the principal liaison between the independent, non-management directors and the CEO, and is responsible for setting the agendas for Board meetings, presiding over executive sessions of the independent directors, acting as chair of any Board meeting when the chair is not present, meeting with shareholders on behalf of the Board as appropriate, and, in tandem with the chair, coordinating feedback from directors in connection with the evaluations of the CEO and each director. The Board elects its lead independent director annually. Effective June 23, 2026, Mark O’Neil will serve as lead independent director.

Our Board periodically reviews this structure and recognizes that, depending on the circumstances, a different leadership model might be appropriate. The Board has no fixed policy on whether the roles of chair and CEO should be separate or combined, which maintains flexibility based on CarMax’s needs and the Board’s assessment of the Company’s leadership. Our corporate governance guidelines do provide that the Board appoint a lead independent director in the event the CEO is elected chair or the chair otherwise does not qualify as independent.

Board Committees

During fiscal 2026, the Board maintained four standing committees: Audit, Compensation and Personnel, Nominating and Governance, and Technology and Innovation. Each committee is composed solely of independent directors as that term is defined in applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and the NYSE.

Each committee is composed solely of independent directors.	In addition, all members of the Compensation and Personnel Committee qualify as “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Each committee has a charter that describes the committee’s responsibilities. These charters are available under the “Governance” link at investors.carmax.com or upon written request to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

The table below lists the members and summarizes the responsibilities of the four committees.

Committee	Members	Membership Following the Annual Meeting	Responsibilities
Audit	Peter J. Bensen (Chair) Pietro Satriano Mitchell D. Steenrod	Peter J. Bensen (Chair) James Kessler Robert T. O’Shaughnessy Pietro Satriano
The Audit Committee assists in the Board’s oversight of:

•the integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•the independent auditors’ qualifications, performance, and independence; and
•the performance of our internal audit function.

The Audit Committee retains and approves all fees paid to the independent auditors, who report directly to the Committee. Each member of the Audit Committee is financially literate, with Mr. Bensen considered an audit committee financial expert under the standards of the NYSE and the SEC.

The Audit Committee’s report to shareholders can be found on page 23.

Compensation and Personnel	Mark F. O’Neil (Chair) Sona Chawla Shira Goodman (member from December 1, 2025 until March 16, 2026) David W. McCreight (member until December 1, 2025 and resumed as of March 16, 2026)	Mark F. O’Neil (Chair) Sona Chawla David W. McCreight
The Compensation and Personnel Committee assists in the Board’s oversight of:

•our executive compensation philosophy;
•our executive and director compensation programs, including related risks;
•salaries, short- and long-term incentives, and other benefits and perquisites for our CEO and other executive officers, including any severance agreements;
•the administration of our incentive compensation plans and all equity-based plans;
•management succession planning, including for our CEO;
•our strategy, policies, and practices related to human capital management, including talent management, and associate engagement; and
•our policies with respect to the recovery or “clawback” of compensation granted.

The Compensation and Personnel Committee has sole authority to retain and terminate its independent compensation consultant, as well as to approve the consultant’s fees.

The Compensation and Personnel Committee’s report to shareholders can be found on page 45.

Nominating and Governance	Shira Goodman (Chair) Marcella Shinder Mitchell D. Steenrod	Marcella Shinder (Chair) David W. McCreight Mark F. O’Neil
The Nominating and Governance Committee assists in the Board’s oversight of:

•Board organization and membership, including by identifying individuals qualified to become members of the Board, considering director nominees submitted by shareholders, and recommending director nominees to the Board;
•corporate and social responsibility as well as environmental and sustainability matters;
•our government affairs activities; and
•our corporate governance guidelines.

Technology and Innovation	Sona Chawla (Chair) Mark F. O’Neil Marcella Shinder	Sona Chawla (Chair) William C. Cobb Pietro Satriano Marcella Shinder
The Technology and Innovation Committee assists in the Board’s oversight of:

•our technology, omnichannel, digital, e-commerce, and innovation strategies;
•significant emerging technology, omnichannel, e-commerce, digital, innovation, and artificial intelligence trends;
•major technology-related project progress, budgets, and effectiveness;
•our development and commercial use of data assets, data science, machine learning, and artificial intelligence;
•CarMax’s intellectual property portfolio; and
•risks and exposures related to cybersecurity, data privacy, artificial intelligence, and business continuity matters.

Board and Committee Meetings

During fiscal 2026, our Board met 13 times and our Board committees met a combined 35 times. Each incumbent director attended 86% or more of the total number of meetings of the Board and the committees on which he or she served. The average attendance of all of our incumbent directors in fiscal 2026 was 95%. We expect our directors to attend the annual meeting of shareholders and all of our then-serving directors, except for Mr. Satriano, did so in 2025.

Our independent directors meet in executive session, without management present, at least once during each regularly scheduled Board meeting. Our lead independent director presides over these executive sessions. In addition, our non-management directors meet in executive session, also without management present, at least once during each regularly scheduled Board meeting. As chair, Mr. Folliard presides over these executive sessions. The table below lists the number of Board and committee meetings in fiscal 2026 and discloses each director’s attendance.

Director	Board	Audit	Compensation and Personnel	Nominating and Governance	Technology and Innovation
Peter J. Bensen	12	9*	—	—	—
Ronald E. Blaylock(a)	1	—	2	—	—
Sona Chawla	13	—	16	—	4*
Thomas J. Folliard	12*	—	—	—	—
Shira Goodman(b)	13	—	5	5*	—
David W. McCreight(c)	13	—	10	—	—
William D. Nash(d)	7	—	—	—	—
Mark F. O’Neil(e)	13	3	14*	—	3
Pietro Satriano	11	8	—	—	—
Marcella Shinder	13	—	—	5	4
Mitchell D. Steenrod(f)	13**	6	—	5	—
TOTAL MEETINGS	13	9	17	5	4
* Chair
** Lead independent director

(a)Mr. Blaylock did not stand for reelection at our 2025 annual shareholders meeting.
(b)Ms. Goodman served on the Compensation and Personnel Committee from December 1, 2025, until March 16, 2026. Ms. Goodman is not standing for reelection at this year’s annual meeting.
(c)Mr. McCreight was named chair of the Compensation and Personnel Committee on June 24, 2025, replacing Mr. Blaylock. In light of his service as Interim CEO, Mr. McCreight stepped down from the Compensation and Personnel Committee on December 1, 2025, and resumed membership on the Compensation and Personnel Committee on March 16, 2026.
(d)Mr. Nash resigned from the Board effective December 1, 2025.
(e)Mr. O’Neil was appointed to the Compensation and Personnel Committee effective June 24, 2025, and concurrently stepped down from the Audit Committee. Mr. O’Neil was named chair of the Compensation and Personnel Committee effective December 1, 2025, replacing Mr. McCreight.
(f)Mr. Steenrod was appointed to the Audit Committee effective June 24, 2025. Mr. Steenrod is not standing for reelection at this year’s annual meeting.

Selection of Directors

CRITERIA

The Board and the Nominating and Governance Committee believe that the Board should include directors with a wide range of experience and that directors should have, at a minimum, high integrity, sound judgment and significant experience or skills that will benefit the Company. The Committee considers a number of additional factors in assessing director nominees, including the current size of the Board, the particular challenges facing CarMax, the Board’s need for specific skills or perspectives, and the nominee’s character, reputation, experience, independence from management, and ability to devote the requisite time.
PROCESS

The Nominating and Governance Committee screens and recommends candidates for nomination by the Board. The Committee may consider input from several sources, including Board members, shareholders, outside search firms, and management. The Committee evaluates candidates in the same manner regardless of the source of the recommendation, using the criteria summarized above. Shareholders may send their recommendations for director candidates to the attention of our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

Our bylaws include proxy access provisions, which enable eligible CarMax shareholders to have their own director nominee included in the Company’s proxy materials along with candidates nominated by our Board. Our proxy access right permits an eligible shareholder, or a group of up to 20 shareholders, to nominate and include in CarMax’s proxy materials directors constituting up to 20% of the Board of Directors. To be eligible, the shareholder or shareholder group must have owned 3% or more of our outstanding capital stock continuously for at least three years and satisfy certain notice and other requirements set forth in our bylaws. Shareholders who wish to include director nominations in our proxy statement or nominate directors directly at an annual shareholders meeting must follow the instructions under “Shareholder Proposal Information.”

EVALUATION AND REFRESHMENT

In connection with the annual election of directors and at other times throughout the year, the Nominating and Governance Committee considers whether our Board has the right mix of skills and experience to meet the challenges facing CarMax. One of the processes that assists the Committee in its consideration is our Board’s annual evaluation process. The Board and each of its committees conducts a self-evaluation on an annual basis. In addition, the chair, lead independent director, and Committee preside over a periodic peer evaluation process in which each individual director completes an individual evaluation for each of the other directors. The collective comments of the directors are compiled and presented by the chair, or by the lead independent director, with respect to the chair’s evaluation, to the full Board for discussion. The results of these evaluations assist the Committee in determining both whether to nominate incumbent directors for reelection and whether to search for additional directors.

As part of its consideration, the Committee reviews both the age and tenure of incumbent directors. Our Board has adopted a mandatory director retirement policy providing that directors may not stand for reelection after reaching age 76. The Board may waive this limitation in appropriate circumstances.

The Nominating and Governance Committee also makes recommendations to the full Board for approval of all committee member assignments and considers rotating committee members from time to time. In fiscal 2026, the Board rotated the committee member assignments for three of its independent directors, including in connection with Mr. McCreight’s appointment as Interim CEO, which required temporarily removing Mr. McCreight from his role on the Compensation and Personnel Committee.

Key Board Responsibilities

BOARD’S ROLE IN SUCCESSION PLANNING

The Board oversees the recruitment, development, and retention of executive talent. As part of its oversight, the Board regularly reviews short- and long-term succession plans for the Chief Executive Officer and other executive officer positions.

The Board also considers its own succession. In doing so, the Nominating and Governance Committee and the Board take into account, among other things, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of skills, experience, and attributes that would be beneficial to the Board’s oversight role.

BOARD’S ROLE IN STRATEGIC PLANNING

The Board has oversight responsibility for our business strategy and strategic planning. While the formulation and implementation of CarMax’s strategic plan is primarily the responsibility of management, the Board plays an active role. This includes not only monitoring progress made in executing the strategic plan, but also regularly evaluating the strategy in light of evolving operating and economic conditions, shifts in market fundamentals, technology, and consumer preferences. The Board carries out its role primarily through regular reviews of the Company’s strategic plan and discussions with management, which include both broad-based presentations and more in-depth analyses and discussions of specific areas of focus. In addition, regular Board meetings throughout the year include presentations and discussions with management on significant initiatives implementing the strategic plan; developments affecting an area of the Company’s business; and trends, competition, and emerging challenges and opportunities. The Board also reviews the strategic plan, including actions taken and planned to implement the strategy, as part of its review and approval of the annual budget.

The Board’s oversight of risk management enhances the directors’ understanding of the risks associated with the Company’s strategic plan and its ability to provide guidance to and oversight of senior management in executing the Company’s strategy.

BOARD’S ROLE IN RISK OVERSIGHT

Taking reasonable and responsible risks is an inherent part of our strategy and is critical to achieving our strategic objectives. Our Board undertakes its responsibility to oversee risks to CarMax through a risk governance framework designed to:
•identify critical risks;
•allocate responsibilities for overseeing those risks to the Board and its committees; and
•evaluate the Company’s risk management processes.

The Board does not view risk in isolation. Rather, it considers risks in its business decisions and as part of CarMax’s business strategy. This consideration occurs in the ordinary course of the Board’s business and is not tied to any of the formal processes described below, although it is enhanced by those processes.

The following table describes the components of CarMax’s risk governance framework.

Assignment of Risk Categories to Board and its Committees	The Board has assigned oversight of certain key risk categories to either the full Board or one of its committees. For each category, management reports regularly to the Board or the assigned committee, as appropriate, describing CarMax’s strategies for monitoring, managing, and mitigating risks that fall within that category.

Examples of the risk categories assigned to each committee and the full Board are described below. This list is not comprehensive and is subject to change:
	▪	Audit Committee: oversees risks related to financial reporting, compliance and ethics, and legal and regulatory issues.
	▪	Compensation and Personnel Committee: oversees risks related to human resources and compensation practices.
	▪	Nominating and Governance Committee: oversees risks related to government affairs, CarMax’s reputation, social responsibility, and environmental and sustainability matters.
	▪	Technology and Innovation Committee: oversees risks related to information technology, cybersecurity, artificial intelligence, and business continuity.
	▪	Board: oversees risks related to the economy, competition, shareholder relations, finance, and strategy.
Enterprise Risk Management
Risk Committee: We have a management-level Risk Committee, which is chaired by Enrique Mayor-Mora, our Executive Vice President and Chief Financial Officer (“CFO”), and includes as members other leaders from across CarMax. The Risk Committee meets periodically to identify and discuss the risks facing CarMax.

Board Reporting: The Risk Committee delivers biannual reports to the Board identifying the most significant risks facing the Company.
Board Oversight: Each year Mr. Mayor-Mora, on behalf of the Risk Committee, discusses our process for identifying significant risks with the Audit Committee.
Other Processes that Support Risk Oversight and Management	The Board oversees other processes that are not intended primarily to support enterprise risk management, but that assist the Company in identifying and controlling risk. These processes include our compliance and ethics program, our internal audit function, pre-filing review of SEC filings by our management-level disclosure committee, and the work of our independent auditors.

We believe that our Board leadership structure supports the Board’s risk oversight function. Our chair, lead independent director, and committee chairs set agendas and lead meetings to ensure strong risk oversight, while our CEO and his management team are charged with managing risk.

Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy that applies to any transaction in which:
•CarMax or one of its affiliates is a participant;
•the amount involved exceeds $120,000; and
•the related person involved in the transaction (whether a director, executive officer, owner of more than 5% of our common stock, or an immediate family member of any such person) has a direct or indirect material interest.

We did not have any related person transactions in fiscal 2026.
A copy of our policy is available under the “Governance” link at investors.carmax.com. The Audit Committee is responsible for overseeing the Company’s policy and reviewing any related person transaction that is required to be disclosed pursuant to SEC rules.

In reviewing related person transactions, the Audit Committee considers, among other things:
•the related person’s relationship to CarMax;
•the facts and circumstances of the proposed transaction;
•the aggregate dollar amount involved in the transaction;
•the related person’s interest in the transaction, including his or her position or relationship with, or ownership in, an entity that is a party to, or has an interest in, the transaction; and
•the benefits to CarMax of the proposed transaction and, if applicable, the terms and availability of comparable products and services from unrelated third parties.

The Audit Committee will approve or ratify a related person transaction only if it determines that: (i) the transaction serves the best interests of CarMax and its shareholders; or (ii) the transaction is on terms reasonably comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We did not have any related person transactions in fiscal 2026.

Shareholder Outreach and Engagement

We believe that strong corporate governance should include engagement with our shareholders to enable us to understand and respond to shareholder concerns. Our senior management team, including our CEO, CFO, and members of our Investor Relations team, maintain regular contact with a broad base of investors, including through quarterly earnings calls, individual meetings, and other channels for communication, to understand their perspectives.

In addition, we have a proactive shareholder outreach program where we periodically engage with our shareholders and cover topics important to them, including our unique CarMax culture, board refreshment, director qualifications, cybersecurity, and executive compensation, among other topics. Our shareholder outreach program is led by a cross-functional team that includes members of our senior management team, and Investor Relations and Legal functions. Members of our Board are also involved, as appropriate. In fiscal 2026, we conducted proactive shareholder outreach and held meetings with shareholders representing a significant portion of our shareholder base.

In the past several years, multiple enhancements to our policies and practices have been informed by shareholder feedback. For example:

•This year’s significant Board refreshment resulted in part from constructive engagement with shareholders.
•Our Compensation and Personnel Committee implemented meaningful changes to the structure of our executive compensation program in fiscal 2025, including limiting our use of stock options to 50% of the fair value of our long-term incentive awards and returning to a three-year performance measurement period for performance stock units (or PSUs).
•Our Board of Directors established a Technology and Innovation Committee in 2021.
•We announced our commitment to achieving net zero GHG emissions by the end of 2050 and a 50% reduction in GHG emissions by the end of 2025, compared with a 2018 baseline. We accomplished our 50% reduction goal at the end of 2025.
•We committed to provide enhanced transparency regarding our corporate contributions for candidates for public office, as well as our membership in certain trade associations. We publish this information annually in our Responsibility Report.
•Our Board amended our Bylaws in January 2025 to establish an ability for eligible CarMax shareholders to call a special meeting of shareholders.

Shareholder Communication with Directors

Shareholders or other interested parties wishing to contact the Board or any individual director may send correspondence to CarMax, Inc., c/o Corporate Secretary, 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, or may send an e-mail to chair@carmax.com, which is monitored by John M. Stuckey, III, our Corporate Secretary. Mr. Stuckey will forward to the Board or appropriate Board member any correspondence that deals with the functions of the Board or its committees or any other matter that would be of interest to the Board. If the correspondence is unrelated to Board or shareholder matters, it will be forwarded to the appropriate department within the Company for further handling.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as CarMax’s independent registered public accounting firm for fiscal 2027. KPMG has served as our independent registered public accounting firm continuously since our separation from Circuit City Stores, Inc. (“Circuit City”) in fiscal 2003, and also served as Circuit City’s independent registered public accounting firm from the incorporation of CarMax, Inc. in 1996 through the separation. KPMG has been appointed by the Audit Committee to continue as CarMax’s independent registered public accounting firm for fiscal 2027. The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as CarMax’s independent registered public accounting firm is in the best interests of CarMax and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation, and oversight of the independent registered public accounting firm retained to audit CarMax’s financial statements. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of KPMG’s lead engagement partner and were directly involved in the selection of KPMG’s current lead engagement partner, whose period of service began in fiscal 2023. Furthermore, in order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Although we are not required to seek shareholder ratification, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its decision. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of CarMax and its shareholders.

We expect that representatives of KPMG will attend the annual shareholders meeting. They will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board recommends a vote FOR Proposal Two.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of CarMax’s Board of Directors by providing oversight of the integrity of the Company’s financial statements, the Company’s independent and internal auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually and is available under the “Governance” link at investors.carmax.com. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the establishment of effective internal control over financial reporting. KPMG, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of CarMax’s audited financial statements with generally accepted accounting principles and on the effectiveness of CarMax’s internal controls over financial reporting. In this context, the Audit Committee has met and held discussions with management, KPMG and the Company’s internal auditors, meeting 9 times in fiscal 2026.

Management represented to the Committee that the Company’s fiscal 2026 consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the fiscal 2026 consolidated financial statements with management and KPMG.

The Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including significant accounting policies and the quality, not just the acceptability, of the accounting principles utilized. The Committee has also received from KPMG the written disclosures and communications required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed with KPMG the firm’s independence. The Audit Committee concluded that KPMG is independent from the Company and management.

In reliance on these reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026, for filing with the SEC.

AUDIT COMMITTEE

Peter J. Bensen, Chair
Pietro Satriano
Mitchell D. Steenrod

AUDITOR FEES AND PRE-APPROVAL POLICY

Auditor Fees and Services
The following table sets forth fees billed by KPMG for fiscal 2026 and 2025.

	Years Ended February 28
Type of Fee	2026	2025
Audit Fees(a)	$3,215,382	$3,007,359
Audit-Related Fees(b)	806,000	696,000
Tax Fees(c)	82,500	112,481
TOTAL FEES	$4,103,882	$3,815,840
(a)This category includes fees associated with the annual audit of CarMax’s consolidated financial statements and the audit of CarMax’s internal control over financial reporting. It also includes fees associated with quarterly reviews of CarMax’s unaudited consolidated financial statements, and for services that are normally provided by accountants in connection with statutory and regulatory filings or engagement.
(b)This category includes fees associated with agreed-upon procedures and attestation services related to our financing and securitization program.
(c)This category includes fees associated with tax compliance, consultation and planning services.

Approval of Auditor Fees and Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. The Committee typically pre-approves specific types of audit, audit-related, tax services and other fees, together with related fee estimates, on an annual basis. The Committee pre-approves all other services on an individual basis throughout the year as the need arises. The Committee has delegated to its chair the authority to pre-approve independent auditor engagements in an amount not to exceed $50,000 per engagement. Any such pre-approvals are reported to and ratified by the entire Committee at its next regular meeting.

All audit, audit-related, tax services and other fees in fiscal 2026 were pre-approved by the Audit Committee or pre-approved by the chair pursuant to his delegated authority and subsequently ratified by the Audit Committee. In all cases, the Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of KPMG’s independence.

PROPOSAL THREE: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

We are asking you to approve an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement. This vote is commonly referred to as a “Say on Pay” vote and is required by Section 14A of the Securities Exchange Act of 1934. Although this resolution is not binding, we value your opinion and our Compensation and Personnel Committee will consider the outcome of this vote when making future decisions.

We believe our executive compensation program promotes the achievement of positive results for our shareholders, aligns pay and performance, and allows us to attract and retain the talented executives that drive our long-term financial success. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation program operates and how it is designed to achieve our compensation objectives. We also encourage you to review the “Summary Compensation Table,” Pay Versus Performance disclosure, and other compensation tables and narratives included in this proxy statement.

We have adopted a policy providing for an annual “Say on Pay” vote. Accordingly, we anticipate that the next advisory vote on the compensation of our named executive officers will occur in 2027.

Our Board recommends that, on an advisory basis, shareholders vote in favor of the following resolution:

RESOLVED, that the compensation of the named executive officers of CarMax, Inc. (“Company”), as disclosed in the Company’s 2026 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion that accompanies the compensation tables, is hereby APPROVED.

The Board recommends a vote FOR Proposal Three.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation and Personnel Committee (the “Committee”) oversees an executive compensation program that is intended to drive the creation of long-term shareholder value while attracting, retaining and motivating executives to drive that long-term success. This section describes that program and details the compensation earned by our interim CEO, our CFO, our three other most highly compensated executive officers, and our former CEO. We refer to these individuals, listed below, as our “named executive officers” or “NEOs.” Our NEOs as of February 28, 2026 were the following.

David W. McCreight	Interim President and Chief Executive Officer. Mr. McCreight served as Interim President and Chief Executive Officer effective December 1, 2025, until March 16, 2026. Mr. McCreight is also a member of our Board.
Enrique N. Mayor-Mora	Executive Vice President and Chief Financial Officer. Mr. Mayor-Mora joined CarMax in 2011 and was promoted to his current position in 2022.
Charles Joseph Wilson	Executive Vice President and Chief Operating Officer. Mr. Wilson joined CarMax in 1995 and was promoted to his current position in 2022.
Diane L. Cafritz	Executive Vice President and Chief Innovation and People Officer. Ms. Cafritz joined CarMax in 2003 and was promoted to her current position in 2024.
Shamim Mohammad	Executive Vice President and Chief Information and Technology Officer. Mr. Mohammad joined CarMax in 2012 and was promoted to his current role in 2021.
William D. Nash	Former President and Chief Executive Officer. Mr. Nash served as President and Chief Executive Officer and member of our Board from 2016 to November 2025.

Executive Summary

LEADERSHIP TRANSITION

We implemented a significant shift in our leadership team this year as CarMax navigates a period of transformation. The Compensation and Personnel Committee undertook a thorough process to ensure appropriate compensation decisions were made to support this shift. On November 4, 2025, Mr. Nash was involuntarily terminated without cause from his position as President and Chief Executive Officer and resigned from our Board, effective December 1, 2025. Mr. Nash is receiving separation benefits in accordance with his Amended and Restated Severance Agreement with the Company. These benefits are described below in the section titled “Potential Payments Upon Termination or Change-in-Control.”

Also on November 4, 2025, the Board appointed Mr. McCreight, a current director of the Board, as Interim President and Chief Executive Officer (“Interim CEO”) and Thomas J. Folliard, who was serving as its non-executive Chair, as Interim Executive Chair of the Board, each effective December 1, 2025.

For Mr. McCreight’s service as Interim CEO, the Committee approved an annual base salary at a rate of $1,200,000 per year and a one-time grant of stock-settled restricted stock units (“RSUs”) with a grant date fair value of approximately $3,600,000 under the Company’s 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”). Based upon his four months of service as our Interim CEO, Mr. McCreight vested in one-third of this RSU award and the remainder of the award was forfeited. While Mr. McCreight served as Interim CEO, he did not receive separate compensation for his service as a member of the Board. In determining Mr. McCreight’s compensation for his service as Interim CEO, the Committee considered, among other things, the interim nature of the role, the expected time commitment for the role, and the market competitiveness and mix of compensation elements of the proposed compensation package. The Committee also benchmarked Mr. McCreight’s compensation for Interim CEO service with other interim chief executive officers to align with market practice.

In February 2026, the Board appointed Keith Barr as President and Chief Executive Officer and a member of the Board, effective March 16, 2026. For Mr. Barr’s service as CEO, in consideration of the competitive market for CEO talent and compensation and to align his interests with shareholders, the Committee approved the following: (a) an annual base salary of $1,250,000; (b) an annual target bonus equal to 175% of his base salary; (c) a one-time sign-on grant of stock-settled RSUs with a target grant date fair value of $1,000,000, which vests on March 16, 2027; (d) a one-time sign-on grant of options to purchase common stock with a grant date fair value of $1,000,000, which vests ratably over a four-year period; (e) in connection with our annual equity award program (which was revised as described below under “Looking Forward to Fiscal 2027”), (i) a grant of performance-based restricted stock units with a target grant date fair value of $3,500,000, which vests on the third anniversary of the grant date, and (ii) a grant of stock-settled market stock units (“MSUs”) with a target grant date fair value of $3,500,000, which vests on the third anniversary of the grant date; and (f) use of our corporate aircraft for personal use, subject to a $200,000 cap per fiscal year. Mr. Barr also entered into a severance agreement with the Company substantially in the form of the severance agreements that certain of our NEOs entered on March 1, 2026 (as described under “Potential Payments Upon Termination or Change-in-Control”), except that if we terminate Mr. Barr’s employment for any reason other than for “cause” or Mr. Barr terminates his employment for “good reason,” then he will be entitled to, among other things, two times the sum of his base salary and his target annual bonus, payable in 52 biweekly installments. The Committee determined that these severance provisions were appropriate to attract Mr. Barr to the role given the competitive market for CEO-level talent and consistent with the severance protections provided to chief executive officers among the Company’s peer group. In determining Mr. Barr’s compensation package, the Committee considered, among other things, Mr. Barr’s experience, the mix and relative values of compensation elements, peer group benchmarks, and the prior pay arrangements of each of Mr. Nash and Mr. Barr.

SUMMARY OF FISCAL 2026 COMPENSATION ACTIONS FOR OUR NAMED EXECUTIVE OFFICERS

The following chart summarizes the other key compensation actions for fiscal 2026:

Compensation Element	Committee Determinations	Why We Made These Determinations
Base Salary	Base salary increases of 3% (however, no increase to former CEO base salary).	The increases were made in connection with broad-based base salary increases.
Annual Incentive Bonus	30% payout. No changes to the target percentage for NEOs.
The Committee set bonus goals for fiscal 2026 that were intended to drive the Company’s financial performance, market share growth, and operational execution. Only the operational goals were achieved for fiscal 2026.

Long-Term Equity Awards
Continued use of Performance Stock Units (“PSUs”) with a three-year performance period and stock options. The Committee increased the equity awards on an economic value basis from the prior year for the NEOs (no changes to the economic value for our former CEO). The economic value increased by $250,000 for Mr. Mayor-Mora, Mr. Wilson, Ms. Cafritz, and Mr. Mohammad.

For the one-third tranche of the fiscal 2024 PSUs applicable to fiscal 2026, the Committee set a one-year goal tied to pre-tax income. Year three of the fiscal 2024 PSUs earned 0% of target based on the fiscal 2026 performance goals set by the Committee. The final payout multiplier for the fiscal 2024 PSUs, taking into account performance for all three years, was 66%.

In fiscal 2026, like in fiscal 2025, we granted our NEOs two forms of long-term equity awards, PSUs and stock options, to tie their long-term compensation directly to the Company’s stock price and to drive the achievement of our strategic goals.

In addition, in light of its review of benchmarking data and individual performance, the Committee determined to increase the economic value of the equity awards for all NEOs (other than our former CEO) from the prior year.

Following the Committee’s annual compensation determinations in early fiscal 2026, Ms. Cafritz was awarded additional compensation in connection with the departure of an executive officer in May 2025. Ms. Cafritz assumed significant new areas of management responsibility, including oversight of the Edmunds organization, corporate and business development, data science and artificial intelligence, and corporate strategy. In connection with these increased responsibilities, the Committee approved the following adjustments to Ms. Cafritz’s compensation in May 2025:

•a base salary increase of 9% to $700,000, and
•a one-time award of stock options and MSUs with an aggregate grant date fair value of $200,000.

LOOKING FORWARD TO FISCAL 2027

At its March 2026 meeting, the Committee determined to change the equity award mix of fiscal 2027 long-term equity awards by replacing stock option awards with stock-settled MSUs, resulting in an equity award mix of 50% PSUs and 50% MSUs.

In determining the long-term incentive mix for fiscal 2027, the Committee undertook a comprehensive evaluation of the efficiency and effectiveness of stock options as a component of our long-term incentive program. As part of this evaluation, the Committee considered share usage from the Company’s equity incentive plan, dilution for shareholders, equity overhang, the motivation and retention of our executives, and the continued alignment of executive interests with shareholders’ interests.

The Committee determined that replacing stock options with MSUs would better serve these objectives. Stock options, while effective in linking executive compensation to stock price appreciation, require a greater number of shares to deliver equivalent compensation value compared to full-value awards, thereby contributing to higher share usage and increased dilution for shareholders. The Committee noted that transitioning to MSUs would enable the Company to deliver competitive long-term incentive compensation while using fewer shares from the Stock Incentive Plan, mitigating dilution to shareholders. The Committee believes this more efficient use of equity plan shares is in the best interests of our shareholders.

The Committee also considered the importance of ensuring that our long-term incentive awards continue to serve as an effective retention tool and appropriately motivate our executives to focus on CarMax’s long-term strategic goals. While stock options have no value if CarMax’s stock price does not rise above the strike price, MSUs retain some value across stock price outcomes, which the Committee believes enhances their effectiveness as a retention tool. At the same time, MSUs are designed to maintain strong alignment with shareholder interests because the number of shares ultimately earned is leveraged based on CarMax’s absolute stock price change over the performance period. If our stock price decreases, executives will earn fewer shares than the target number of MSUs granted; conversely, if our stock price increases, executives will earn additional shares, up to a maximum of 200% of the granted shares. This leveraged design ensures that executives have a meaningful stake in stock price performance — earning more when shareholder value increases and less when it declines — while providing greater retention value than stock options in a declining stock price environment.

Based on these considerations, the Committee determined that transitioning to a PSU and MSU-based program enhances the efficiency of equity utilization, continues to promote the alignment of management and shareholder interests, supports our pay-for-performance philosophy, and better aligns the executive officer cohort with the broader equity-eligible population.

How We Make Compensation Decisions

The Committee oversees our executive and director compensation programs and determines all executive officer and director compensation.

COMPENSATION PHILOSOPHY, OBJECTIVES, AND GOVERNANCE

What We Do	What We Do Not Do
Pay for Performance: We reward performance that meets predetermined goals. A significant portion of our NEOs’ (including our CEO’s) compensation is based on Company performance.	No excessive perquisites: We do not pay NEOs excessive perquisites.
Clawback Policy: CarMax has adopted a clawback policy, requiring the Company to cancel and recoup granted, vested or paid incentive-based compensation, wholly or partly, with a look-back period of three years in the event of a required accounting restatement of any Company financial statement.

No Single-Trigger Change-in-Control Benefits: An Executive Officer may receive change-in-control benefits only upon both (1) a change-in-control and (2) a qualifying termination of employment occurring within a specified timeframe of the change-in-control.

Rigorous stock ownership requirements: Executive officers are required to own CarMax stock worth two to six times their base salary (depending on position).	No hedging and pledging: Under our Policy Against Insider Trading, executive officers are prohibited from hedging and pledging CarMax stock.
Challenging incentive targets: Targets for incentive awards are set at the beginning of the performance period, taking into consideration our business strategy and operating goals.	No repricing: We do not reprice stock option awards.
Risk mitigation: Our compensation programs include balanced performance metrics, clawback provisions, and an oversight process to identify risk.

CarMax has a pay-for-performance philosophy. The Committee believes that the best way to implement this philosophy is by tying a significant portion of our executives’ total direct compensation to the attainment of our financial goals and multi-year stock price appreciation. In fiscal 2026, an average of 85% of the target total direct compensation of our former CEO Mr. Nash and other non-CEO named executive officers was attributable to annual incentive bonus and long-term equity award compensation and therefore directly tied to CarMax performance.

The Committee has established the following objectives for our executive compensation program:
•Align the interests of executive officers with the financial interests of our shareholders.
•Encourage the achievement of our key strategic, operational and financial goals.
•Link incentive compensation to Company and stock price performance, which the Committee believes promotes a unified vision for senior management and creates common motivation among our executives.
•Attract, retain and motivate executives with the talent necessary to drive our long-term success.
•Provide the Committee the flexibility to respond to the continually changing environment in which we operate.

The key elements of our executive compensation program are base salaries, annual incentive bonuses and long-term equity awards. The Committee generally makes determinations regarding long-term equity awards, base salaries and annual incentive bonuses at its March and April meetings. The Committee makes decisions regarding each element of pay to further the objectives described above. The specific ways in which each element of compensation supports these objectives are described below.

The Committee recognizes the impact that an adjustment to one element of compensation may have on other elements. For example, an increase in an officer’s base salary will result in a larger target annual incentive amount since that amount is determined as a percentage of base salary. Although the Committee considers these relationships between the various elements of compensation — and also considers each executive officer’s total compensation — decisions regarding any one element of compensation are not determinative of decisions regarding other elements.

The Committee generally considers the value of stock-based compensation as an element of our executive compensation program at the time of grant of an equity award, not at the time of exercise or vesting. Accordingly, the Committee does not take into account the realized value of long-term equity compensation when determining future compensation. The realized value of these equity awards bears a direct relationship to the Company’s stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our shareholders.

COMPENSATION CONSULTANT

The Committee engages a compensation consultant to obtain access to independent compensation data, analysis and advice. The Committee retained Semler Brossy to assist it while making decisions regarding the compensation of our executive officers for fiscal 2026. Under its charter, the Committee has the sole authority to hire, oversee and terminate compensation consultants, as well as to approve compensation consultant fees and any other terms of the engagement.

The Committee has retained an independent compensation consultant.	Committee members have direct access to the compensation consultant without going through management. Semler Brossy did not provide any services to CarMax other than those it provided to the Committee.

The Committee assesses its compensation consultant’s independence annually. It assessed Semler Brossy’s independence under SEC and NYSE standards in April 2025 and April 2026 and concluded that Semler Brossy was independent.

When assessing its compensation consultant’s independence, the Committee considers, among other factors:
•whether the consultant provided other services to CarMax;
•the amount of fees paid by CarMax to the consultant as a percentage of the consultant’s total revenue;
•the consultant’s policies and procedures designed to prevent conflicts of interest;
•any business or personal relationship between the individuals advising the Committee and any Committee member;
•any CarMax stock owned by the individuals advising the Committee; and
•any business or personal relationship between the individuals advising the Committee, or the consultant itself, and an executive officer of CarMax.

The Committee’s compensation consultant frequently attends Committee meetings and provides analysis and recommendations that inform the Committee’s decisions. Semler Brossy assisted the Committee in fiscal 2026 by analyzing and providing recommendations with regard to total direct compensation for the Company’s Interim CEO, former CEO, Interim Executive Chair, the new CEO as of March 16, 2026, and executive and senior vice presidents, including the other named executive officers. Semler Brossy also assisted the Committee by providing general compensation advice, including analysis related to potential incentive plan design changes, the composition of our peer group and non-employee director pay.

MANAGEMENT’S ROLE

Although management does not have any decision-making authority regarding compensation of executive officers, our CEO generally assists the Committee by recommending base salary levels, annual incentive bonus objectives and targets, and individual long-term equity awards for executives other than the CEO. Management also assists the Committee with the preparation of meeting agendas and prepares materials for those meetings as directed by the Committee.

The Committee has not delegated any authority with respect to the compensation of our executive officers and directors. The Committee, however, has delegated limited authority to our CEO and CFO to grant long-term equity awards to our non-executive officer employees between regularly scheduled Committee meetings in an amount not to exceed 75,000 shares or units. These awards are subject to our Employee Equity Grant Policy, which is available under the “Governance” link at investors.carmax.com. The Committee’s practice is to review and ratify any such grant at its next regularly scheduled meeting.

Notwithstanding the Committee’s use of outside advisers and management’s participation in the executive compensation process, the Committee makes all executive compensation decisions using its own independent judgment.

SHAREHOLDER SUPPORT OF OUR 2025 “SAY ON PAY” VOTE

At the 2025 annual shareholders meeting, our shareholders approved our executive compensation program, with approximately 88% of the votes cast in favor of the program. This represented a significant majority of our shareholders and the Committee was pleased with the response, which follows a similarly strong result at the 2024 meeting when approximately 90% of the votes were cast in favor of the program. The Committee actively monitors shareholder feedback and support of the Company’s pay practices, and has a demonstrated record of taking these sentiments into consideration when making executive compensation decisions, as described under “Shareholder Outreach and Engagement” on page 21.

PEER GROUP

Each year, generally in January, in consultation with the independent compensation consultant, the Committee reviews market compensation data provided by its independent consultant to determine whether the compensation opportunities of the named executive officers are appropriate and competitive.

In January 2025, the Committee used the following peer group of companies to assess the market competitiveness of the fiscal 2026 compensation disclosed in this proxy statement. When conducting its review of the peer group in January 2025, the Committee decided to remove eBay Inc. as a result of Mr. Nash’s service on eBay Inc.’s Board of Directors. The peer group was constructed based on a broad set of financial and market characteristics, including revenue, market capitalization, net income, revenue growth, and assets, with emphasis placed on the overall profile rather than any individual metric. These peers are generally comparable retailers or direct competitors.

Advance Auto Parts, Inc.	Kohl’s Corporation
AutoNation, Inc.	Lowe’s Companies, Inc.
AutoZone, Inc.	Macy’s, Inc.
Best Buy Co., Inc.	Ross Stores, Inc.
Dick’s Sporting Goods, Inc.	The Sherwin-Williams Company
Dollar General Corporation	Target Corporation
Dollar Tree, Inc.	The TJX Companies, Inc.
The Gap, Inc.	Tractor Supply Company
Genuine Parts Company

The Committee reviews the peer group at least annually.

BENCHMARKING

The Committee considers a blend of peer group data and broader survey data in benchmarking compensation. For fiscal 2026, in addition to the peer group, the Committee considered national compensation surveys produced by Equilar and Willis Towers Watson with a focus on executives within the retail/wholesale and automotive industries.

The Committee believes that this mix of data provides the most comprehensive view of executive compensation practices at companies with whom we compete for talent and allows the Committee to ensure that CarMax continues to provide appropriate and competitive compensation. This mix of data also allows the Committee to obtain broader market context with regard to certain positions that may not exist in a comparable form at every company in our peer group or that may not be classified as a named executive officer at every company in our peer group.

The Committee uses peer group and broader survey data as one of many factors in making compensation decisions and does not target named executive officers’ total direct compensation, or any specific element of compensation, at a specific percentile of the peer group/survey data. Other factors include individual performance, CarMax performance, tenure, internal pay equity and succession planning.

The Committee generally uses the 50th percentile of the blended peer/survey data as a reference in setting the base salaries and target annual incentive bonus opportunities of our named executive officers. The Committee uses long-term equity awards that are tied to objective performance metrics to further reward executive officers when CarMax performs well. If the Company delivers sustained performance gains, these long-term equity awards are targeted to provide an opportunity for total direct compensation beyond the 50th percentile of the blended peer/survey data. However, if the sustained performance goals are not achieved, these compensatory opportunities will not be realized.

What We Pay and Why: Elements of Compensation

The key elements of compensation for our named executive officers are base salary, an annual incentive bonus and long-term equity awards. Together, these elements make up total direct compensation.

Base Salary	+	Annual Incentive Bonus	+	Long-Term Equity Awards	=	Total Direct Compensation

This section describes these elements and details the amounts of each earned by our named executive officers in fiscal 2026.

COMPENSATION MIX

As our executives assume more responsibility, we generally increase the percentage of their compensation that is performance-based. We do not have a pre-established policy or target for allocation between specific compensation components. However, the following charts, which exclude our Interim CEO, show that the significant majority of target annual total direct compensation for both our former CEO and our other named executive officers as a group is determined by our performance. The following charts and tables reflect the target total direct compensation (i.e., fiscal 2026 base salary, target annual incentive bonus and long-term equity grants) set by the Committee (as adjusted in May 2025 with respect to Ms. Cafritz).

The table below illustrates how the target total direct compensation set by the Committee for each of our named executive officers was allocated between performance-based and fixed compensation for fiscal 2026 (as adjusted in May 2025 with respect to Ms. Cafritz), as well as the breakdown of performance-based compensation that was based on annual and long-term Company performance.

	Percentage of Target Total Direct Compensation		Percentage of Target Performance-Based Compensation
	Performance- Based	Fixed	Annual	Long- Term
David W. McCreight	75%	25%	—	100%
Enrique N. Mayor-Mora	78%	22%	27%	73%
Charles Joseph Wilson	79%	21%	25%	75%
Diane L. Cafritz	80%	20%	24%	76%
Shamim Mohammad	79%	21%	25%	75%
William D. Nash	91%	9%	17%	83%

BASE SALARY

We pay competitive base salaries to retain key officers and to attract the new talent necessary for our long-term success. An executive officer’s base salary generally reflects the officer’s responsibilities, tenure and job performance, as well as the market for the officer’s services. The Committee reviews officer base salaries every year, generally in March, and sets the base salary for newly appointed executive officers on their promotion. When the Committee reviews base salaries, it considers the reports and advice provided by its independent compensation consultant and the peer group and survey data described above, as well as the recommendations provided by our then-serving CEO (except when setting the CEO’s base salary).

In March 2025, the Committee reviewed Mr. Nash’s compensation and determined that his base salary was appropriately positioned relative to benchmarking data. Mr. Mayor-Mora, Mr. Wilson, Ms. Cafritz, and Mr. Mohammad were awarded 3% increases to their base salaries, which were consistent with the base salary increases awarded generally to our salaried associates. Ms. Cafritz was subsequently awarded another salary increase in 2025 in connection with an expansion to her role, as set forth under “Summary of Fiscal 2026 Compensation Actions for Our Named Executive Officers” above.

The following chart shows the fiscal 2025 base salary of each named executive officer that was carried over into fiscal 2026 and the annual base salary approved by the Committee in March that became effective in April. Mr. McCreight’s annual base salary was approved by the Committee in November 2025 in connection with his appointment as Interim CEO.

Name	Fiscal 2025 Base Salary ($)	Fiscal 2026 Base Salary ($)	Percentage Increase in Base Salary (%)
David W. McCreight(a)	—	1,200,000	—
Enrique N. Mayor-Mora	776,104	799,387	3
Charles Joseph Wilson	700,000	721,000	3
Diane L. Cafritz(b)	625,931	644,709	3
Shamim Mohammad	625,931	644,709	3
William D. Nash(a)	1,231,776	1,231,776	—
(a) As presented in the Summary Compensation Table for Fiscal 2026 in the “Compensation Tables” section below, the total combined base salary paid to Mr. Nash and Mr. McCreight during fiscal 2026 for their service as the Company’s CEO and Interim CEO, respectively, was $1,227,216.
(b) In connection with the increase in Ms. Cafritz’s responsibilities in May 2025, the Committee increased her base salary by 9% to $700,000.

ANNUAL INCENTIVE BONUS

We pay annual incentive bonuses to drive the achievement of CarMax’s financial and strategic goals. The amount of the annual incentive bonus depends on our performance as measured against objective performance goals established by the Committee each fiscal year. Bonuses are not guaranteed.

We calculate bonuses using the following formula:

Base Salary	x	Target Percentage of Base Salary	x	Performance Adjustment Factor	=	Annual Incentive Bonus

Base salaries, which are the first component of this formula, are discussed above. The “target percentage of base salary” is an individual’s incentive bonus target expressed as a percentage of base salary. This percentage differs among our named executive officers depending on their level of responsibility. In January 2025, the Committee, in consultation with Semler Brossy, reviewed target percentages for our executive officers. In March 2025, the Committee decided to keep the target percentage of base salary unchanged from the prior fiscal year.

The last component of the bonus formula — the “performance adjustment factor” — is a percentage representing the Company’s success in meeting the performance goals set by the Committee each fiscal year.

The following narrative describes how the Committee applied this formula in fiscal 2026.

Performance Measures, Related Targets, and Performance Against Targets

The Committee set the performance goals in April 2025, during the first quarter of fiscal 2026. The Committee adopted three sets of goals, each intended to drive key short-term strategic imperatives for the year. Specifically, the goals were intended to drive the Company’s fiscal 2026 financial performance, market share growth, and operational execution (in the form of metrics focused on retail, supply, service operations and logistics, and finance). The goals, relative weights set by the Committee, and the Committee’s assessment of performance against targets, were as follows:

Goal	Description	Achievement Against Targets
Earnings Before Interest and Taxes, or EBIT 55% of performance goal
50% of this goal would be achieved with EBIT performance of $790 million.

100% of this goal would be achieved with EBIT performance of $832 million to $874 million.

Note that the Committee determined to exclude from EBIT the impact of any unrealized gains or losses on equity investments in private companies (or companies in which CarMax initially invested while that company was private but had subsequently gone public) as well as other significant non-cash gains or losses that are non-recurring in nature; however, the Committee determined to include in EBIT the realized gains and losses in those investments to the extent that such gains or losses were realized in fiscal 2026. The Committee also provided that it may make additional adjustments to EBIT to account for (i) business results from acquisitions and divestitures, (ii) costs and any other non-recurring items related to acquisition and divestiture activity, and (iii) the impact of tariffs and unanticipated regulatory and policy changes.
For fiscal 2026, the Company achieved $635 million in EBIT, which represents $247 million in earnings increased by: (i) $136 million in income tax provision; (ii) $110 million in interest expense; and (iii) $141 million in non-cash losses related to a goodwill impairment. Accordingly, the Committee awarded none of the 55 percentage points for this goal.
Market Share 15% of performance goal	For calendar 2025, increase the Company’s market share of nationwide age 0- to 10-year old vehicles sold.

50% of this goal would be achieved with a calendar 2025 market share of 3.75%.

100% of this goal would be achieved with a calendar 2025 market share of 3.89%.
We estimate our calendar year 2025 market share was 3.6%. Accordingly, the Committee awarded none of the 15 percentage points for this goal.

Operational Execution 30% of performance goal
Retail Metric (worth 7.5 percentage points): Complete the rollout of our modernized vehicle title hub solution to 100% of stores.

Supply Metric (worth 7.5 percentage points): Expand the appraisal pick-up offering to 100% of stores offering alternative delivery options.

Service Operations and Logistics Metric (worth 7.5 percentage points): Expand optimized logistics planning capability to 80% of markets.

Finance Metric (worth 7.5 percentage points): Develop and expand our MaxCare+ offering to 30% of stores.
In fiscal 2026, we achieved each of the operational metrics as follows:
(i) Retail metric: the Committee determined 100% (7.5 percentage points) of this goal to have been achieved.
(ii) Supply metric: the Committee determined 100% (7.5 percentage points) of this goal to have been achieved.
(iii) Service operations and logistics metric: the Committee determined 100% (7.5 percentage points) of this goal to have been achieved.
(iv) Finance metric: the Committee determined 100% (7.5 percentage points) of this goal to have been achieved.

Select Performance Adjustment Factors

When it approved the foregoing goals, the Committee also determined that the performance adjustment factor would be between 0% and 100%, with the final performance adjustment factor being determined by the Committee in reference to the approved performance goals and their respective weightings. The Committee approved a bonus multiplier to enable the performance adjustment factor to exceed 100%. Assuming EBIT performance exceeded $918 million, the performance adjustment factor would be increased by 50%, and if it exceeded $944 million, it would be increased by 100%, thereby providing a maximum potential performance adjustment factor of 200%. For amounts falling in between EBIT performance of $874 million and each of the bonus adjustment thresholds, the performance adjustment factor would be determined using straight-line interpolation. Given the Company’s fiscal year EBIT performance for fiscal 2026, no bonus multiplier was applied to the fiscal 2026 annual incentive bonus performance adjustment factor.

Determine Payout

In considering the Company’s achievement of the three goal categories as set forth above, the Committee set the fiscal 2026 annual incentive bonus performance adjustment factor at 30%.

Mr. McCreight was not eligible to receive a bonus for his service as Interim CEO. The following table shows each named executive officer’s base salary, incentive target percentage of base salary, and target and maximum bonus amounts. The table also shows each officer’s actual fiscal 2026 bonus.

Name	Base Salary ($)	Incentive Target Percentage (%)	Target Incentive Amount ($)	Actual Fiscal 2026 Incentive Bonus ($)	Maximum Incentive Amount ($)
Enrique N. Mayor-Mora	799,387	95	759,418	227,825	1,518,835
Charles Joseph Wilson	721,000	95	684,950	205,485	1,369,900
Diane L. Cafritz(a)	700,000	95	665,000	196,435	1,330,000
Shamim Mohammad	644,709	95	612,474	183,742	1,224,947
William D. Nash(b)	1,231,776	175	2,155,608	487,226	4,311,216

(a) Ms. Cafritz’s bonus amount was calculated based on the number of days of the fiscal year during which her base salary was $644,709 and the number of days of the fiscal year during which her base salary was $700,000.
(b) Pursuant to his severance agreement, Mr. Nash was eligible to receive a 75% pro rata portion of his fiscal 2026 bonus.

The Committee sets robust performance targets for our annual incentive plan to drive achievement of CarMax’s financial goals. For the last five fiscal years, our average performance adjustment factor has been 98.1% (30.0%, 159.9%, 66.4%, 48.7%, and 185.6% for fiscal 2026, 2025, 2024, 2023, and 2022, respectively), meaning that, on average for the past five years, we have paid our named executive officers an annual incentive bonus of 98.1% of their respective target incentive amounts for achievement against the targets established by the Committee.

The Committee determines all incentive bonuses in accordance with the Annual Performance-Based Bonus Plan (the “Bonus Plan”). The plan provides that the maximum amount payable to any one individual in any one fiscal year is $10 million. However, in fiscal 2026, the Committee limited the maximum performance adjustment factor to 200%, ensuring that Mr. Nash’s bonus could not exceed $4,311,216.

LONG-TERM EQUITY AWARDS

We grant long-term equity awards to tie our executives’ long-term compensation directly to CarMax’s stock price and to drive the achievement of our strategic goals. We also believe that long-term equity awards are an important retention tool. These awards are made consistent with our Employee Equity Grant Policy, which is available under the “Governance” link at investors.carmax.com.

In March 2025, we granted our named executive officers two forms of long-term equity awards: stock options and PSUs. Options accounted for 50% and PSUs accounted for 50% of the fair value awarded (with target performance achievement assumed for PSUs, for purposes of the PSU fair valuation). All of our long-term equity grants were made pursuant to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (“Stock Incentive Plan”).

Stock Options

Each option represents the right to purchase one share of our common stock at the exercise, or “strike,” price. The strike price is equal to the closing price of our common stock on the grant date. Our option awards generally vest in 25% increments over four years. The awards expire on the seventh anniversary of the grant date.

We believe that granting stock options supports our pay-for-performance philosophy by aligning management and shareholder interests. If our stock price does not rise, the options have no value. In addition to promoting alignment of management and shareholder interests, the four-year vesting schedule and seven-year exercise term of our options ensures that our executives are appropriately focused on CarMax’s long-term strategic goals. This vesting schedule also serves as a retention tool.

Performance Stock Units

PSUs are designed to link compensation to the Company’s performance over a three-year period. In fiscal 2025, we returned to a three-year PSU performance measurement period, with three-year performance goals established at the start of the performance measurement period. The PSUs granted in fiscal 2026 have a three-year term (meaning that they will not vest until the third anniversary of the awards), with the Committee establishing a three-year cumulative pre-tax income goal at the beginning of the three-year period. Depending on the Company’s achievement of the performance goal, PSUs represent the right to receive between 0% and 200% of a targeted number of shares of our common stock. The threshold multiplier for the cumulative pre-tax income goal is 50%. The target multiplier is 100% and the maximum multiplier is 200%. The multiplier is determined using straight-line interpolation for performance that falls between the threshold and the target or between the target and the maximum. If the threshold performance goal is not achieved, none of the shares will be paid. The number of shares ultimately delivered to each PSU holder will be determined based upon actual performance against the three-year goal.

The Committee considered PSUs to be a key component of our pay-for-performance philosophy in fiscal 2026 because the PSUs directly tie equity payments to a measure of CarMax’s cumulative pre-tax income that the Committee believes to be an appropriate reflection of the Company’s performance. In addition, similar to our stock options, a PSU’s multi-year vesting schedule operates as a retention tool and ensures that our executives are appropriately focused on CarMax’s long-term strategic and financial goals.

In addition to establishing three-year goals for the fiscal 2026 PSUs, the Committee set goals for the one-third of the fiscal 2024 PSU awards applicable to fiscal 2026 performance. The Committee set a one-year goal that applies to one-third of the granted PSUs based on fiscal 2026 pre-tax income. Despite the annual performance goals for the fiscal 2024 PSUs, no shares are paid out until the PSUs vest, which generally occurs on the three-year anniversary of the grant date.

Award Determinations

In determining the value of long-term equity awards to grant, the Committee considered the named executive officer’s role at CarMax; benchmarking data; our recent financial performance; the performance of our common stock; the fair market value, expense and dilutive effect of any potential award; succession planning; and the importance of retaining the officer’s services. The Committee solicits the advice of Semler Brossy and, except with respect to the awards to our then-serving CEO, the opinion of the Company’s CEO. The CEO generally gives the Committee an initial recommendation for long-term equity awards for the other named executive officers. The Committee reviews this recommendation and makes its own independent determination.

Other Awards

Subsequent to the Committee’s annual determination and grant of stock options and PSUs for fiscal 2026, the Committee granted stock-settled RSUs to Mr. McCreight as described above under “Leadership Transition” and an award of stock options and MSUs to Ms. Cafritz as described below.

Stock-settled RSUs are restricted stock unit awards that are converted into one share of common stock for each unit granted. Conversion generally occurs at the end of a one-year vesting period, provided that, with respect to Mr. McCreight’s RSU award, pro-rata vesting was applied based upon the number of months served by Mr. McCreight as Interim CEO. The grant date fair values of stock-settled RSUs are based on the closing prices of our common stock on the grant dates. RSUs have no voting rights.

MSUs are restricted stock unit awards with market-based performance conditions that leverage the movement in the Company’s stock price, resulting in a higher risk/reward profile than stock-settled RSUs. MSUs are converted into between zero and two shares of common stock for each unit granted. Conversion generally occurs at the end of a three-year vesting period. The conversion ratio is calculated by dividing the average closing price of our stock during the final 40 trading days of the three-year vesting period by our stock price on the grant date, with the resulting quotient capped at two. This quotient is then multiplied by the number of MSUs granted to yield the number of shares awarded. The grant date fair values are determined using a Monte-Carlo simulation and are based on the expected market price of our common stock on the vesting date and the expected number of converted common shares. MSUs do not have voting rights.

Fiscal 2026 Long-Term Equity Awards

In fiscal 2025 and fiscal 2026, as noted below, the Committee approved stock option and PSU awards to our named executive officers as part of our annual long-term equity award process. Amounts for fiscal 2025 for Mr. McCreight and Ms. Cafritz are omitted as they were not named executive officers that year.

	Options, PSUs, MSUs, and RSUs Granted in Fiscal 2026			Options and PSUs Granted in Fiscal 2025
Name	Grant Date Fair Value of Stock Options ($)(a)(b)	Grant Date Fair Value of PSUs, MSUs, or RSUs ($)(b)	Total Grant Date Fair Value ($)	Grant Date Fair Value of Stock Options ($)(a)(b)	Grant Date Fair Value of PSUs ($)(b)	Total Grant Date Fair Value ($)
David W. McCreight(c)	—	3,599,999	3,599,999
Enrique N. Mayor-Mora	1,024,990	1,024,995	2,049,985	899,999	900,009	1,800,008
Charles Joseph Wilson	1,024,990	1,024,995	2,049,985	899,999	900,009	1,800,008
Diane L. Cafritz(d)	1,025,012	1,024,992	2,050,004
Shamim Mohammad	925,001	925,011	1,850,012	799,999	800,001	1,600,000
William D. Nash	5,249,987	5,249,987	10,499,974	5,250,007	5,249,975	10,499,982
(a)We grant limited stock appreciation rights (“SARs”) in tandem with each option. The SARs may be exercised only in the event of a change-in-control of the Company. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option. No free-standing SARs have been granted.
(b)Option and MSU amounts represent the fair value at grant calculated using valuation models performed as of the date of grant by an independent third party. PSU amounts were calculated using the closing price of our common stock on the date of grant assuming target performance levels. RSU amounts were calculated using the closing price of our common stock on the date of grant.
(c)In December 2025, Mr. McCreight was awarded a restricted stock unit grant as described on page 26 under “Leadership Transition.” This table does not reflect the RSU award granted to Mr. McCreight in June 2025 for his service as a member of our Board, but this award is included in the Summary Compensation Table below.
(d)Ms. Cafritz’s fiscal 2026 awards include both her annual equity award, made in May 2025, and an award granted in June 2025 consisting of MSUs and stock options made in recognition of taking on additional responsibilities.

The amounts listed in the table above for PSUs will not match the amounts in the Stock Award column in the Summary Compensation Table or the Grants of Plan-Based Awards table. In those tables, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the grant date of a PSU occurs when the objectively determinable performance goals are set. Starting with the fiscal 2025 PSUs, the Committee established a three-year performance goal at the beginning of the three-year period. As a result, for fiscal 2026 the Summary Compensation Table and Grants of Plan-Based Awards Table includes the entirety of the fiscal 2026 PSU awards and the applicable one-third of the fiscal 2024 PSUs for which a performance goal was set during fiscal 2026. See note (b) to the Summary Compensation Table for more detail.

The Committee reviewed and approved long-term equity awards in March 2025 following the conclusion of the Company’s February 28, 2025, fiscal year end and the grant date for the awards was on May 1, 2025. The Committee increased the value of the long-term equity awards for Mr. Mayor-Mora, Mr. Wilson, Ms. Cafritz, and Mr. Mohammad based on each individual’s role and responsibilities and the length of each individual’s tenure in the role, individual contributions, and, in the case of Mr. Mayor-Mora and Mr. Wilson, to bring long-term equity compensation up to the median of the benchmarking data described above under the heading “Benchmarking.”

In May 2025, the Committee approved an additional award for Ms. Cafritz consisting of stock options and MSUs with an aggregate grant date fair value of $200,000, bringing the total grant date fair value of her fiscal 2026 long-term equity awards to $2,050,000. The Committee approved this increase in consultation with Semler Brossy and in recognition of Ms. Cafritz’s assumption of significant new areas of management responsibility, including oversight of the Edmunds organization, corporate and business development, data science and artificial intelligence, and corporate strategy.

The reported values of the PSUs, MSUs, RSUs, and stock options in the table above do not correspond to the actual value that has been or may be realized by each NEO. For example, the fiscal 2025 stock option grants are underwater as of the end of fiscal 2026 (the exercise price of the fiscal 2025 stock options is $67.21, compared to the $43.17 fiscal year end stock price).

Performance Stock Unit Goal Achievement

Fiscal 2024 PSU Year 3 Performance Goal Achievement

In March 2026, the Committee certified, subject to the Audit Committee’s approval of the Company’s fiscal 2026 financial statements, a 0% performance multiplier for year three of the fiscal 2024 PSU awards. The Committee’s determination was based on CarMax’s achievement of pre-tax income of $525 million for the one-year performance period ended February 28, 2026, as further described in the table below.

The following table shows the performance metrics for year three of the fiscal 2024 PSU awards.

	Threshold	Target	Maximum	Actual
FY26 Pre-Tax Income (a) (in millions)	$682	$ 724 to $766	$836	$525
Pre-Tax Income Performance Multiplier	50%	100%	200%	0%

(a)    Fiscal 2026 pre-tax income is equal to earnings before income taxes. Note that the Committee determined to exclude from pre-tax income the impact of any unrealized gains or losses on equity investments in private companies (or companies in which CarMax initially invested while that company was private but had subsequently gone public) as well as other significant non-cash gains or losses that are non-recurring in nature; however, the Committee determined to include in pre-tax income the realized gains and losses in those investments to the extent that such gains or losses were realized in fiscal 2026. For fiscal 2026, the actual adjusted pre-tax income of $525 million represents $383 million in earnings before income taxes increased by approximately $141 million for a goodwill impairment.

The final payout multiplier for the fiscal 2024 PSUs, taking into account performance for all three years, was 66% (38% for year one; 159% for year two; and 0% for year three). Therefore, based on actual performance to goals, realized pay for the fiscal 2024 PSUs significantly lags the Summary Compensation Table reported amounts, which are based on performance achieved at target levels.

ADDITIONAL ELEMENTS OF COMPENSATION

We provide our executive officers the benefits available to CarMax associates generally. We also provide the limited perquisites described below. These benefits and perquisites are intended to be part of a competitive compensation package.

Benefits Available to CarMax Associates Generally

Our executives and our full-time associates generally are eligible for health insurance coverage, life insurance, short- and long-term disability insurance, matching gifts to qualified charitable organizations, and a defined contribution, or 401(k), plan that we refer to as our Retirement Savings Plan.

In addition, executives and CarMax associates who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Pension Plan, which has been terminated effective December 31, 2025. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2026” table.

Non-Qualified Retirement Plans

Our executives and other highly-compensated associates are eligible to participate in two non-qualified retirement plans: the Retirement Restoration Plan (“RRP”) and the Executive Deferred Compensation Plan (“EDCP”). A description of these plans can be found in the narrative discussion following the “Nonqualified Deferred Compensation” table. Details regarding the fiscal 2026 contributions to each named executive officer’s RRP and EDCP accounts, as well as the earnings and aggregate balances for those accounts, can be found in the “Nonqualified Deferred Compensation” table.

In addition to the RRP and the EDCP, executives and other highly compensated CarMax associates who satisfied certain criteria as of December 31, 2008, may be eligible for benefits under our frozen Benefit Restoration Plan. Additional details regarding these frozen benefits can be found in the “Pension Benefits in Fiscal 2026” table.

Security Services

We offer online monitoring to all NEOs to keep their private information off the internet. This benefit was valued at $5,250 per person for fiscal 2026. We also provided a residential security assessment for Mr. Nash.

Transportation and Housing Reimbursement

We provide the use of a CarMax-owned vehicle to each of our named executive officers and to certain other eligible associates. For all associates using CarMax-owned vehicles, we bear certain maintenance and insurance costs. We treat the personal use of a Company-owned vehicle as income to the associate. The associate pays the related income taxes. This benefit is being discontinued in fiscal year 2027.

We encourage our executive officers to use our plane for business travel. During his tenure as CEO, our plane was also available for personal use by Mr. Nash. Mr. Nash was required to reimburse CarMax for the incremental costs associated with his personal use to the extent that those costs exceed $275,000 in any fiscal year. Mr. Nash was responsible for all income taxes associated with his personal use of the plane. Mr. Barr will also be afforded this benefit, with a cap of $200,000.

Mr. McCreight was entitled to reimbursement for commuting and temporary housing expenses during his service as Interim CEO as well as tax reimbursement payments on associated taxable expenses.

Tax and Financial Planning Services

We provide a tax and financial planning benefit to our named executive officers. This benefit was valued at $16,985 for fiscal 2026. Officers who forego this benefit may engage their own tax professional at the Company’s expense in an amount up to $10,000 per year. The Committee approved this benefit to reduce the amount of time and attention that our executive officers must spend on personal tax and financial planning, which permits them to focus on their responsibilities to CarMax, and to maximize the financial reward of the compensation that CarMax provides. Officers bear all income taxes associated with these tax and financial planning benefits. We do not provide tax gross-ups on these benefits.

Additional Information

SEVERANCE AGREEMENTS

With the exception of the Interim CEO, we have severance agreements with each of our other named executive officers. The Committee has determined that these agreements are beneficial to us because they contain restrictive covenants relating to confidential information, non-competition and non-solicitation of our associates. The Committee also believes that these agreements serve as a recruiting tool and better enable our current executives to focus on CarMax’s strategic and operating goals.

Our severance agreements do not provide for a guaranteed term of employment or tax gross-ups.	The agreements provide for severance payments under certain circumstances, which are discussed in more detail under “Potential Payments Upon Termination or Change-in-Control.”

None of the severance agreements provide a guaranteed term of employment, nor do they provide tax gross-ups on any compensation or perquisite.

Clawback and Forfeiture Provisions

The Board adopted a Clawback Policy in October 2023, effective December 1, 2023. The Clawback Policy provides that, in the event of a restatement, the Committee must pursue the forfeiture and/or repayment of incentive-based compensation awarded to a covered individual that represents compensation that would not have been paid based on the restated financial measures. The Company’s Clawback Policy complies with the listing standards adopted by NYSE and approved by the SEC in June 2023, which comply with Rule 10D-1 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Clawback Policy covers both former and current executive officers. In connection with the adoption of the Clawback Policy, the Company amended executive severance agreements to conform to the Clawback Policy.

We maintain clawback provisions in each of our Bonus Plan and Stock Incentive Plan. Our shareholders approved these provisions, which provide that any award that is subject to recovery under any law, including the Dodd-Frank Act, will be subject to a clawback as required by such law or any CarMax policy adopted pursuant to such law.

In addition to the clawback provisions discussed above, our equity award agreements contain a forfeiture provision. If a named executive officer is terminated for cause, the officer’s unexercised vested and unvested options, unvested PSUs, and unvested MSUs will be forfeited.

Change-in-Control and Severance Benefits

Each severance agreement provides for payments and other benefits in certain circumstances involving a termination of employment, including a termination of employment in connection with a change-in-control. Payments in connection with a change-in-control are subject to a double trigger; that is, the executive is not entitled to payment unless there is both a change-in-control and the executive is subsequently terminated without cause (or resigns for good reason) within a two-year period following the change-in-control. Our executives are not entitled to any severance payments as a result of voluntary termination or if they are terminated for cause. Detailed information with respect to these payments and benefits can be found under the heading “Potential Payments Upon Termination or Change-in-Control.”

The Committee believes that these severance benefits encourage the commitment of our named executive officers and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances. In the event of a potential change-in-control, our named executive officers will be able to analyze and evaluate proposals objectively with a view to the best interests of CarMax and its shareholders and to act as the Board may direct without fear of retribution if a change-in-control occurs. The Committee recognizes that the severance benefits may have the effect of discouraging takeovers and protecting our officers from removal because the severance benefits increase the cost that would be incurred by an acquiring company seeking to replace current management. The Committee believes that the benefit to CarMax and its shareholders outweighs this concern.

RISK AND COMPENSATION POLICIES AND PRACTICES

The Committee assesses CarMax’s compensation policies and practices each year to ensure that they do not create risks that are reasonably likely to have a material adverse effect on the Company. In fiscal 2026, management reviewed the compensation policies and practices for all CarMax associates (including store associates, store management, regional leadership teams, customer experience consultants, home office and CarMax Auto Finance associates, and executive officers). Management then presented a summary of its review at the Committee’s January 2026 meeting. The summary listed each compensation policy or practice applicable to the various groups of CarMax associates, including base salaries, annual incentive bonuses, long-term equity awards, sales bonuses, sales commissions, and hourly pay. The summary also listed the potential risks associated with those policies or practices and the tools we employ to mitigate those risks, including the following:
▪Annual Incentive Bonuses: payments made to senior management are: (i) subject to a clawback provision; (ii) capped at 200% of the target incentive bonus amount or at the $10 million plan maximum, whichever is lower; and (iii) only paid when CarMax satisfies the objective metrics determined annually at the beginning of the year by an independent committee of non-employee directors.
▪Long-Term Equity Awards: equity awards: (i) are approved by an independent committee of non-employee directors; (ii) generally contain three- and four-year vesting provisions; and (iii) for senior management, must be held in compliance with CarMax’s executive stock ownership guidelines.

▪Sales Bonuses: sales bonuses are monitored to ensure that associates are not overpaid based on inflated sales figures. Monitoring tools include: (i) centralized assignment of sales targets; (ii) centralized and non-negotiable vehicle pricing; (iii) electronic reporting of sales; and (iv) daily vehicle inventory monitoring.
▪Hourly Pay: hourly pay is tracked and managed through a centralized time management and reporting system.

Following discussion and a review of the summary noted above, the Committee determined that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

STOCK GRANT PRACTICES

Our equity grant policies for both employees and non-employee directors provide that equity awards may not be granted (1) when the Company is in possession of material nonpublic information and (2) during the period commencing four business days before a periodic or current report filing that discloses material nonpublic information and ending one business day after the filing or furnishing of such report. Equity awards are generally made on an annual basis according to a predetermined schedule. Annual equity awards are approved at the start of the new fiscal year to incentivize our executive officers to deliver on the Company’s strategic objectives for the new fiscal year and the annual equity grant date is generally the first business day in May.

We do not time the release of material nonpublic information to affect the value of executive compensation. During fiscal year 2026, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

STOCK OWNERSHIP GUIDELINES

To further align the long-term financial interests of our executives and our shareholders, the Committee has established the following stock ownership guidelines for its executive officers:

Subject Officers	Required to Own the Lesser of:
Chief Executive Officer	6 x Base Salary or 300,000 shares
Executive Vice President	3 x Base Salary or 100,000 shares
Senior Vice President	2 x Base Salary or 50,000 shares

Executives have five years from the date they first become subject to a particular level of stock ownership to meet the corresponding requirement. The Committee measures compliance on an annual basis at the end of each fiscal year. Acceptable forms of ownership include shares owned outright (by the executive or an immediate family member), vested stock options, PSUs, and MSUs. Our stock ownership guidelines are available under the “Governance” link at investors.carmax.com.

As of February 28, 2026, all of our then-serving named executive officers satisfied the ownership guidelines set forth above.

PROHIBITION ON HEDGING AND PLEDGING

We have policies prohibiting all CarMax associates from holding CarMax stock in a margin account, pledging CarMax stock as collateral for a loan, or purchasing any financial instruments that are designed to hedge or offset any change in the market value of CarMax stock. These prohibitions apply to our named executive officers, all employees, and our non-employee directors.

INSIDER TRADING ARRANGEMENTS AND POLICY

We have adopted an Insider Trading Policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers, and employees, as well as by CarMax itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1 million paid to certain executive officers. We expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible. The Committee will award non-deductible compensation when it believes doing so is in our and our shareholders’ best interests, regardless of its deductibility.

Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation, which can include long-term equity awards and severance. CarMax’s executive compensation programs generally are designed to comply with, or be exempt from, the requirements of Section 409A so as to avoid potential adverse tax consequences that may result from non-compliance.

In developing CarMax’s executive compensation programs, the Committee also considers the accounting treatment of, and the expenses associated with, the Company’s long-term equity compensation practices.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The Compensation and Personnel Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the CarMax, Inc. Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into CarMax’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

THE COMPENSATION AND PERSONNEL COMMITTEE
Mark F. O’Neil, Chair
Sona Chawla
Shira Goodman (member from December 1, 2025 until March 16, 2026)
David W. McCreight (member until December 1, 2025 and resumed as of March 16, 2026)

COMPENSATION TABLES

Summary Compensation Table for Fiscal 2026
The table below shows the compensation paid to or earned by our named executive officers in fiscal 2026, 2025, and 2024. For omitted years below, the respective individual was not a named executive officer during those years.

Name and Principal Position(a)	Fiscal Year	Salary ($)	Stock Awards(b) ($)	Option Awards(b) ($)	Non-Equity Incentive Plan Comp- ensation(c) ($)	Change in Pension Value and Nonqualified Deferred Comp- ensation Earnings(d) ($)	All Other Compen- sation(e) ($)	Total ($)
David W. McCreight Interim President and Chief Executive Officer	2026	300,000	3,599,999	—	—	—	308,675	4,208,674
Enrique N. Mayor-Mora EVP and Chief Financial Officer	2026	800,965	1,137,100	1,024,990	227,825	—	136,044	3,326,924
	2025	775,504	1,137,034	899,999	1,178,941	—	83,285	4,074,763
	2024	748,958	269,516	1,084,935	425,275	—	73,748	2,602,432
Charles Joseph Wilson EVP and Chief Operating Officer	2026	722,423	1,137,100	1,024,990	205,485	7,847	125,588	3,223,432
	2025	695,124	1,121,041	899,999	1,063,335	5,473	80,199	3,865,171
	2024	639,870	240,337	1,084,935	363,333	2,940	66,933	2,398,348
Diane L. Cafritz EVP and Chief Innovation and People Officer	2026	690,640	1,137,096	1,025,012	196,435	4,005	113,204	3,166,392
Shamim Mohammad EVP and Chief Information and Technology Officer	2026	645,981	1,037,116	925,001	183,742	—	118,334	2,910,174
	2025	625,447	1,034,019	799,999	950,820	—	87,919	3,498,204
	2024	604,037	275,859	1,084,935	342,986	—	86,635	2,394,452
William D. Nash Former President and Chief Executive Officer	2026	927,216	6,024,695	5,249,987	487,226	14,932	1,541,507	14,245,563
	2025	1,235,160	6,859,378	5,250,007	3,446,817	11,126	314,357	17,116,845
	2024	1,238,544	1,820,851	7,500,001	1,431,324	7,015	259,579	12,257,314
(a)Effective December 1, 2025, Mr. Nash ceased to serve as our President and Chief Executive Officer and Mr. McCreight was appointed as our Interim CEO.
(b)Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be realized by each NEO. Under ASC Topic 718 the grant date for a PSU occurs when objectively determinable performance goals are approved. As further described in the Compensation Discussion and Analysis section, in fiscal 2026 we approved performance goals for the final one-third of the PSUs issued in fiscal 2024, and the entirety of the PSUs issued in fiscal 2026; accordingly, the amounts disclosed under the Stock Awards column above for fiscal year 2026 include amounts attributable to those portions of those awards for each of those two fiscal years (the “included PSUs”). PSU values in the Stock Awards column are based on performance achieved at target levels for the included PSUs, which was the probable outcome of performance conditions as of the grant date for the included PSUs. The grant date fair value of each NEO’s included PSUs for fiscal year 2026 if earned at maximum levels was $2,274,199; $2,274,199; $2,074,232; $2,074,232; and $12,049,390 for Mayor-Mora, Wilson, Cafritz, Mohammad, and Nash, respectively. Ms. Cafritz’s fiscal 2026 MSU award value in the Stock Awards column is based on performance achieved at the target level, which was the probable outcome of performance conditions as of the grant date. The grant date fair value of Ms. Cafritz’s MSUs if earned at the maximum level was $199,960. Additional information regarding outstanding awards, including exercise prices, vesting schedules, and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal 2026 Year End” table. The assumptions used in determining the grant date fair values of the awards are disclosed in Note 13 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026.
(c)Represents the annual incentive bonus earned under our Bonus Plan.

(d)Represents the aggregate increase in the actuarial value of accumulated benefits under our frozen Pension Plan, which has been terminated effective December 31, 2025, and our frozen Benefit Restoration Plan accrued during the relevant fiscal year. The “Pension Benefits in Fiscal 2026” table and its accompanying narrative contain additional details with respect to these amounts.
(e)Further details are included in the “All Other Compensation in Fiscal 2026” table below.

All Other Compensation in Fiscal 2026

Name	Personal Use of Company Plane(a) ($)	Personal Use of Company Automobile (b) ($)	Retirement Savings Plan Contribution (c) ($)	Deferred Compensation Account Contributions (d) ($)	Board of Directors(e)	Termination Payments(f)	Other(g) ($)	Total ($)
David W. McCreight	—	—	—	—	278,529	—	30,146	308,675
Enrique N. Mayor-Mora	—	2,255	21,269	97,270	—	—	15,250	136,044
Charles Joseph Wilson	—	—	21,242	85,672	—	—	18,674	125,588
Diane L. Cafritz	—	—	21,855	76,427	—	—	14,922	113,204
Shamim Mohammad	—	9,394	20,795	74,402	—	—	13,743	118,334
William D. Nash	74,380	—	6,787	255,452	—	1,173,414	31,474	1,541,507
(a)The compensation associated with the personal use of the Company plane is based on the aggregate incremental cost to CarMax of operating the plane. The cost is calculated based on the average variable costs of operating the plane, which include fuel, maintenance, travel expenses for the flight crews and other miscellaneous expenses. We divided the total variable costs by the total number of miles our plane flew to determine an average variable cost per mile. The average variable cost per mile is multiplied by the miles flown for personal use to derive the incremental cost. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, monthly service contracts, hangar rental fees, taxes, rent, depreciation and insurance. The costs associated with deadhead flights (i.e., flights that travel to a destination with no passengers as a result of an executive’s personal use) and incremental plane charters (i.e., plane charters, if any, that we pay for because our plane was not available for business use due to an executive’s personal use) are included in the incremental cost calculations for each executive. For purposes of determining an executive’s taxable income, personal use of our plane is valued using a method based on Standard Industry Fare Level rates and the related taxes are paid by the executive. This benefit was only available to Mr. Nash.
(b)The value of the personal use of a Company automobile is determined based on the annual lease value method and excludes any expenses such as maintenance and insurance.
(c)Includes the Company matching portion of each executive’s Retirement Savings Plan (“RSP”) contributions. These RSP benefits are offered on the same terms to all CarMax associates.
(d)Includes the Company matching portion of each executive’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) contributions. These RRP benefits are offered on the same terms to all CarMax associates whose salary exceeds the compensation limits imposed by Section 401(a)(17) of the Internal Revenue Code ($360,000 in 2026). Also includes a restorative contribution designed to compensate executives for any loss of Company contributions under the RSP and RRP due to a reduction in the executive’s eligible compensation under the RSP and RRP resulting from deferrals into the EDCP.
(e)Prior to his appointment as Interim CEO on December 1, 2025, Mr. McCreight was eligible to receive compensation for his service as a non-management director. Under our director compensation program he was eligible for, and received, $93,500 of fees paid in cash, which included his annual cash retainer and Compensation and Personnel Committee chair fee. He also received a stock award in the form of restricted stock units with an aggregate grant date fair value of $185,029, as determined in accordance with ASC Topic 718, on the date of grant and a vest date on the first anniversary of the grant. Additional information regarding our director compensation program is included in the “Director Compensation Program” section on page 69.
(f)Represents payments to, or accruals for, Mr. Nash under his severance agreement: (i) $1,169,648 of accrued severance pay and (ii) $3,765 in health continuation benefits. The payment of Mr. Nash’s accrued severance pay is subject to a six-month delay pursuant to Section 409A of the Internal Revenue Code. Further details regarding payments which Mr. Nash is entitled to receive, subject to his compliance with restrictive covenants and the other terms of his severance agreement, can be found under “Potential Payment Upon Termination or Change-in-Control.”
(g)Represents the total amount of other personal benefits provided. None of the benefits individually exceeded the greater of $25,000 or 10% of the total amount of these personal benefits for the named executive officer. These other benefits include tax and financial planning services, which are described on page 41, matching charitable gifts made by The CarMax Foundation as part of its matching gifts program (which is available to all CarMax associates), and executive security services. Mr. McCreight’s expenses are related to: (i) his temporary housing near CarMax’s headquarters, (ii) his commuting expenses, and (iii) executive security services.

Grants of Plan-Based Awards in Fiscal 2026

The following table lists grants of plan-based awards to each of our named executive officers during fiscal 2026.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units(c) (#)	All Other Option Awards: Number of Securities Underlying Options(d) (#)	Exercise or Base Price of Option Awards(e) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(f) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David W. McCreight	6/30/2025	6/24/2025							2,753			185,029
	12/26/2025	11/4/2025							91,673			3,599,999
Enrique N. Mayor-Mora			56,956	759,418	1,518,835
	5/1/2025	3/31/2023				856	1,711	3,422				112,105
	5/1/2025	3/26/2025				7,822	15,644	31,288				1,024,995
	5/1/2025	3/26/2025								39,077	65.52	1,024,990
Charles Joseph Wilson			51,371	684,950	1,369,900
	5/1/2025	3/31/2023				856	1,711	3,422				112,105
	5/1/2025	3/26/2025				7,822	15,644	31,288				1,024,995
	5/1/2025	3/26/2025								39,077	65.52	1,024,990
Diane L. Cafritz			49,875	665,000	1,330,000
	5/1/2025	3/31/2023				856	1,711	3,422				112,105
	5/1/2025	3/26/2025				7,059	14,118	28,236				925,011
	5/1/2025	3/26/2025								35,265	65.52	925,001
	6/30/2025	5/11/2025								3,685	67.21	100,011
	6/30/2025	5/11/2025				—	1,066	2,132				99,980
Shamim Mohammad			45,936	612,474	1,224,947
	5/1/2025	3/31/2023				856	1,711	3,422				112,105
	5/1/2025	3/26/2025				7,059	14,118	28,236				925,011
	5/1/2025	3/26/2025								35,265	65.52	925,001
William D. Nash			161,671	2,155,608	4,311,216
	5/1/2025	3/31/2023				5,912	11,824	23,648				774,708
	5/1/2025	3/26/2025				40,064	80,128	160,256				5,249,987
	5/1/2025	3/26/2025								200,152	65.52	5,249,987
(a)Represents threshold, target and maximum payout levels under our Bonus Plan for fiscal 2026 performance. The actual amount of each named executive officer’s annual incentive bonus in fiscal 2026 is reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Additional information regarding the design of our Bonus Plan is included beginning on page 35.
(b)For each equity incentive plan award granted to our named executive officers on May 1, 2025, represents a grant of stock-settled performance stock units, which we refer to as “performance stock units” or “PSUs.” If earned, PSUs vest on the third anniversary of the grant date (or for the fiscal 2024 PSUs, the third anniversary of the first tranche’s grant date), which for the fiscal 2024 PSUs will be May 1, 2026, and for the fiscal 2026 PSUs will be May 1, 2028. Under ASC Topic 718, the grant date for a PSU occurs only when objectively determinable PSU performance goals are approved. Therefore, the reported number of units is calculated for the portion of the PSUs for which performance goals were set in fiscal 2026. As further described in the Compensation Discussion and Analysis section, we approved performance goals for the final one-third of the PSUs issued in fiscal 2024 and the entirety of the PSUs issued in fiscal 2026, such that the amounts disclosed in the table above only include amounts attributable to those portions of those awards (the “included PSUs”). PSU values in the Stock Awards column are based on performance achieved at target levels for the included PSUs. The award granted to Ms. Cafritz on June 30, 2025, represents a grant of stock-settled restricted stock units with market-based performance conditions, which we refer to as “market stock units” or “MSUs.” The MSU award will vest on June 30, 2028. Additional information regarding PSUs, RSUs, and MSUs, including the formulas used to convert PSUs and MSUs to shares of our common stock upon vesting and settlement, is included under “Long-Term Equity Awards” in the “Compensation Discussion and Analysis” section.

(c)Represents grants of stock-settled restricted stock units, which we refer to as “restricted stock units” or “RSUs.” The RSU award granted on June 30, 2025, to Mr. McCreight for service as member of our Board will vest on June 30, 2026, and receipt of the vested shares has been deferred until a later date. The RSU award granted on December 26, 2025, to Mr. McCreight in connection with his appointment as our Interim CEO vested with respect to 30,558 shares of common stock on March 16, 2026, pursuant to a pro-rata vesting schedule based upon the number of months he served as Interim CEO.
(d)Option awards generally vest in 25% increments annually over a four-year period. Additional information regarding stock options is included beginning on page 37. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. The SARs may be exercised only in the event of a change-in-control. To the extent a SAR is exercised, the related option must be surrendered. Upon the exercise of the SAR and the surrender of the related option, the officer is entitled to receive an amount equal to the difference between the value of our common stock on the date of exercise and the exercise price of the underlying stock option, multiplied by the number of shares of common stock underlying such SAR.
(e)All fiscal 2026 stock options were issued with an exercise price equal to the closing price of our common stock on the grant date. Additional information regarding our use of the closing price is included under “Stock Options” in the “Compensation Discussion and Analysis” section.
(f)Represents the grant date fair value of the award as determined in accordance with ASC Topic 718, with PSUs and MSUs valued based on the probable outcome of performance conditions as of the grant date.

Outstanding Equity Awards at Fiscal 2026 Year End
The following table lists outstanding equity awards previously granted to our named executive officers as of February 28, 2026.

		Option Awards (a)				Stock Awards (b)(c)(d)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David W.	6/30/2025					2,753	118,847
McCreight	12/26/2025					91,673	3,957,523
Enrique N.	5/1/2019	20,540	—	78.61	5/1/2026
Mayor-Mora	12/26/2019	6,178	—	88.54	12/26/2026
	5/1/2020	39,592	—	71.07	5/1/2027
	12/28/2020	2,658	—	91.00	12/28/2027
	5/3/2021	23,033	—	136.94	5/3/2028
	5/2/2022	24,421	8,140	91.14	5/2/2029
	5/1/2023	18,642	18,641	70.48	5/1/2030
	5/1/2023					3,369	145,440
	5/1/2024	7,711	23,132	67.21	5/1/2031
	5/1/2024							13,391	578,089
	5/1/2025	—	39,077	65.52	5/1/2032
	5/1/2025							15,644	675,351
Charles	5/1/2019	33,967	—	78.61	5/1/2026
Joseph	5/1/2020	33,171	—	71.07	5/1/2027
Wilson	5/3/2021	17,718	—	136.94	5/3/2028
	5/2/2022	20,150	6,716	91.14	5/2/2029
	12/28/2022	1,882	627	59.24	12/28/2029
	5/1/2023	18,642	18,641	70.48	5/1/2030
	5/1/2023					3,369	145,440
	5/1/2024	7,711	23,132	67.21	5/1/2031
	5/1/2024							13,391	578,089
	5/1/2025	—	39,077	65.52	5/1/2032
	5/1/2025							15,644	675,351
Diane L.	5/1/2019	33,967	—	78.61	5/1/2026
Cafritz	5/1/2020	33,171	—	71.07	5/1/2027
	5/3/2021	23,033	—	136.94	5/3/2028
	5/2/2022	24,421	8,140	91.14	5/2/2029
	5/1/2023	18,642	18,641	70.48	5/1/2030
	5/1/2023					3,369	145,440
	5/1/2024	6,854	20,562	67.21	5/1/2031
	5/1/2024							11,903	513,853

	5/1/2025	—	35,265	65.52	5/1/2032
	5/1/2025							14,118	609,474
	6/30/2025	—	3,685	67.21	6/30/2032
	6/30/2025							491	21,196
Shamim	5/1/2019	40,542	—	78.61	5/1/2026
Mohammad	5/1/2020	39,592	—	71.07	5/1/2027
	5/3/2021	25,630	—	136.94	5/3/2028
	5/2/2022	24,421	8,140	91.14	5/2/2029
	5/1/2023	18,642	18,641	70.48	5/1/2030
	5/1/2023					3,369	145,440
	5/1/2024	6,854	20,562	67.21	5/1/2031
	5/1/2024							11,903	513,853
	5/1/2025	—	35,265	65.52	5/1/2032
	5/1/2025							14,118	609,474
William D.	5/1/2019	237,772	—	78.61	5/1/2026
Nash	5/1/2020	232,198	—	71.07	5/1/2027
	5/3/2021	141,743	—	136.94	5/3/2028
	5/2/2022	225,090	—	91.14	5/2/2029
	5/1/2023	257,732	—	70.48	5/1/2030
	5/1/2023					23,293	1,005,559
	5/1/2024	179,918	—	67.21	5/1/2031
	5/1/2024							78,113	3,372,138
	5/1/2025	200,152	—	65.52	5/1/2032
	5/1/2025							80,128	3,459,126
(a)Option awards vest in 25% increments annually over a four-year period. Following his separation from service, Mr. Nash’s option awards will continue to vest and become exercisable in accordance with the terms and conditions of our Stock Incentive Plan and his individual award agreements. Additional information regarding stock options is included beginning on page 37. We granted limited stock appreciation rights, or “SARs,” in tandem with each option award. Additional information regarding SARs is included on page 39 and under the chart titled “Grants of Plan-Based Awards in Fiscal 2026.”
(b)Each of Mr. McCreight’s stock awards are stock-settled restricted stock units, which we refer to as “restricted stock units” or “RSUs.” RSUs are converted into one share of common stock for each unit granted. Conversion occurs at the end of a one-year vesting period, provided that, with respect to Mr. McCreight’s December 2025 RSU award, pro-rata vesting was applied following fiscal year end based upon the number of months served by Mr. McCreight as Interim CEO. To calculate the value of the unvested RSUs, we multiplied the number of unvested RSUs by the closing price of our stock on February 27, 2026, the last trading day of our fiscal year (which was $43.17). Mr. McCreight received 30,558 shares of common stock upon the vesting of his December 2025 RSU award on March 16, 2026. Mr. McCreight also holds 9,138 shares of vested RSUs that were awarded for his service as a non-employee director for which payment has been deferred as of February 28, 2026.
(c)Ms. Cafritz’s June 2025 stock awards are stock-settled restricted stock units with market-based performance conditions, which we refer to as “market stock units” or “MSUs.” The number of shares awarded for each MSU award is calculated by dividing the average closing price of our common stock during the final 40 trading days of the vesting period by the fair value of our stock price on the date of grant. The resulting quotient is capped at two. The quotient is multiplied by the number of MSUs granted to yield the number of shares of stock awarded. To calculate the market value of the unvested MSUs in the table above, we assumed that the average closing price of our stock during the final 40 trading days of the three-year vesting period was equal to the closing price of our stock on February 27, 2026, the last trading day of our fiscal year (which was $43.17). MSUs vest on the third anniversary of the grant date.
(d)Except for the stock awards described in footnotes (b) and (c) above, the remaining stock awards were stock-settled performance stock units, which we refer to as “performance stock units” or “PSUs.” If earned, PSUs (including those held by Mr. Nash) vest on the third anniversary of the grant date, which for the fiscal 2024 PSUs will be May

1, 2026, for the fiscal 2025 PSUs will be May 1, 2027, and for the fiscal 2026 PSUs will be May 1, 2028. To calculate the number of shares awarded at vesting, each PSU is multiplied by a percentage that represents the Company’s success in meeting the performance goals set by the Committee. If a threshold performance goal is met, each PSU is multiplied by the Company’s performance against the threshold performance goal. The target multiplier is 100% and the maximum multiplier is 200%. The multiplier is determined by the Committee in reference to achievement of the objectively determined performance goals. If the threshold performance goal is not achieved, no shares will be paid. To calculate the market value of the unvested fiscal 2024 PSUs in the table above, we applied a multiplier of 38% for the one-third covered by the year one performance goal and a 159% multiplier for the one-third covered by the year two performance goal. Based on performance to target at February 28, 2026, we assumed a multiplier of 0% as the Company did not achieve the threshold performance goal. To calculate the value of the unvested fiscal 2025 and fiscal 2026 PSUs, based on performance to target at February 28, 2026, we assumed that the multiplier was 100% because performance was tracking between threshold and target performance as of fiscal year end. The value of each resulting share was equal to the closing price of our stock on February 27, 2026, the last trading day of our fiscal year (which was $43.17).

Option Exercises and Stock Vested in Fiscal 2026
The following table includes information with respect to the options exercised by, and the PSUs, MSUs, and RSUs vested in, our named executive officers during fiscal 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(a) (#)	Value Realized on Vesting(b) ($)
David W. McCreight	—	—	2,598	182,587
Enrique N. Mayor-Mora	—	—	2,660	177,449
Charles Joseph Wilson	—	—	2,355	152,712
Diane L. Cafritz	—	—	2,660	177,449
Shamim Mohammad	—	—	2,660	177,449
William D. Nash	—	—	18,379	1,226,063
(a)Represents the number of shares of common stock acquired on vesting of the underlying PSUs, MSUs, and RSUs during fiscal 2026.
(b)Amounts were calculated by multiplying the closing price of the Company’s common stock on the vesting date by the number of shares acquired on vesting.

Pension Benefits in Fiscal 2026
The following table lists the accumulated benefits, credited service and benefit payments for each named executive officer under our Pension Plan and Benefit Restoration Plan in fiscal 2026.

Name	Plan Name	Number of Years Credited Service (a) (#)	Present Value of Accumulated Benefit (b) ($)	Payments During Last Fiscal Year ($)
David W. McCreight	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—
Enrique N. Mayor-Mora	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—
Charles Joseph Wilson	Pension Plan	14	186,847	—
	Benefit Restoration Plan	14	—	—
Diane L. Cafritz	Pension Plan	6	93,483	—
	Benefit Restoration Plan	6	65	—
Shamim Mohammad	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—
William D. Nash	Pension Plan	15	288,095	—
	Benefit Restoration Plan	15	53,329	—
(a)We have not granted any of our named executive officers extra years of service under either the Pension Plan or the Benefit Restoration Plan.
(b)Determined assuming retirement at age 65. The discount rate (5.50%) and mortality assumptions used in calculating the present value of the accumulated benefit shown above were consistent with those used for our financial reporting purposes. Additional information regarding our assumptions including the pension plan measurement date is set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

PENSION PLAN

We froze our Pension Plan, a tax-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan was generally available to all full-time associates upon completion of one year of service. No additional benefits have accrued under the plan since it was frozen, and the plan was terminated effective December 31, 2025.

Previously accrued benefits under the Pension Plan are determined under a formula that defines an annual annuity amount payable at termination or retirement. The benefit formula is the sum of (1) 0.85% times highest average earnings times years of service up to 35 years and (2) 0.65% times the excess of highest average earnings over Social Security covered compensation times years of service up to 35 years. Earnings are defined as total earnings including base pay, bonuses, overtime pay and commissions, but may not exceed the compensation limit imposed by the Internal Revenue Code. In the final year of benefit accruals, that compensation limit was $230,000. Highest average earnings are based on the highest five consecutive calendar years of earnings during the ten consecutive years before termination or December 31, 2008, if earlier. All participants were vested after five years of service. Benefits were payable at age 65 as a lifetime annuity or actuarially equivalent optional annuity. Actuarially reduced benefits were available to participants retiring after age 55 with at least ten years of service, or after age 62 with at least seven years of service.

The termination of the Pension Plan is subject to applicable regulatory approvals and will not result in a reduction of accrued benefits for participants. In connection with the termination of the plan, we intend to offer a window during which participants will be allowed to elect payment of their plan benefit in a lump sum or annuity before employment terminates.

BENEFIT RESTORATION PLAN

We froze our Benefit Restoration Plan, a non-qualified defined benefit plan, effective December 31, 2008. Prior to that date, this plan provided an alternate means of paying benefits to participants in the Pension Plan, including our named executive officers, who were prohibited from receiving additional benefits under the Pension Plan because of the Internal Revenue Code’s compensation limit.

No additional benefits have accrued under the Benefit Restoration Plan since it was frozen. Previously accrued benefits are generally determined and payable under the same terms and conditions as the Pension Plan without regard to Internal Revenue Code limitations on amounts of includable earnings and maximum benefits. Benefits paid are reduced by benefits payable under the Pension Plan. Participants must have 15 years of service to be eligible to receive benefits under the Benefit Restoration Plan, or upon termination meet the early retirement or normal retirement requirements of our Pension Plan.

RETIREMENT BENEFITS

As of Mr. Nash’s separation effective December 1, 2025, he was eligible to retire with full benefits from the Pension Plan and the Benefit Restoration Plan. As of February 28, 2026, Ms. Cafritz also meets the requirements and is eligible to retire with full benefits from the Pension Plan and the Benefit Restoration Plan.

Nonqualified Deferred Compensation in Fiscal 2026

The following table lists fiscal 2026 contributions to each named executive officer’s Retirement Restoration Plan (“RRP”) and Executive Deferred Compensation Plan (“EDCP”) accounts. The table also lists the aggregate earnings, withdrawals and distributions, and balances for each account.

Name	Plan Name	Executive Contributions in Last Fiscal Year (a)($)	Registrant Contributions in Last Fiscal Year (b)($)	Aggregate Earnings in Last Fiscal Year (c)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (d) ($)
David W. McCreight	RRP	—	—	—	—	—
	EDCP	—	—	—	—	—
Enrique N. Mayor-Mora	RRP	97,270	97,270	220,237	—	1,473,060
	EDCP	—	—	—	—	—
Charles Joseph Wilson	RRP	126,075	37,822	140,824	—	1,200,112
	EDCP	797,501	47,850	507,190	—	3,571,827
Diane L. Cafritz	RRP	76,427	76,427	148,013	—	1,110,826
	EDCP	—	—	—	—	—
Shamim Mohammad	RRP	65,671	56,289	131,029	—	1,135,061
	EDCP	301,887	18,113	378,019	—	2,725,639
William D. Nash	RRP	255,452	255,452	639,484	—	5,252,744
	EDCP	—	—	147,064	—	1,288,949
(a)These amounts represent payroll deductions and are therefore included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table.”
(b)Company contributions are included in the “All Other Compensation” column of the “Summary Compensation Table” and were credited to each executive’s account after the close of the fiscal year.
(c)We do not pay above-market interest or preferential dividends on investments in the RRP or the EDCP. Earnings are determined by the performance of the mutual funds or other investment vehicles selected by each executive.
(d)For each of Mayor-Mora, Wilson, Mohammad, and Nash the following amounts were reported as compensation to each person in the “Summary Compensation Table” for the fiscal 2024 and fiscal 2025 years, respectively: $187,570; $575,411; $533,666; and $512,358.

RETIREMENT RESTORATION PLAN

Our executives are eligible to participate in the RRP. The RRP is a nonqualified defined contribution plan that supplements the Retirement Savings Plan we offer to all of our associates. The RRP allows individuals whose benefits under the Retirement Savings Plan are limited due to the compensation limits imposed by Section 401(a)(17) of the Internal Revenue Code ($360,000 for 2026) to continue to defer portions of their compensation for retirement savings. Eligible associates may defer up to 75% of their combined salary and annual incentive bonus. As we do in our broadly available Retirement Savings Plan, we provide RRP participants with a matching contribution and an additional Company-funded contribution to those participants meeting certain age and service requirements. RRP accounts are paid in a single lump sum payment at separation from service, subject to the requirements of Section 409A of the Internal Revenue Code.

EXECUTIVE DEFERRED COMPENSATION PLAN

Our executives are also eligible to participate in the EDCP. The EDCP is an additional nonqualified deferred compensation plan that permits eligible associates to elect to defer portions of their compensation to save for retirement or other life events. Eligible associates may defer up to 75% of their salary and up to 90% of their annual incentive bonus. The EDCP provides a mechanism for eligible associates to defer the taxation of income and related investment gains until the compensation is actually received at a later date. While the Company does not directly match funds deferred through this plan, we do provide a restorative contribution designed to compensate associates for any loss of Company contributions under the Retirement Savings Plan and RRP due to a reduction in eligible compensation, as defined under those plans, resulting from deferrals into the EDCP. EDCP accounts are paid based on the participant’s election at the time of the deferral, subject to the requirements of Section 409A of the Internal Revenue Code, and may be paid in a lump sum, a series of annual installments or a partial lump sum followed by a series of annual installments. Participants may elect to receive these distributions upon separation from service or upon the occurrence of one or more specified dates.

All RRP and EDCP accounts are considered unfunded general contractual obligations and are subject to the claims of our general, unsecured creditors.

Potential Payments Upon Termination or Change-in-Control

As discussed beginning on page 41 and with the exception of our Interim CEO, we have agreed to provide payments or other benefits to our named executive officers under various scenarios related to a termination of employment. This section describes those payments and benefits and the events that trigger them. For ease of reference, this section uses the abbreviation “CIC” for the term “Change-in-Control.”

Our payment obligations under each severance agreement are contingent upon the NEO satisfying the following obligations:
▪During his or her employment and for two years following his or her termination, the NEO must comply with the provisions of a covenant not to compete.
▪During his or her employment and for two years following his or her termination, the NEO may not solicit or induce our associates to leave us or hire any of our associates.
▪During his or her employment and at all times subsequent to the last day of his or her employment, the NEO must hold in strict confidence and safeguard any and all protected information, including our trade secrets.
▪The NEO must return our property and must execute an agreement releasing us from any claims.

In 2014, the Committee reduced the scope of the potential payments and benefits for any newly named executive officers. Accordingly, the potential payments and benefits provided to each of Mr. Mayor-Mora, Mr. Wilson, Ms. Cafritz, and Mr. Mohammad, who became executive officers after this change, differ from those that are being provided to Mr. Nash in connection with his termination without cause.

On March 1, 2026, we entered into amended and restated severance agreements with each of Mr. Mayor-Mora, Mr. Wilson, Ms. Cafritz, and Mr. Mohammad, which provide that if we terminate his or her employment without “cause,” or if he or she resigns for “good reason” within the two-year period following a “change in control” (each as described below), he or she will be entitled to receive the following severance benefits:

1.A cash severance payment equal to 1.5 times the sum of (i) his or her base salary and (ii) his or her target bonus under our Bonus Plan, payable in 39 biweekly installments; and
2.Payment or reimbursement of CarMax’s portion of his or her applicable COBRA premiums for up to 18 months.

All other terms of the amended and restated severance agreements are substantially similar to those of the prior severance agreements.

TERMINATION SCENARIOS THAT MAY TRIGGER PAYMENTS AND BENEFITS

There are four categories of events related to a termination of employment that may trigger payments or other benefits under the severance agreements we have with Mr. Mayor-Mora, Mr. Wilson, Ms. Cafritz, and Mr. Mohammad: (i) retirement; (ii) death or disability; (iii) involuntary termination; and (iv) voluntary termination. The following chart describes each category.

Category	Specific Event	Requirements
Retirement	Early Retirement	Termination due to early retirement occurs when a NEO voluntarily terminates their employment at a time when they are eligible for “early retirement” as this term is defined in our Pension Plan (generally, a NEO is eligible for early retirement after age 55 with at least ten years of service or after age 62 with at least seven years of service). The effective date of termination due to early retirement is the date set forth in a notice from the NEO to us. Mr. Mayor-Mora, Ms. Cafritz, and Mr. Mohammad are the only currently employed NEOs eligible for early retirement.
	Normal Retirement	Termination due to normal retirement occurs when a NEO voluntarily terminates their employment at a time when they are eligible for “normal retirement” as this term is defined in our Pension Plan (generally, a NEO is eligible for normal retirement after age 65 with at least five years of service). None of our currently employed NEOs are eligible for normal retirement.

Death or Disability	Death	The effective date of termination is the date of death.
	Disability	Termination due to disability occurs when we notify the NEO that we have decided to terminate them because they have a physical or mental illness that causes them: (i) to be considered “disabled” for the purpose of eligibility to receive benefits under our long-term disability plan if they are a participant; or (ii) if they do not participate in this plan, to be unable to substantially perform the duties of their position for a total of 180 days during any period of 12 consecutive months and a physician selected by us has furnished to us a certification that the return of the NEO to their normal duties is impossible or improbable. The effective date of termination is the date set forth in a notice from us to the NEO.
Involuntary Termination	For Cause	We will not owe any payments to a NEO as a result of a termination for cause. Termination for cause occurs when we decide to terminate a NEO based on our good faith determination that one of certain events have occurred. These events generally consist of, or relate to, the NEO’s material breach of his or her severance agreement, the NEO’s willful failure to perform his or her duties or the NEO’s conviction of a felony or a crime involving dishonesty or moral turpitude. The effective date of termination is the date of the termination.
	Without Cause	Termination by us without cause occurs when we terminate the NEO’s employment for any reason other than for cause or disability. The effective date of termination is the date of the notice from us to the NEO.
Voluntary Termination	For Good Reason	Termination by the NEO for good reason occurs when the NEO terminates their employment for one of the following events within two years following a CIC or asset sale, which we do not cure: (i) a reduction in the NEO’s base salary (which was not part of an across-the-board reduction) or target bonus rate; (ii) a material reduction in the NEO’s duties or authority; (iii) a required relocation to a new principal place of employment more than 35 miles from our home office, excluding a relocation of our home office; or (iv) our failure to obtain an agreement from any successor to substantially all of our assets or our business to assume and agree to perform the severance agreement within 15 days after a merger, consolidation, sale or similar transaction. The effective date of termination is the date set forth in a notice from the NEO to us. A CIC is defined as the acquisition by a third party of beneficial ownership of 20% or more of the voting power of our securities or, in connection with a tender or exchange offer, merger or other business transaction, the directors serving immediately prior to the transaction no longer constitute a majority of our Board following the transaction. An asset sale is defined as a sale of all or substantially all of CarMax’s assets in a single transaction or a series of related transactions.
	Without Good Reason	Termination by the NEO without good reason occurs when the NEO terminates their employment for any reason other than good reason, as described above. The effective date of termination is the date set forth in a notice from the NEO to us, which notice must be given to us at least 30 days prior to the effective date of termination. We will not owe any payments to a NEO as a result of a termination without good reason.

TABLE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table shows the estimated payments and benefits that we would provide to each of our NEOs (other than Mr. Nash, whose separation payments and benefits are discussed below) under various scenarios related to a termination of employment or a CIC, assuming that the termination event occurred on February 27, 2026, the last trading day of our fiscal year. Accordingly, the table does not reflect the change in separation payments and benefits effected by the amended and restated severance agreements described above. For termination events related to Mr. McCreight that do not involve death or disability or a CIC, we have estimated his payments and benefits on the basis of his termination from employment while continuing to serve on our Board. We made certain calculations using a common stock value of $43.17 per share, which was the closing market price on February 27, 2026. The footnotes to the table explain how these amounts are calculated and how they are paid (that is, in a lump sum or over an extended period). The payments described below would be made by CarMax. Section 409A of the Internal Revenue Code imposes a six-month delay on payments related to a termination of employment in certain circumstances. Accordingly, the payment (or first payment) of any amount listed below may be delayed by six months.

The following table does not include amounts payable to each NEO under our Pension Plan, Benefit Restoration Plan, Retirement Restoration Plan or Executive Deferred Compensation Plan, the details of which can be found in the sections titled “Pension Benefits in Fiscal 2026” and “Nonqualified Deferred Compensation in Fiscal 2026.” None of the termination events discussed below enhances or reduces any payments to be made under these plans.

Mr. Mayor-Mora, Ms. Cafritz, and Mr. Mohammad are eligible for “early retirement” as of February 27, 2026; accordingly no figures appear in the “early or normal retirement” column for Mr. Wilson in the table below.

			TYPE OF TERMINATION EVENT
Name	Type of Payment		Termination Without Cause ($)	Resignation for Good Reason ($)	Early or Normal Retirement ($)	Death or Disability ($)	CIC Followed by Resignation for Good Reason ($)
David W. McCreight	Severance Payment		—	—	—	—	—
	Long-Term Equity Award(b)		989,381	989,381	989,381	4,384,691	4,384,691
	Other Payments:	CIC	—	—	—	—	—
		Financial Services	—	—	—	—	—
	TOTAL		989,381	989,381	989,381	4,384,691	4,384,691
Enrique N. Mayor-Mora	Severance Payment(a)		1,199,081	—	—	—	—
	Long-Term Equity Award(b)		338,136	338,136	1,398,881	1,474,946	338,136
	Other Payments:	CIC(c)	—	—	—	—	1,199,081
		Financial Services(d)	16,985	16,985	16,985	16,985	16,985
	TOTAL		1,554,202	355,121	1,415,866	1,491,931	1,554,202
Charles Joseph Wilson	Severance Payment(a)		1,081,500	—	—	—	—
	Long-Term Equity Award(b)		338,136	338,136	—	1,474,946	338,136
	Other Payments:	CIC(c)	—	—	—	—	1,081,500
		Financial Services(d)	16,985	16,985	—	16,985	16,985
	TOTAL		1,436,621	355,121	—	1,491,931	1,436,621
Diane L. Cafritz	Severance Payment(a)		1,050,000	—	—	—	—
	Long-Term Equity Award(b)		316,724	316,724	1,289,963	1,366,028	316,724
	Other Payments:	CIC(c)	—	—	—	—	1,050,000
		Financial Services(d)	16,985	16,985	16,985	16,985	16,985
	TOTAL		1,383,709	333,709	1,306,948	1,383,013	1,383,709
Shamim Mohammad	Severance Payment(a)		967,064	—	—	—	—
	Long-Term Equity Award(b)		316,724	316,724	1,268,766	1,344,832	316,724
	Other Payments:	CIC(c)	—	—	—	—	967,064
		Financial Services(d)	16,985	16,985	16,985	16,985	16,985
	TOTAL		1,300,773	333,709	1,285,751	1,361,817	1,300,773
(a)The severance payment is equal to each NEO’s then-current bi-weekly salary amount, to be paid for and over the course of 39 bi-weekly periods.
(b)Following the designated termination events, all or a portion of the equity awards made to the NEO during the course of his or her employment will vest and become exercisable in accordance with the terms and conditions of our Stock Incentive Plan and the individual award agreement. In the event of a CIC, Mr. McCreight’s long-term equity awards will become vested immediately without requiring a subsequent resignation for good reason. Mr. McCreight’s payments in the event of his death or disability or a CIC include 7,142 vested restricted stock units for which he elected to defer payment. For additional information regarding each NEO’s outstanding equity awards, see the “Outstanding Equity Awards at Fiscal 2026 Year End” table. The value of the vested but unexercised portion of each option has not been included in the amounts reported above because their receipt is not accelerated by termination events.
(c)Each NEO’s severance agreement provides for a payment in connection with a CIC if employment is terminated following the CIC for Good Reason (as defined in each severance agreement). The payment would be equal to each NEO’s then-current bi-weekly salary amount, to be paid for and over the course of 39 bi-weekly periods.

(d)We provide a tax and financial planning benefit to our NEOs for the one-year period following early or normal retirement, termination without cause (including death, disability or a termination for good reason) and a CIC. The annual cost of this service is $16,985.

SEPARATION PAYMENTS AND BENEFITS FOR WILLIAM D. NASH

As previously discussed, Mr. Nash was involuntarily terminated without cause from his position as President and Chief Executive Officer effective December 1, 2025. In accordance with the terms of his Amended and Restated Severance Agreement with the Company, Mr. Nash received, or became entitled to receive, certain payments and benefits as described in the table below. Section 409A of the Internal Revenue Code imposes a six-month delay on certain payments, including Mr. Nash’s severance payment. The following table does not include amounts payable to Mr. Nash under our Pension Plan, Benefit Restoration Plan, Retirement Restoration Plan, or Executive Deferred Compensation Plan, because his termination did not enhance or reduce any payments to be made under these plans.

Type of Payment	Amount ($)
Severance Payment(a)	9,357,186
Annual Incentive Bonus(b)	487,226
Long-Term Equity Awards(c)	2,129,605
Health(d)	22,593
Financial Services(e)	16,985
Outplacement(f)	50,000
TOTAL	12,063,595

(a)Calculated using the following formula: 2 x (Base Salary + (Last Annual Bonus as determined by the Compensation and Personnel Committee)). This amount is paid in equal monthly installments over the 24-month period following the date of termination. As of November 30, 2025, Mr. Nash’s base salary was $1,231,776 and the last annual bonus as determined by the Compensation and Personnel Committee was the fiscal 2025 bonus in the amount of $3,446,817. Mr. Nash’s receipt of future severance payments is subject to his continued compliance with certain restrictive covenants, including a covenant not to compete, in his severance agreement.
(b)Represents the pro rata share of Mr. Nash’s annual bonus based on actual performance for fiscal 2026. The pro rata actual bonus is payable to Mr. Nash in a lump sum when annual bonuses are paid to other senior officers for fiscal 2026.
(c)Following Mr. Nash’s termination, all or a portion of the equity awards made to him during the course of his employment vested and became exercisable in accordance with the terms and conditions of our Stock Incentive Plan and his individual award agreements. For additional information regarding Mr. Nash’s outstanding equity awards, see the “Outstanding Equity Awards at Fiscal 2026 Year End” table. The value of the unexercised portion of each option that was vested but unexercised as of Mr. Nash’s termination date has not been included in the amount reported above because their receipt was not accelerated by Mr. Nash’s termination.
(d)Mr. Nash has elected to continue coverage under our health, dental or vision plans following the date of termination pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). He is responsible for remitting to us the appropriate COBRA premium. We reimburse Mr. Nash for a portion of the COBRA premium equal to the sum of: (i) the amount that we would have otherwise paid for the coverage if he had remained an active associate; and (ii) the COBRA administration fee. This partial COBRA reimbursement will be paid in equal monthly installments for up to an 18-month period.
(e)Represents the cost of Mr. Nash’s tax and financial planning benefit to which he is entitled until November 30, 2026.
(f)Represents the maximum outplacement services benefit available to Mr. Nash.

CEO Pay Ratio

The following information about the relationship between the compensation of our employees and the compensation of our CEO, is provided in compliance with the requirements of Item 402(u) of Regulation S-K of the Securities Exchange Act of 1934 (“Item 402(u)”). We had two principal executive officers during fiscal 2026, Mr. Nash and Mr. McCreight. In fiscal 2026, the estimated median of the annual total compensation of our employees, excluding Mr. Nash and Mr. McCreight, was $58,023. SEC rules permit us to either (i) calculate the compensation provided to each person who served as CEO during the year for the time such person served as CEO and combine those figures or (ii) annualize the compensation of the CEO on the date selected to identify the median employee. We have elected to calculate compensation using the first option. Accordingly, we have calculated the compensation reportable in the Summary Compensation Table provided to each of Mr. Nash and Mr. McCreight for the time they each served as CEO according to applicable instructions and have combined those figures. The total combined annual compensation of our CEOs for fiscal 2026 was $18,454,237, which amount includes termination payments paid to, or accrued for, Mr. Nash in the amount of $1,173,414. The resulting estimated ratio of the annual total compensation of our CEOs to the median of the annual total compensation of all employees was 318 to 1. The ratio of these amounts would be 298 to 1 if we excluded Mr. Nash’s termination payments.

We took the following steps in identifying the median of the annual total compensation of all our employees. We determined that, as of January 1, 2026, our employee population was equal to 28,005 individuals, all located in the United States. This number includes all the individuals determined to be employees for federal tax purposes, whether full-time, part-time, or temporary, as of that date. We continued to use a January 1 measuring date, which is within the last three months of our fiscal year as required by Item 402(u), because it aligned with calendar year payroll procedures.

We next identified the employee receiving the median amount of compensation in our employee population. While the methodology we used to select the median employee remained the same as last year, we selected a new median employee this year to ensure the pay ratio accurately reflects the median of the annual total compensation of all our employees. To identify the employee, we compared the amount of wages and other compensation received by each employee, other than Mr. Nash and Mr. McCreight, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for the calendar year ended December 31, 2025. This compensation measure was annualized for permanent employees who were employed on the measuring date but who did not work for the full calendar year. The compensation measure was consistently applied to all our employees.

As required by Item 402(u), once we identified our median employee we measured that employee’s annual total compensation for the 2025 fiscal year by adding together the same elements of compensation that are included in Mr. Nash’s and Mr. McCreight’s total fiscal 2026 compensation reported in the Summary Compensation Table.

The resulting pay ratio was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at CarMax. Other public companies may use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Actually Paid amounts shown below are prepared in accordance with Item 402(v) of Regulation S-K. The Compensation and Personnel Committee did not specifically consider the Compensation Actually Paid amounts when determining NEO compensation for fiscal years 2022 through 2026. For a discussion of how the Compensation and Personnel Committee seeks to align pay with performance when making executive compensation decisions, please see the section above titled “Compensation Discussion and Analysis” beginning on page 26.

The following table shows the information for the past five fiscal years of: (i) the Summary Compensation Table (SCT) total compensation amount for our principal executive officers (PEOs) and, on an average basis, our Non-PEO NEOs, (ii) the “compensation actually paid” (CAP) amount for our PEOs and, on an average basis, our Non-PEO NEOs (in each case, as determined in accordance with SEC rules), (iii) our TSR, (iv) our peer group TSR (Peer Group TSR), (v) our net income, and (vi) our Adjusted EBIT.

PAY VERSUS PERFORMANCE TABLE

Fiscal Year	SCT Total for McCreight(a) ($)	CAP to McCreight (a) (b) (c) ($)	SCT Total for Nash(a) ($)	CAP to Nash (a) (b) (c) ($)	Average SCT Total for Non-PEO NEOs(a) ($)	Average CAP to Non-PEO NEOs(a) (b) (c) ($)	Value of Initial Fixed $100 Investment Based on: (d)		Net Income ($ Millions)	Adjusted EBIT(e) ($ Millions)
							TSR ($)	Peer Group TSR ($)
2026	4,208,674	4,566,198	14,245,563	(4,996,203)	3,156,731	187,741	36.10	152.70	247	635
2025	N/A	N/A	17,116,845	17,062,251	3,891,084	3,916,205	69.40	150.24	501	795
2024	N/A	N/A	12,257,314	12,289,963	2,540,439	2,545,118	66.09	129.74	479	766
2023	N/A	N/A	11,588,743	(3,838,775)	2,374,371	(266,923)	57.76	84.10	485	749
2022	N/A	N/A	13,689,123	11,139,628	3,183,175	3,297,303	91.48	107.03	1,151	1,584

(a)The following table shows the PEO(s) and Non-PEO NEOs for each fiscal year presented. Mr. Nash ceased being CarMax’s CEO effective as of December 1, 2025, and Mr. McCreight served as CarMax’s Interim CEO effective December 1, 2025, through March 16, 2026.

	PEO	Non-PEO NEOs
Fiscal 2026	William D. Nash; David W. McCreight	Enrique N. Mayor-Mora; Charles Joseph Wilson; Diane L. Cafritz; and Shamim Mohammad
Fiscal 2025	William D. Nash	Enrique N. Mayor-Mora; James Lyski; Charles Joseph Wilson; and Shamim Mohammad
Fiscal 2024	William D. Nash	Enrique N. Mayor-Mora; James Lyski; Charles Joseph Wilson; and Shamim Mohammad
Fiscal 2023	William D. Nash	Enrique N. Mayor-Mora; James Lyski; Shamim Mohammad; and Diane L. Cafritz
Fiscal 2022	William D. Nash	Enrique N. Mayor-Mora; James Lyski; Shamim Mohammad; Diane L. Cafritz; Edwin J. Hill; and Eric M. Margolin

(b)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (c) below.

(c)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals (or, in the case of the Non-PEO NEOs, the average of the totals) from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of

Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. There were no adjustments for inclusion of pension service cost or prior service cost because the Company’s defined benefit pension plans were frozen as of December 31, 2008, as described in the narrative to the “Pension Benefits in Fiscal 2026” table.

Fiscal Year	Summary Compensation Table Total for David W. McCreight ($)	Exclusion of Change in Pension Value for David W. McCreight ($)	Exclusion of Stock Awards and Option Awards for David W. McCreight ($)	Inclusion of Equity Values for David W. McCreight ($)	Compensation Actually Paid to David W. McCreight ($)
2026	4,208,674	—	(3,599,999)	3,957,523	4,566,198

Fiscal Year	Summary Compensation Table Total for William D. Nash ($)	Exclusion of Change in Pension Value for William D. Nash ($)	Exclusion of Stock Awards and Option Awards for William D. Nash ($)	Inclusion of Equity Values for William D. Nash ($)	Compensation Actually Paid to William D. Nash ($)
2026	14,245,563	(14,932)	(11,274,682)	(7,952,152)	(4,996,203)

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2026	3,156,731	(2,963)	(2,112,101)	(853,926)	187,741

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David W. McCreight ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for David W. McCreight ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for David W. McCreight ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for David W. McCreight ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for David W. McCreight ($)	Total - Inclusion of Equity Values for David W. McCreight ($)
2026	3,957,523	—	—	—	—	3,957,523

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for William D. Nash ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for William D. Nash ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for William D. Nash ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for William D. Nash ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for William D. Nash ($)	Total - Inclusion of Equity Values for William D. Nash ($)
2026	3,459,126	(3,457,143)	2,007,501	(9,961,636)	—	(7,952,152)

Fiscal Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in a Prior Year for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in a Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2026	1,148,768	(1,677,578)	—	(325,116)	—	(853,926)

(d)The Peer Group TSR set forth in this table utilizes the S&P 500 Retailing Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended February 28, 2026. The comparison assumes $100 was invested for the period starting February 26, 2021 (the last trading day of fiscal 2021), through the end of the listed year in the Company and in the S&P 500 Retailing Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(e)We determined Adjusted EBIT to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs for fiscal year 2026, fiscal year 2025, fiscal year 2024 and fiscal year 2023. EBIT is earnings before interest and taxes, and the Committee defined “Adjusted EBIT” as EBIT that excludes the impact of any unrealized gains or losses on equity investments in private companies (or companies in which CarMax initially invested while that company was private but had subsequently gone public) as well as other significant non-cash gains or losses that are non-recurring in nature; however, including in EBIT for the relevant fiscal year the realized gains and losses in those investments to the extent that such gains or losses were realized in the applicable fiscal year. Adjusted EBIT may not have been the most important financial performance measure for fiscal year 2022 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

RELATIONSHIPS BETWEEN CERTAIN DATA IN THE PAY VERSUS PERFORMANCE TABLE

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between (i) the Company’s cumulative TSR over the five most recently completed fiscal years and the S&P 500 Retailing Index’s cumulative TSR over the same period, and (ii) the Compensation Actually Paid to each of our PEOs and the average of Compensation Actually Paid to our Non-PEO NEOs.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to each of our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to each of our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBIT during the five most recently completed fiscal years.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

CarMax used only the two financial performance measures set forth below to link Compensation Actually Paid to our NEOs for fiscal 2026 to company performance.

Most Important Measures for Determining PEO and Non-PEO NEO Pay
Adjusted EBIT
Pre-tax Income

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services as described below. Mr. Nash did not receive any compensation for serving as a director. Mr. McCreight did not receive any director compensation during his tenure as Interim CEO and his director compensation for fiscal 2026 is set forth in the “Summary Compensation Table” and related executive compensation tables. Mr. Folliard is not receiving any director compensation during his tenure as Interim Executive Chair. Mr. Folliard’s compensation for his service as Interim Executive Chair is set forth in the “Non-Employee Director Compensation in Fiscal 2026” table below.

Director Compensation Program

The following table describes the components of our non-employee director compensation program for fiscal 2026. The Compensation and Personnel Committee (the “Committee”) reviews this program annually and recommends changes to the Board as appropriate.

Compensation Element	Director Compensation Program(a)
Annual Cash Retainer	$95,000
Annual Equity Retainer	$185,000(b)
Board Chair Fee	$200,000
Lead Independent Director Fee	$50,000
Committee Chair Fee	$35,000 for the Audit Committee $25,000 for the Compensation and Personnel Committee $20,000 for the Nominating and Governance Committee $20,000 for the Technology and Innovation Committee
Audit Committee Fee	$5,000
Board Meeting Fee	None(c)
Committee Meeting Fee	$1,500 per in-person meeting and $750 per telephonic meeting
(a)In addition to the compensation elements disclosed above, we reimburse our directors for travel and other necessary business expenses incurred in the performance of their services to us. Each non-employee director whose term in office began before June 2014 is eligible for coverage under our health, dental and vision plans at the same rates at which coverage is offered to our associates. Non-employee directors may not use our plane for personal travel.
(b)The annual equity retainer consists of restricted stock units vesting on the one-year anniversary of the grant date. Restricted stock units granted to non-employee directors in fiscal 2026 will vest on June 30, 2026, while also permitting the deferral of the receipt of the vested shares until a later date.
(c)We do not pay directors a fee for attending a board meeting unless there are more than eight board meetings during a fiscal year. If there are more than eight meetings, then we pay $1,500 per in-person meeting and $750 per telephonic meeting.

Each year, the Committee, with the assistance of Semler Brossy, its independent compensation consultant, conducts an analysis of non-employee director compensation at CarMax in relation to the compensation paid for director services at our peer group companies and in the marketplace more broadly. As a result of this analysis, the Committee recommended, and the Board approved, that the compensation paid for director services remain unchanged for fiscal 2026 compared with fiscal 2025.

Our corporate governance guidelines include director stock ownership guidelines. These guidelines require non-employee directors to own CarMax common stock or other forms of equity with a value equivalent to five times the annual cash retainer within five years of joining the Board. Each of our non-employee directors met this guideline as of February 28, 2026.

Non-Employee Director Compensation in Fiscal 2026

The following table provides each element of non-employee director compensation for fiscal 2026.

Name(a)	Fees Earned or Paid in Cash(b) ($)	Stock Awards(c)(d) ($)	All Other Compensation(e) ($)	Total ($)
Peter J. Bensen	144,000	185,029	5,000	334,029
Ronald E. Blaylock(f)	32,250	—	91	32,341
Sona Chawla	132,250	185,029	—	317,279
Thomas J. Folliard(g)	221,250	185,029	1,420,549	1,826,828
Shira D. Goodman(h)	123,250	185,029	—	308,279
Mark F. O’Neil	120,167	185,029	—	305,196
Pietro Satriano(i)	108,250	185,029	—	293,279
Marcella Shinder	102,500	185,029	—	287,529
Mitchell D. Steenrod(h)	158,833	185,029	13,640	357,502
(a)We have omitted Mr. Nash and Mr. McCreight, who each served as a director in fiscal 2026. Mr. Nash was compensated as our CEO until his separation in November 2025 and received no additional compensation as a director. Mr. McCreight was compensated as our Interim CEO from December 1, 2025, through the end of fiscal 2026. Each of Mr. Nash’s and Mr. McCreight’s fiscal 2026 compensation is reported in the “Summary Compensation Table” and related executive compensation tables.
(b)Represents the cash compensation earned in fiscal 2026 for Board, Committee, and Board and Committee chair service.
(c)Represents the aggregate grant date fair value of the restricted stock unit awards made in fiscal 2026 as determined in accordance with ASC Topic 718. In June 2025, we granted 2,753 shares of restricted stock units to each non-employee director then in office.
(d)The following table provides information on the number of shares of unvested restricted stock units and the number of shares of vested restricted stock units for which payment has been deferred as of February 28, 2026.

Name	Restricted Stock Units (#)
Peter J. Bensen	17,296
Sona Chawla	17,296
Thomas J. Folliard	17,296
Shira D. Goodman	4,774
Mark F. O’Neil	13,874
Pietro Satriano	16,315
Marcella Shinder	12,488
Mitchell D. Steenrod	17,296
(e)Represents matching charitable gifts made by The CarMax Foundation as part of its matching gifts program and the cost to CarMax for participation in its health, dental and vision plans (both the matching gifts program and the plans are broadly available to all CarMax associates). None of the benefits individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the non-executive director. A description of Mr. Folliard’s “All Other Compensation” is set forth in footnote (g) below.
(f)Mr. Blaylock did not stand for reelection at our 2025 annual shareholders meeting.
(g)Mr. Folliard received the following for his service as Interim Executive Chair: (i) base salary payments of $300,000; (ii) a grant of restricted stock units with a grant date fair value of $1,000,011 under the Company’s Stock Incentive Plan, as amended and restated; (iii) reimbursement for temporary housing and commuting expenses; and (iv) online monitoring to keep Mr. Folliard’s private information off of the internet. Mr. Folliard’s commuting expenses consisted of plane charters and use of our corporate plane/travel costs to our Richmond, Virginia headquarters and other locations as appropriate. Mr. Folliard is not receiving any additional non-employee director compensation during his tenure as Interim Executive Chair.
(h)Ms. Goodman and Mr. Steenrod are not standing for reelection at this year’s annual meeting.
(i)Mr. Satriano’s director fees were paid to JMPS Advisory LLC.

PROPOSAL FOUR: APPROVAL OF AMENDED AND RESTATED CARMAX, INC. 2002 STOCK INCENTIVE PLAN

The Company’s shareholders are being asked to approve material amendments to the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) to (a) increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan by 1,842,000 shares, (b) add a minimum vesting requirement for incentive awards, with limited exceptions, (c) prohibit the payment of dividends and dividend equivalents with respect to unvested incentive awards, and (d) extend the termination date of the Stock Incentive Plan from June 27, 2033 to June 23, 2036. Both the Compensation and Personnel Committee (the “Committee”) and the Board have adopted these amendments, along with certain other amendments to the Plan to reflect the passage of time, applicable law, and to effect certain clarifying or conforming revisions, subject to shareholder approval at the annual meeting.

Proposed Amendments to the Stock Incentive Plan

The first proposed amendment will ensure that a sufficient reserve of common stock remains available for issuance under the Stock Incentive Plan in order to allow the Company to continue to use equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. The Company relies on equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards, and common stock. The Committee believes that these equity incentives are necessary for the Company to maintain a competitive equity compensation program. The proposed share increase would provide the Company with the ongoing ability to incentivize associates with a meaningful stake in our future recovery and align our associates’ and our directors’ interests with long-term shareholder interests. Therefore, the Committee proposes to increase the number of shares of the Company’s common stock reserved for issuance under the Stock Incentive Plan from 61,850,000 to 63,692,000. In determining the number of shares of common stock to reserve under the Revised Stock Incentive Plan (defined below), management and the Committee evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further in the “Additional Information Regarding Share Increase: Share Usage, Dilution, Burn Rate, and Overhang” section. We believe the increased dilution resulting from the approval of the Revised Stock Incentive Plan remains consistent with shareholder interests.

The second and third proposed amendments will add a minimum vesting requirement for incentive awards, with limited exceptions, and prohibit the payment of dividend and dividend equivalents with respect to unvested incentive awards. The Committee believes that these new plan features will incentivize our associates’ retention and align their interests with long-term shareholder interests. These plan features also comport with the Company’s commitment to sound corporate governance practices.

The fourth proposed amendment extends the termination date of the Stock Incentive Plan from June 27, 2033, to June 23, 2036. This extension will permit the Committee to continue to utilize equity-based compensation as part of our competitive compensation program.

In addition, the Stock Incentive Plan has been amended to reflect the passage of time, applicable law (such as the removal of certain Stock Incentive Plan provisions related to Section 162(m) of the Code (as defined below) that are no longer applicable), and to effect certain clarifying or conforming revisions.

A copy of the Stock Incentive Plan as proposed is attached to this proxy statement as Appendix A (the “Revised Stock Incentive Plan”). The following is a summary of the principal features of the Revised Stock Incentive Plan. The summary does not purport to be a complete description of all the provisions of the Revised Stock Incentive Plan and is qualified in its entirety by reference to the Revised Stock Incentive Plan. Aside from the amendments described above, the Revised Stock Incentive Plan remains the same as the Stock Incentive Plan in all material respects.

Incentive Equity Awards in Fiscal 2026

The Company grants equity and equity-based awards, including cash-settled restricted stock units, to approximately 25% of all our employees annually. In fiscal 2026, we granted equity and equity-based awards, including cash-settled restricted stock units, covering 3,053,526 shares under the Stock Incentive Plan, of which awards for 587,665 shares, or 19%, were granted to our named executive officers; awards for 47,489 shares, or 2%, were granted to our non-employee directors (other than Mr. McCreight); and awards for 2,418,372 shares, or 79%, were granted to our broad-based employee population.

As of February 28, 2026, the total number of shares of common stock underlying outstanding options under the Stock Incentive Plan was 8,551,243. The outstanding options have exercise prices ranging from $39.27 to $136.94, and the aggregate intrinsic value of these options that were in the money on February 28, 2026 was $3,432. The outstanding options generally vest ratably over a four-year period.

On March 31, 2026, the closing price for a share of the Company’s common stock was $41.58.

Annual Equity Grant in Fiscal 2027

On May 1, 2026, the Company granted its annual equity awards to employees. Immediately following the grant, 3,898,549 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan. Information about the awards granted on May 1, 2026, including the number of incentive awards outstanding, the weighted average exercise price of outstanding incentive awards, the weighted average term of outstanding incentive awards, and the number of full value awards outstanding, can be found in the section titled “Additional Information Regarding Outstanding Equity Awards” beginning on page 79.

Additional Information Regarding Share Increase: Share Usage, Dilution, Burn Rate, and Overhang

Upon adoption by shareholders at the annual meeting, the Revised Stock Incentive Plan will authorize 63,692,000 shares of CarMax, Inc. common stock for issuance as incentive awards (including, without limitation, incentive stock options). Incentive awards under the Revised Stock Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. The number of shares available for incentive awards under the Revised Stock Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the Revised Stock Incentive Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger.

Equity Plan Share Reservation Summary Table as of February 28, 2026(a)

		Shares
A.	Total shares authorized under the Stock Incentive Plan	61,850,000
B.	Total shares awarded from Stock Incentive Plan through February 28, 2026	(65,857,262)
C.	Shares added back to share reserve from Stock Incentive Plan through February 28, 2026 due to cancellations and forfeitures of awards, or in satisfaction of exercise price or tax withholding obligations	7,540,471
D.	Shares available to be granted under the Stock Incentive Plan as of February 28, 2026 (A-B+C)	3,533,209
E.	New shares available for grant under the Revised Stock Incentive Plan	1,842,000
F.	Total shares available for grant under Revised Stock Incentive Plan if approved (D+E)	5,375,209
G.	Shares Outstanding as of February 28, 2026	141,799,070

(a)This table does not include the annual equity awards granted on May 1, 2026, as described in “Additional Information Regarding Outstanding Equity Awards” on page 79.

In determining the number of shares to reserve under the Revised Stock Incentive Plan, management and the Committee also evaluated our Stock Incentive Plan’s historic dilution rate, burn rate, and overhang. This helps us ensure that we are continuing to take a disciplined approach to equity compensation.

The 1,842,000 share increase requested to be approved by shareholders represents 1.30% of our total common shares outstanding as of February 28, 2026. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total common shares outstanding at the end of the fiscal year. The average annual dilution over the last three fiscal years was 1.13%.

We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Our annual burn rate over the last three fiscal years has averaged 1.23%.

An additional metric that we use to measure the cumulative impact of the Revised Stock Incentive Plan is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 9.08%. If the Revised Stock Incentive Plan is approved, our overhang would increase to 10.72%.

We calculate dilution, burn rate, and overhang based upon total common shares outstanding at the end of the fiscal year. Cash-settled restricted stock units are not included in the dilution, burn rate, or overhang calculations because these awards are settled in cash and have no dilutive effect.

Equity Compensation Plan Key Metrics Summary Table

	Fiscal 2026 (%)	Fiscal 2025 (%)	Fiscal 2024 (%)	Three Year Average (Fiscal 2026-2024)
Percentage of Equity-Based Awards Granted to Named Executive Officers	19.25%	14.58%	15.57%	16.46%
Dilution	1.40%	0.99%	1.00%	1.13%
Burn rate	1.46%	1.11%	1.13%	1.23%
Overhang	9.42%	8.70%	9.11%	9.08%

The potential dilution from the requested share increase, the burn rate, and our overhang all reflect the impact of our share repurchase program. We have repurchased a total of 18,593,100 shares over the last three fiscal years. These share repurchases have returned value to our shareholders and have mitigated the dilutive effect of our equity grants. However, the repurchases have increased dilution, burn rate, and overhang percentages by shrinking the number of common shares outstanding. Without this reduction in total common shares outstanding, our annual dilution would have averaged 1.06%, our burn rate would have averaged 1.16%, and our overhang would have averaged 8.56% over the last three fiscal years.

Taking into account the Company’s equity grant practices and the foregoing information, the Company believes that the additional share authorization requested is appropriate.

New Plan Benefits

The benefits that will be awarded or paid under the Revised Stock Incentive Plan cannot currently be determined. Incentive awards granted under the Revised Stock Incentive Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. The Revised Stock Incentive Plan does not have set benefits or amounts, and no grants or awards have been made by the Board or the Committee to date subject to shareholder approval.

A Description of Material Features of the Revised Stock Incentive Plan

OVERVIEW AND AVAILABLE SHARES

As stated above, the Revised Stock Incentive Plan will authorize 63,692,000 shares of CarMax, Inc. common stock for issuance as incentive awards. Incentive awards under the Revised Stock Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards, or common stock. The number of shares available for incentive awards under the Revised Stock Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the Revised Stock Incentive Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger.

GENERAL AWARD LIMITS

No more than 3,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year. No non-employee directors may receive awards under the Revised Stock Incentive Plan and under any other Company equity plan, taken together with any cash fees paid to such non-employee director, with a total value in excess of $1.0 million for any fiscal year.

ADMINISTRATION AND TERM

The Committee will continue to administer the Revised Stock Incentive Plan. The Committee shall have the power and complete discretion to administer the Revised Stock Incentive Plan, including the power to determine when to grant incentive awards; which eligible participants will receive incentive awards; whether the award will be an option, stock appreciation right, restricted stock, restricted stock unit, performance compensation award, or Company common stock; whether stock appreciation rights will be attached to options; and the number of shares or units to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock or restricted stock units under the Revised Stock Incentive Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for CarMax to reacquire shares issued pursuant to an incentive award.
The Committee has delegated limited authority to the Company’s CEO and CFO to grant equity awards to the Company’s non-executive officer employees. The Committee delegated this authority to permit the CEO and CFO to award limited equity grants without the specific action of the Committee. Pursuant to this delegation, the CEO and CFO have the discretion to grant up to a total maximum of 75,000 units or shares of the Company’s common stock to non-executive officer employees between regularly scheduled Committee meetings.

If approved, the Revised Stock Incentive Plan will terminate on June 23, 2036, unless the Board terminates it prior to that date. Incentive awards existing after the termination date will continue to be governed by the terms and conditions of the Revised Stock Incentive Plan.

ELIGIBILITY

All present and future employees and non-employee directors of the Company are eligible to receive incentive awards under the Revised Stock Incentive Plan. As described above, employees and non-employee directors participate in the Revised Stock Incentive Plan on the basis of determinations made by the Committee. As of February 28, 2026, there were 27,796 employees and 9 non-employee directors of the Company.

MINIMUM VESTING REQUIREMENT

No incentive award (other than substitute awards or common stock delivered in lieu of fully vested cash incentive awards) granted under the Revised Stock Incentive Plan may vest earlier than the first anniversary of the date the award is granted, subject to the exceptions in this paragraph. For purposes of awards to non-employee directors, incentive awards shall be deemed to satisfy the minimum vesting requirement if they vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting. The Committee may grant incentive awards without regard to the minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Revised Stock Incentive Plan. In addition, the minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any incentive award, including in cases of retirement, death, disability or a change-in-control of the Company.

TYPES OF AWARDS

Stock Options

Options granted under the Revised Stock Incentive Plan may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonstatutory stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the CarMax, Inc. common stock on the date of the grant. The Committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award agreement or by separate action of the Committee. The maximum term of any option granted under the plan is ten years. To date, all options awards made pursuant to the Stock Incentive Plan have been nonstatutory options.

Stock Appreciation Rights

The Committee may award stock appreciation rights under the Revised Stock Incentive Plan either with or without related options, or the Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to CarMax all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the common stock under the related option or, if the stock appreciation right is not related to an option, the fair market value of the common stock on the date the stock appreciation right was awarded. The Committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent of the stock appreciation right’s surrender, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. CarMax’s obligation arising upon exercise of a stock appreciation right may be paid in the Company’s common stock or in cash, or in any combination of the two, as the Committee may determine. Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at the times specified by the Committee. To date, awards of stock appreciation rights have only been made in tandem with option awards and are exercisable solely upon a change-in-control.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units issued pursuant to the Revised Stock Incentive Plan are subject to the following general restrictions: (i) no such shares or units may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares or units have lapsed or been removed under the provisions of the Revised Stock Incentive Plan; (ii) if a holder of restricted stock or restricted stock units ceases to be employed by CarMax or one of its affiliates, any shares of restricted stock, or restricted stock units, on which the restrictions have not lapsed or been otherwise removed will be forfeited; and (iii) any dividends or dividend equivalent amounts with respect to any share of Company common stock underlying any restricted stock or restricted stock unit award may be accrued but not paid until all conditions or restrictions relating to such share of common stock have been satisfied. The Committee is also authorized to impose further restrictions on restricted stock or restricted stock units, including additional events of forfeiture. The Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability, death, or retirement of the participant, or as a result of a change-in-control. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and, subject to the restriction on dividend payments described in the paragraph above, are entitled to receive all dividends and other distributions paid with respect to those shares. Participants holding restricted stock units do not possess any voting rights with respect to those units, but are entitled to receive all dividends and other distributions paid with respect to those units if and as so provided in the related award agreement, subject to the restriction on such payments described in the paragraph above.

Restricted stock units may be settled by the Company in the form of shares of Company common stock, cash, or a fixed combination of both, as determined by the Committee.

Performance Compensation Awards

Under the Revised Stock Incentive Plan, the Committee is permitted to grant any type of incentive award with performance conditions. The Committee determines, among other items, the performance requirements for the vesting of these awards, such as the performance goals and performance period applicable to the awards. Applicable performance goals may include, but are not limited to, the following measurements: pretax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return; each as determined in accordance with U.S. generally accepted accounting principles, where applicable.

Company Common Stock

The Committee is also permitted to make grants of Company stock without restrictions.

CHANGE-IN-CONTROL

The Committee may, in its discretion, include provisions in award agreements that will make the incentive awards vested and/or fully exercisable upon a change-in-control of CarMax, or upon the occurrence of one or more events subsequent to a change-in-control, notwithstanding other conditions on exercisability in the option.

Pursuant to the Revised Stock Incentive Plan, a “change of control” will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, or acquires the right to become, the beneficial owner of CarMax’s securities having 20% or more of the combined voting power of the then outstanding securities of CarMax that may be cast for the election of the board of directors of CarMax (other than as a result of an issuance of securities initiated by CarMax in the ordinary course of business); or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of CarMax before such a transaction cease to constitute a majority of the board of directors of CarMax or any successor to CarMax after such a transaction.

TRANSFERABILITY OF INCENTIVE AWARDS

No options or stock appreciation rights granted under the Revised Stock Incentive Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. Restricted stock units are not transferable by means of sale, assignment, exchange, pledge or otherwise. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan. No incentive awards may be transferred for value or consideration without the prior approval of CarMax’s shareholders.

CLAWBACK

Incentive awards under the Revised Stock Incentive Plan are subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement) and in compliance with Code Section 409A.

REPRICING PRIOR AWARDS

Except in connection with certain corporate transactions, the terms of outstanding incentive awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other incentive awards, or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

FEDERAL INCOME TAX INFORMATION

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the Revised Stock Incentive Plan, based upon the current provisions of the Code and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions and their interpretations are subject to change, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options

A participant will not recognize income on the grant of an incentive stock option. Additionally, a participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss.

If, however, such shares are disposed of within such one or two year periods (a “disqualifying disposition”), then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price. The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

Nonqualified Stock Options and Stock Appreciation Rights

A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise over the exercise price.

Restricted Stock

Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code (“Section 83(b)”) as described below, the participant generally is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares.

If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are granted, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of grant over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Restricted Stock Units

A participant generally is not required to recognize income upon the grant of a restricted stock unit. In general, on the date the restricted stock units settle, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the restricted stock units as of the settlement date. In addition, FICA taxes are imposed in the year of vesting (which may occur prior to the year of settlement).

Company Common Stock

A participant generally is required to recognize income on the date of grant of Company common stock in the amount of the fair market value of the stock received.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares granted under the Revised Stock Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility By CarMax

CarMax generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, CarMax will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, or restricted stock or restricted stock unit, CarMax will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation

In general, Section 162(m) denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions.

MODIFICATION OF THE REVISED STOCK INCENTIVE PLAN

The CarMax board of directors may amend, alter, or terminate the Revised Stock Incentive Plan as it deems advisable, provided that the CarMax shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Revised Stock Incentive Plan, (ii) materially increase the number of shares of CarMax, Inc. common stock that may be issued under the Revised Stock Incentive Plan, or (iii) materially modify the requirements of eligibility for participation in the Revised Stock Incentive Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Revised Stock Incentive Plan as it deems appropriate to ensure compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and to cause incentive awards to meet the requirements of the Code, including Code Section 422, and regulations thereunder. Incentive awards granted under the Revised Stock Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

If the Revised Stock Incentive Plan is not approved by our shareholders, the Revised Stock Incentive Plan will not go into effect and we may continue to make awards under our Stock Incentive Plan.

Additional Information Regarding Outstanding Equity Awards

On May 1, 2026, the Company granted its annual equity awards to employees. The awards included 15,154 shares issued as stock options and 489,888 issued as stock-settled restricted stock unit awards. Also included were 875,939 shares issued as stock-settled performance stock unit awards and restricted stock unit awards with market-based performance conditions which, following the settlement of these units on their third anniversary (and assuming no forfeitures), will result in the payment to the pool of participants of between 0 and 1,751,878 shares of Company common stock.

Immediately following the Company’s grant of its annual equity awards to Company employees, 3,898,549 shares of common stock remained available for issuance as incentive awards under the Stock Incentive Plan; this amount included shares that have been forfeited or otherwise terminated without issuance of shares. As of May 1, 2026, the total number of shares of common stock underlying outstanding options, stock-settled restricted stock units, stock-settled restricted stock units for which payment has been deferred, stock-settled performance stock units, restricted stock unit awards with market-based performance conditions, and restricted stock awards under the Stock Incentive Plan was 7,276,763; 539,238; 128,526; 724,329; 1,038,113 and 0, respectively. Accordingly, the total number of shares of common stock underlying full value awards was 2,430,296 on that date.

As of May 1, 2026, the total number of shares of common stock underlying outstanding options for the Stock Incentive Plan was 7,276,763. For such options, the weighted average exercise price was $79.74 and the weighted average remaining contractual life was 3.66 years. The number of common shares outstanding was 141,909,099.

The aggregate number of shares of common stock subject to stock options granted to certain persons under the Stock Incentive Plan since its inception is set forth in the table below. No stock options have been granted under the Stock Incentive Plan to any associate of any director, director nominee, or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the Stock Incentive Plan.

Name and Position	Number of Options Granted
Named Executive Officers
David W. McCreight(a) Interim President and Chief Executive Officer	—
Enrique Mayor-Mora Executive VP and Chief Financial Officer	437,345
Charles Joseph Wilson Executive VP and Chief Operating Officer	502,165
Diane L. Cafritz Executive VP, Chief Innovation and People Officer	428,152
Shamim Mohammad Executive VP and Chief Information and Technology Officer	533,497
William D. Nash Former President and Chief Executive Officer	2,995,009
All current executive officers as a group	6,204,735
All non-employee directors as a group	—
Director Nominees
Keith Barr	54,025
Peter J. Bensen	—
Sona Chawla	—
William C. Cobb	—
Thomas J. Folliard	3,339,849(b)
James Kessler	—
Mark F. O’Neil	—
Robert T. O’Shaughnessy	—
Pietro Satriano	—
Marcella Shinder	—
All other employees, including all current officers who are not executive officers, as a group	43,038,196

(a)    Mr. McCreight is also a director nominee.
(b)    Mr. Folliard retired as our Chief Executive Officer in 2016. All of the options granted to Mr. Folliard under the Stock Incentive Plan were awarded in his capacity as an employee of CarMax. Mr. Folliard was not awarded any options for his service as our Interim Executive Chair.

Equity Compensation Plan Information

The following table provides information as of February 28, 2026, with respect to our two equity-based compensation plans under which shares of our common stock have been authorized for issuance: (i) our Stock Incentive Plan and (ii) our Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
Stock Incentive Plan	8,551,243	$79.83	3,533,209(a)
Employee Stock Purchase Plan	—	—	1,146,005
Equity compensation plans not approved by security holders	—	—	–
Total	8,551,243	$79.83	4,679,214
(a)   The remaining common stock available for future issuance under the Stock Incentive Plan may be issued as options, common stock, restricted stock, restricted stock units, performance compensation awards, or stock appreciation rights.
(b)    The ESPP authorizes the issuance of 8,000,000 shares of common stock. As of February 28, 2026, 6,853,995 shares have been purchased on the open market and 1,146,005 shares remain available for issuance. Under the ESPP, full- and part-time associates who have been employed for one year or more are eligible to participate. Executive officers may not participate in the ESPP. A participating associate may authorize payroll deductions between 2% and 10% of compensation, up to an annual maximum of $10,000. Each month, the payroll deductions are used to purchase CarMax common stock. Shares are purchased on the open market and the purchase price is the average cost of all shares purchased for a particular month. To encourage participation in the ESPP, we match 15% of the associate’s contribution. An eligible associate may change, cease, or restart contributions for any payroll period without penalty. We pay all administrative costs of the ESPP. There are no outstanding options, warrants, or rights under the ESPP.

Registration with the SEC

We intend to file with the SEC a registration statement on Form S-8 covering the Company’s common stock reserved for issuance under the Revised Stock Incentive Plan.

Vote Required

In order to be adopted, the Revised Stock Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the Company’s common stock. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Broker non-votes on this proposal and abstentions are not considered votes cast.

The board of directors recommends that the shareholders vote FOR Proposal Four.

CARMAX SHARE OWNERSHIP
Share Ownership of Directors and Executive Officers

The following table includes information about our common stock beneficially owned as of March 31, 2026, by:
▪Our named executive officers.
▪Each director or nominee for director.
▪All of our directors and executive officers as a group.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax Shares that May Be Acquired Within 60 Days after March 31, 2026	Shares of CarMax Common Stock Beneficially Owned as of March 31, 2026(a)(b)	Percent of Class
David W. McCreight(c)	4,749	28,692	*
Enrique N. Mayor-Mora	181,086	201,600	*
Charles Joseph Wilson	170,128	186,799	*
Diane L. Cafritz	176,589	183,799	*
Shamim Mohammad	192,182	204,351	*
William D. Nash	1,497,898	1,681,336	1.19%
Directors/Director Nominees
Keith Barr	—	—	*
Peter J. Bensen	2,390	7,390	*
Sona Chawla	2,020	4,426	*
William C. Cobb	—	—	*
Thomas J. Folliard	17,296	212,821	*
Shira Goodman	—	34,551	*
James Kessler	—	—	*
Mark F. O’Neil(d)	13,874	41,374	*
Robert T. O’Shaughnessy	—	—	*
Pietro Satriano	12,886	12,886	*
Marcella Shinder	4,410	16,341	*
Mitchell D. Steenrod	4,410	25,444	*
All directors and executive officers as a group (16 persons)	1,050,163	1,430,284	1.01%
* Represents beneficial ownership of less than one percent of the 141,820,715 shares of CarMax common stock outstanding on March 31, 2026.
(a)    In addition to shares of CarMax common stock beneficially owned on March 31, 2026, includes (i) shares of CarMax common stock that could be acquired through the exercise of stock options within 60 days after March 31, 2026, (ii) shares of CarMax common stock that will be acquired upon the May 1, 2026, settlement of the PSUs granted to certain officers on May 1, 2023, and (iii) shares of CarMax common stock that could be acquired by certain directors upon the settlement of restricted stock units for which settlement has been deferred until retirement from the Board. Each of the PSUs has been converted to shares of CarMax common stock based upon the actual performance to the goals set by the Compensation and Personnel Committee. Each director restricted stock unit is converted into one share of CarMax common stock upon settlement.

(b)Does not include vested restricted stock units held by non-employee directors (“DSUs”) for which payment has been deferred until the January 1 following the holding director’s retirement from the Board. At the end of the deferral period, one share will be issued for each DSU. The following directors hold the listed number of DSUs excluded from the table for this reason: Mr. Bensen (14,906), Ms. Chawla (15,276), Ms. Goodman (4,774), Mr. McCreight (7,142), Mr. Satriano (3,429), Ms. Shinder (8,078) and Mr. Steenrod (12,886).
(c)Mr. McCreight is also a director of CarMax.
(d)16,684 shares held indirectly by Mr. O’Neil’s spouse in a revocable trust.

Share Ownership of Certain Beneficial Owners

The following table includes information regarding the beneficial ownership of our common stock by each person or group known to the Company to own more than 5% of the outstanding shares of our common stock on March 31, 2026, unless otherwise indicated.

Name and Address of Beneficial Owner(s)	Number of Shares Owned	Percent of Class
BlackRock, Inc.(a) 50 Hudson Yards New York, NY 10001	16,748,605	11.8%
AQR Capital Management, LLC(b) One Greenwich Plaza, Suite 130 Greenwich, CT 06830	7,930,345	5.6%
Vanguard Capital Management LLC(c) 100 Vanguard Boulevard Malvern, PA 19355	7,469,311	5.3%
Vanguard Portfolio Management LLC(d) 100 Vanguard Boulevard Malvern, PA 19355	7,352,768	5.2%

(a)Information concerning the CarMax common stock beneficially owned was obtained from a Schedule 13G/A filed November 6, 2025. According to the Schedule 13G/A, BlackRock, Inc. has the sole power to vote 16,235,694 shares and the sole power to dispose of 16,748,605 shares.
(b)Information concerning the CarMax common stock beneficially owned was obtained from a Schedule 13G filed jointly by AQR Capital Management, LLC and AQR Capital Management Holdings, LLC (collectively, the “AQR Holders”) on February 13, 2026. According to the Schedule 13G, the AQR Holders have shared power to vote 7,930,345 shares and shared power to dispose of 7,930,345 shares.
(c)Information concerning the CarMax common stock beneficially owned was obtained from a Schedule 13G filed April 29, 2026. According to the Schedule 13G, Vanguard Capital Management LLC (“VCM”) and/or its affiliates (as described below) have the sole power to vote 1,082,547 shares and the sole power to dispose of 7,469,311 shares. The Schedule 13G reports the securities beneficially owned, or deemed to be beneficially owned, by VCM and the following affiliates of VCM or business divisions of such affiliates: Vanguard Asset Management Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisers, LLC and Vanguard Investments Australia Ltd. The Schedule 13G includes securities held by Vanguard funds, or sleeves thereof, over which VCM exercises dispositive power, in addition to securities held by clients over which the affiliates or business divisions of such affiliates indicated above exercise dispositive and/or voting power.
(d)Information concerning the CarMax common stock beneficially owned was obtained from a Schedule 13G filed April 29, 2026. According to the Schedule 13G, Vanguard Portfolio Management LLC (“VPM”) and/or its affiliates (as described below) have the sole power to vote 76,496 shares and the sole power to dispose of 7,352,768 shares. The Schedule 13G reports the securities beneficially owned, or deemed to be beneficially owned, by VPM and the following affiliates of VPM or business divisions of such affiliates: Vanguard Fiduciary Trust Company and Vanguard Global Advisers, LLC. The Schedule 13G includes securities held by Vanguard funds, or sleeves thereof, over which VPM exercises dispositive power, in addition to securities held by clients over which the affiliates or business divisions of such affiliates indicated above exercise dispositive and/or voting power.

Delinquent Section 16(a) Reports
Our executive officers, directors, and persons who beneficially own more than 10% of our common stock are required to report any transactions in our common stock to the SEC and to share those reports with us. Based solely on a review of these reports and related written representations, we believe that all officers, directors and beneficial owners of more than 10% of our common stock complied with applicable filing requirements during fiscal 2026 with the exception of one report relating to a single transaction that occurred in fiscal 2021 filed late for Mark O’Neil.

GENERAL INFORMATION

Attending the Virtual Annual Meeting
How to Attend
This year our annual shareholders meeting will be held virtually and there will be no in-person meeting location. The annual shareholders meeting is open to all holders of CarMax common stock as of April 17, 2026. Shareholders will be able to attend and participate in the virtual meeting, including voting their shares and asking questions. To attend and participate in our annual meeting, visit www.virtualshareholdermeeting.com/KMX2026 and enter the 16-digit control number listed on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

Our annual meeting will begin promptly at 1:00 p.m., Eastern Time, on June 23, 2026. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure that you can hear the streaming audio. You may begin to log into the virtual platform beginning at 12:45 p.m., Eastern Time, on June 23, 2026.

The virtual meeting is supported across different online browsers and devices (desktops, laptops, tablets, and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have a strong internet connection from wherever you intend to participate in the annual meeting.

Submitting Questions at the Meeting
Before the Virtual Meeting.
•Log in to proxyvote.com and enter your 16-digit control number.
•Once past the login screen, click on “Submit Questions.”
•Type in your question, and click “Submit.”

During the Virtual Meeting.
•Log into the online meeting platform at www.virtualshareholdermeeting.com/KMX2026, type your question into the “Ask a Question” field, and click “Submit.”

Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

If you are unable to attend our annual meeting, a replay of the annual meeting will be posted to our website at investors.carmax.com after the meeting.

Voting Information
Shareholders Entitled to Vote	If you owned CarMax common stock at the close of business on April 17, 2026, you can vote at the annual shareholders meeting. Each share of common stock is entitled to one vote.

To conduct the annual shareholders meeting, a majority of our outstanding shares of common stock as of April 17, 2026, must be present or represented by proxy. This is referred to as a quorum. Abstentions and shares held by banks, brokers or nominees that are voted on any matter are included in determining whether a quorum exists. There were 141,820,715 shares of CarMax common stock outstanding on April 17, 2026.

How to Vote (Record Owners)
Shareholders of record (that is, shareholders who hold their shares in their own name) may vote in any of the following ways:

●     By Internet Before the Virtual Meeting. You may vote online by accessing www.proxyvote.com and following the on-screen instructions. You will need the Control Number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a proxy card.

●     By Telephone. You may vote by calling toll free 1-800-690-6903 and following the instructions. You will need the Control Number included on the Notice or on your proxy card, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a proxy card.

●     By Mail. If you requested printed copies of the proxy materials, you will receive a proxy card, and you may vote by signing, dating and mailing the proxy card in the envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

●     At the Virtual Meeting. While we encourage you to vote your shares prior to the annual meeting, you may vote at the virtual annual shareholders meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/KMX2026 as a shareholder and following the voting link. You will need your 16-digit control number found on your proxy card or notice document to do so.

Participants in our ESPP may vote in any of the ways listed above.

How to Vote (Beneficial Owners)
If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you may vote in any of the following ways:

●     By Internet Before the Virtual Meeting. You may vote online by accessing www.proxyvote.com and following the on-screen instructions. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote online 24 hours a day. If you vote online, you do not need to return a voting instruction form.

●     By Telephone. You may vote by telephone by following the instructions provided in the Notice. You will need the Control Number included on the Notice or on your voting instruction form, as applicable. You may vote by telephone 24 hours a day. If you vote by telephone, you do not need to return a voting instruction form.

●     By Mail. If you requested printed copies of the proxy materials, you will receive a voting instruction form, and you may vote by signing, dating and mailing it in the envelope provided.

●     At the Virtual Meeting. While we encourage you to vote your shares prior to the annual meeting, you may vote at the virtual annual shareholders meeting by logging into the virtual platform at www.virtualshareholdermeeting.com/KMX2026 as a shareholder and following the voting link. You will need your 16-digit control number found on your proxy card or notice document to do so.

Deadline for Voting (Before the Virtual Meeting)	For both shareholders of record and beneficial owners of shares held in street name (other than ESPP participants), online and telephone voting is available through 11:59 p.m. ET on Monday, June 22, 2026.

For shares held by ESPP participants in an ESPP account, online and telephone voting is available through 11:59 p.m. ET on Thursday, June 18, 2026.

Changing Your Vote	You may revoke your proxy at any time before it is exercised by submitting a subsequent vote using any of the methods described above.

Effect of Not Voting
Shareholders of Record. If you are a shareholder of record and you:

 ●     Do not vote via the internet before the virtual meeting, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote your shares.

 ●     Sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion on any other matters properly presented for a vote.

Beneficial Owners of Shares Held in Street Name or Participants in the ESPP. If you are a beneficial owner of shares held in street name or a participant in the ESPP and you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares generally may vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on this matter. This is generally referred to as a “broker non-vote.”

Voting Standards	Proposals One (election of directors), Two (ratification of KPMG), Three (advisory approval of executive compensation), and Four (approval of amended and restated stock incentive plan) must be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted in determining the number of votes cast on Proposals One, Two, Three, and Four.
Routine and Non-Routine Proposals
Routine Proposals. Proposal Two (ratification of KPMG) is considered a routine matter. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposal Two.

Non-routine Proposals. Proposals One (election of directors), Three (advisory approval of executive compensation), and Four (approval of amended and restated stock incentive plan) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Counting the Votes	A representative of American Election Services, LLC will tabulate the votes and act as inspector of election at the annual shareholders meeting.
Proxy Information
Electronic Access to Proxy Materials and Annual Report
We are providing access to our proxy materials primarily over the internet rather than mailing paper copies of those materials to each shareholder. On or about May 12, 2026, we will mail the Notice to our shareholders. This Notice will provide website and other information for the purpose of accessing proxy materials. The Notice tells you how to:

●     View our proxy materials for the annual shareholders meeting on the internet.

●     Instruct us to send proxy materials to you by mail or email.

Choosing to receive proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual shareholders meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect unless and until you rescind it.

Householding Information	The SEC rules permit the Company and intermediaries, such as a brokerage firm or bank, to deliver only one copy of the Notice, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our annual report and proxy statement, to multiple shareholders who share the same address, unless the Company has received contrary instructions from the affected shareholder. This method of delivery is known as “householding.” The Company will, upon written or oral request, deliver promptly a separate copy of the annual report, proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Registered shareholders wishing to receive a separate set of proxy materials or Notice in the future or registered shareholders sharing an address wishing to receive only a single copy of the proxy materials or Notice in the future may contact the Company’s Transfer Agent: Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660; 800-937-5449. Beneficial owners of shares held in street name can request information about householding from their banks, brokers or other holders of record.
Proxy Solicitation	CarMax pays the cost of soliciting proxies. We will solicit proxies from our shareholders, and, after the initial solicitation, some of our associates or agents may contact shareholders by telephone, by email or in person. We have retained Georgeson LLC to solicit proxies for a fee of $9,750 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of our common stock.
Website Addresses in the Proxy Statement	Website addresses in this proxy statement are inactive textual references. The information on, or accessible through, these websites is not incorporated by reference into, and is not a part of, this proxy statement.
Other Matters
Other Matters	We are not aware of any matters that may come before the annual shareholders meeting other than the proposals disclosed in this proxy statement. If other matters do come before the annual shareholders meeting, the named proxy holders will vote in accordance with their best judgment.
Next Year’s Meeting	We plan to hold our 2027 annual shareholders meeting on or about June 29, 2027.
Cautionary Statement Regarding Forward-Looking Statements	We caution readers that the statements contained in this Proxy Statement that are not statements of historical fact, including statements about our future business plans, operations, challenges, opportunities or prospects, including without limitation any statements or factors regarding our recent leadership transition, environmental, social and other sustainability plans, goals, targets, commitments and strategies, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “enable,” “estimate,” “expect,” “intend,” “may,” “on track,” “outlook,” “plan,” “positioned,” “predict,” “should,” “target,” “will” and other variations of these words or similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon the Company’s current knowledge, expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. These risks and uncertainties include, without limitation, those set forth in “Item 1A – Risk Factors” in the Company’s most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or subsequent filings with the SEC. We caution investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. We disclaim any intent or obligation to update any forward-looking statements made in this Proxy Statement.

Shareholder Proposal Information
Advance Notice of Director Nominations, Universal Proxy Nominations, and Shareholder Proposals and Other Items of Business
Director Nominations.

● Our proxy access right permits an eligible shareholder, or a group of up to 20 shareholders, to nominate and include in CarMax’s proxy materials directors constituting up to 20% of the Board of Directors. To be eligible, the shareholder or shareholder group must have owned 3% or more of our outstanding capital stock continuously for at least three years and satisfy certain notice and other requirements set forth in Sections 2.3 and 2.3A of our bylaws. Notice of proxy access director nominees for the 2027 annual shareholders meeting must be received no earlier than December 13, 2026, and no later than January 12, 2027.

● Director nominations that a shareholder intends to present at the 2027 annual shareholders meeting, but does not intend to have included in CarMax’s proxy materials, must be received no earlier than December 13, 2026, and no later than January 12, 2027. The notice must satisfy the requirements set forth in Section 2.3 of our bylaws.

Universal Proxy. Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements of our bylaws, including providing the notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 26, 2027.

Shareholder Proposals and Other Items of Business. A shareholder proposal will be acted upon at the 2027 annual shareholders meeting only if it is included in our proxy statement or submitted under Section 1.3 of our bylaws.

To be considered for inclusion in our 2027 proxy statement, a shareholder proposal must be received by our Corporate Secretary no later than January 12, 2027, and must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

To bring a matter for consideration before the 2027 annual shareholders meeting that is not included in the 2027 proxy statement, you must notify our Corporate Secretary no earlier than the close of business on December 13, 2026, and no later than the close of business on January 12, 2027, and must comply with Section 1.3 of our bylaws.

All director nominations and proposals must be submitted in writing to our Corporate Secretary at CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238.

APPENDIX A: AMENDED AND RESTATED CARMAX, INC. 2002 STOCK INCENTIVE PLAN

CARMAX, INC.
2002 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED JUNE 23, 2026)

1.    Purpose. The purpose of this CarMax, Inc. 2002 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of CarMax, Inc. (the “Company”) by (a) attracting and retaining key employees of the Company through the use of stock incentives and (b) encouraging ownership in the Company by members of the Company’s Board of Directors. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ and directors’ interests with those of the Company’s shareholders.

2.    Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)    “Act” means the Securities Exchange Act of 1934, as amended.

(b)    “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Change of Control” means the occurrence of either of the following events: (i) any individual, entity or group (as defined in Section 13(d)(3) of the Act) becomes, or obtains the right to become, the beneficial owner (as defined in Rule 13(d)(3) under the Act) of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)    “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)    “Committee” means the committee appointed by the Board as described under Section 15.

(g)    “Company” means CarMax, Inc., a Virginia corporation.

(h)    “Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)    “Company Stock Award” means an award of Company stock made without any restrictions.

(j)    “Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(k)    “Disability” or “Disabled” means, as to an Incentive Stock Option, a disability within the meaning of Code Section 22(e)(3), and, as to a Restricted Stock Unit, a disability within the meaning of Code Section 409A(a)(2)(C). As to all other forms of Incentive Awards, the Committee shall determine whether a disability exists and such determination shall be conclusive.

(l)    “Fair Market Value” means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Committee on a basis consistently applied based on actual transactions in Company Stock on the exchange on which it generally has the greatest trading volume.

(m)    “Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Company Stock Award, Restricted Award or Performance Compensation Award under the Plan.

(n)    “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o)    “Maturity Date” means, with respect to a Restricted Stock Unit, the date upon which all restrictions set forth in Section 6(b) with respect to such Restricted Stock Unit have lapsed or been removed pursuant to Section 6(g) or Section 6(h).

(p)    “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422 or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(q)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

(r)    “Option” means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.

(s)    “Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(t)    “Participant” means any employee or director who receives an Incentive Award under the Plan.

(u)    “Performance Compensation Award” means any Incentive Award designated by the Committee as a Performance Compensation Award pursuant to Section 10 of the Plan.

(v)    “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that may be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company and may include but shall not be limited to the following: pre-tax income; net income; basic or diluted earnings per share; net revenues; comparable store unit sales (new and/or used); total vehicle unit sales (new and/or used); market share; gross profit; profit margin; cash flow; expense ratios; return on assets; return on invested capital; return on equity; stock price; market capitalization; and total shareholder return, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and adjusted in the discretion of the Committee, including to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for Incentive Awards under the Plan and cumulative effects of changes in accounting principles or such other adjustments as may be determined by the Committee. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(w)    “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(x)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period.

(y)    “Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(z)    “Restricted Award” means, collectively, the award of Restricted Stock or Restricted Stock Units.

(aa)    “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(ab)    “Restricted Stock Unit” means an award granted upon the terms and subject to the restrictions and limitations set forth in Section 6 that entitles the holder to receive a payment equal to the Fair Market Value of a share of Company Stock on the Maturity Date.

(ac)     “Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(ad)     “Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(ae)    “Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than one hundred percent (100%) of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code Section 424(f).

(af)     “Substitute Awards” means Incentive Awards granted or shares of Company Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ag)     “10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.    General.

(a)    Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Company Stock Awards, Restricted Awards and Performance Compensation Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to Section 16 of the Act.

(b)    Notwithstanding any other provision of the Plan to the contrary, Incentive Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Incentive Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Company Stock delivered in lieu of fully vested cash Incentive Awards and (iii) Incentive Awards granted to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting); provided that the Committee may grant Incentive Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 14(a)); and provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Incentive Award, including in cases of retirement, death, Disability or a Change of Control of the Company.

4.    Number of Shares of Company Stock.

(a)    Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 63,692,000 shares of Company Stock, which shall be authorized, but unissued shares.

(b)    Subject to Section 14 of the Plan, no more than 3,000,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one Participant during any single calendar year.

(c)    Subject to Section 14 of the Plan, in any fiscal year, no non-employee director may receive Incentive Awards granted under the Plan that, when taken together with cash fees and awards granted under any other Company equity plan to such non- employee director, exceed $1,000,000 in total value (calculating the value of any such awards based on the grant date Fair Market Value of such awards and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

(d)    Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan.

(e)    For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock under an Incentive Award tendered by a Participant (either by actual delivery or attestation) or retained by the Company in payment of the exercise price of an Option or SAR, or Applicable Withholding Taxes.

(f)    Incentive Awards shall reduce the number of shares of Company Stock available for Incentive Awards under the Plan only to the extent such Incentive Awards are paid in shares of Company Stock, as opposed to payment in cash or other consideration.

(g)    Substitute Awards shall not reduce the shares of Company Stock authorized for grant under the Plan or the applicable limitations for grant to a Participant under Sections 4(b) or 4(c). Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Company Stock authorized for grant under the Plan; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre- existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.

(h)    Subject to Section 14 of the Plan, the maximum number of shares of Company Stock that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4(a), plus, to the extent allowable under Section 422 of the Code, any shares of Company Stock that become available for issuance under the Plan under Sections 4(d) and (e).

5.    Eligibility.

(a)    All present and future employees and directors of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and discretion, as provided in Section 15, to select which employees and directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares or units to be allocated to each Participant as part of each Incentive Award.

(b)    The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.    Company Stock Awards and Restricted Awards.

(a)    Whenever the Committee deems it appropriate to grant a Company Stock Award, notice shall be given to the Participant stating the number of shares of Company Stock for which the Company Stock Award is granted. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Company Stock Award may be made by the Committee in its discretion without cash consideration.

(b)    Whenever the Committee deems it appropriate to grant a Restricted Award, notice shall be given to the Participant stating the number of shares of Restricted Stock or number of Restricted Stock Units for which the Restricted Award is granted and the terms and conditions to which the Restricted Award is subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Award may be made by the Committee in its discretion without cash consideration.

(c)    A Restricted Award issued pursuant to the Plan shall be subject to the following restrictions:

(i)    None of such shares or units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares or units shall have lapsed or shall have been removed pursuant to paragraph (h) or (i) below.

(ii)    If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any Restricted Awards, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (h) or (i) below, on the date such Participant shall cease to be so employed.

(iii)    Notwithstanding anything to the contrary herein, any dividends or dividend equivalent amounts with respect to any share of Company Stock underlying any Restricted Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such share of Company Stock have been satisfied.

(iv)    The Committee may establish such other restrictions on such shares or units that the Committee deems appropriate, including, without limitation, events of forfeiture and performance requirements for the vesting of awards.

(d)    Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such award of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(e)    Each Restricted Stock Unit shall entitle the Participant, on the Maturity Date, to receive from the Company an amount equal to the Fair Market Value on the Maturity Date of one share of Company Stock subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(f)    The manner in which the Company’s obligation arising on the Maturity Date of a Restricted Stock Unit shall be paid and date of payment shall be determined by the Committee and shall be set forth in the Participant’s Restricted Stock Unit agreement. The Committee may provide for payment in Company Stock or cash or a fixed combination of Company Stock and cash, or the Committee may reserve the right to determine the manner of payment at the time the payment is made. Shares of Company Stock issued as payment for a Restricted Stock Unit shall be valued at Fair Market Value on the Maturity Date subject to any limitations or enhancements on such value as the Committee may set forth in the notice of the Restricted Stock Unit award.

(g)    A Participant receiving an award of Restricted Stock Units shall not possess any rights of a shareholder with respect to the Restricted Stock Units and shall be entitled to receive payments equivalent to dividends and other distributions paid on shares of Company Stock only to the extent set forth in the Restricted Stock Unit agreement, subject to the restriction set forth in paragraph (c)(iii) above.

(h)    The Committee shall establish as to each Restricted Award the terms and conditions upon which the restrictions set forth in paragraph (c) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(i)    Notwithstanding the forfeiture provisions of paragraph (c)(ii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(j)    Each Participant shall agree at the time his or her Company Stock Award and/or Restricted Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (c) above shall be issued to such Participant for Restricted Stock. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (c) shall be communicated to the shareholder in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes for an award of Company Stock or Restricted Stock, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time. Applicable Withholding Taxes attributable to Restricted Stock Units may be withheld from the payment by the Company to the Participant for such Restricted Stock Units.

7.    Options.

(a)    Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject, including any performance-based vesting conditions, as the Committee acting in its complete discretion deems consistent with the terms of the Plan. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the Participant.

(b)    The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)    The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. No Nonstatutory Stock Option may be exercised after ten years from the Date of Grant.

(d)    Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i)    No Incentive Stock Option may be exercised after the first to occur of:

(x)    Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

(y)    Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

(z)    One year following the date of the Participant’s termination of employment by reason of death or
Disability.

(ii)    Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his or her Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his or her death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

(iii)    An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e)    The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement.

(f)    Notwithstanding the foregoing, an Option agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Company Stock exceeds the exercise price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares of Company Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Company Stock for which the Option was deemed exercised, less the number of shares of Company Stock required to be withheld for the payment of the total purchase price and Applicable Withholding Taxes; any fractional share of Company Stock shall be settled in cash.

8.    Stock Appreciation Rights.

(a)    Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i)    Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)    Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii)    The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide that the value of the Company Stock shall be calculated based on the Fair Market Value of the Company Stock on the day of exercise.

(iv)    Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

(v)    A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b)    Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form and may include performance-based vesting conditions, as the Committee deems appropriate. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

(i)    Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)    Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c)    The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9.    Method of Exercise of Options and Stock Appreciation Rights.

(a)    Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price (either by actual delivery or attestation), (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price, Applicable Withholding Taxes (if required by the Committee) and other costs and expenses associated with such sale and deliver promptly the amount necessary to pay the exercise price and any Applicable Withholding Taxes or (iii) request that the Company reduce the number of shares of Company Stock issued by the number of shares having an aggregate Fair Market Value equal to the aggregate exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)    The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of his or her investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to the Participant a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

(c)    Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver shares of Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(d)    Notwithstanding anything herein to the contrary, if the Company is subject to Section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10.    Performance Compensation Awards.

(a)    The Committee shall have the authority, at the time of grant of any Incentive Award described in this Plan to designate such Incentive Award as a Performance Compensation Award.

(b)    The Committee will, in its sole discretion, designate which Participants will be eligible to receive Performance Compensation Awards for such Performance Period. However, the designation of Participant eligibility to receive an Incentive Award for a Performance Period shall not in any manner entitle the Participant to receive payment for any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment for any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 10. Designation of Participant eligibility to receive an Incentive Award for a particular Performance Period shall not require designation of Participant eligibility to receive an Incentive Award in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Incentive Award shall not require designation of any other person as a Participant eligible to receive an Incentive Award in such period or in any other period.

(c)    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. The Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 10(c).

(d)    Payment of Performance Compensation Awards.

(i)    Condition to Receipt of Payment. Unless otherwise provided in the applicable award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment related to a Performance Compensation Award for such Performance Period.

(ii)    Limitation. Subject to Section 10(d)(i) and 10(d)(iii) and unless otherwise provided in an applicable award agreement, a Participant shall be eligible to receive payment related to a Performance Compensation Award to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii)    Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may increase, reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole discretion, such increase, reduction or elimination is appropriate, but may not increase the amount payable for any such Award above the maximum amount payable under Section 10(d)(v) of the Plan.

(iv)    Timing of Award Payments. Unless otherwise provided in an award agreement or pursuant to an irrevocable deferral election made in compliance with Code Section 409A, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 10 but in no event later than the fifteenth day of the third month following the last day of the applicable Performance Period.

(v)    Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a single calendar year is subject to the limits in Sections 4(b) and 4(c).

11.    Nontransferability of Incentive Awards. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement; provided, however, that no transfer for value or consideration will be permitted without the prior approval of the Company’s shareholders. Options and Stock Appreciation Rights which are intended to be exempt under Rule 16b-3 (to the extent required by Rule 16b-3 at the time of grant or amendment of the award agreement), by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his or her guardian or legal representative.

12.    Effective Date of the Plan. This Plan became effective as of October 1, 2002, and was previously amended and restated effective as of June 23, 2009, as of June 25, 2012, as of June 28, 2016, as of June 25, 2019, as of June 23, 2020, and as of June 27, 2023. The Plan is further amended and restated effective as of June 23, 2026.

13.    Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on June 23, 2036. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by applicable law or applicable stock exchange listing requirements, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14), expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code Section 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

14.    Change in Capital Structure.

(a)    In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, that no adjustment of an outstanding Option or Stock Appreciation Right may be made that would create a deferral of income or a modification, extension or renewal of such Option or Stock Appreciation Right under Code Section 409A except as may be permitted in applicable Treasury Regulations. If the adjustment would produce fractional shares with respect to any Restricted Award or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b)    If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate, subject to any applicable requirements under Code Section 409A.

(c)    Any determination made or action taken under this Section 14 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

15.    Administration Of The Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (f) below, the Committee shall be the

Compensation and Personnel Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)    The Committee shall have the power and complete discretion to determine (i) which eligible employees and directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time, upon the achievement of a performance-based vesting condition, and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Awards, (xiv) the terms and conditions on which restrictions upon Restricted Awards shall lapse, (xv) whether an Incentive Award shall be deemed to be a Performance Compensation Award; (xvi) the Performance Criteria that will be used to establish Performance Goals; (xvii) whether to accelerate the time at which any or all restrictions with respect to Restricted Awards will lapse or be removed, (xviii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xix) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b)    The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)    A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)    The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(e)    To the extent permitted by applicable law, the Committee may delegate to one or more Officers the authority to do one or both of the following: (i) designate Participants who are not Officers to be recipients of Incentive Awards, and (ii) determine the number of shares of Company Stock or units to be subject to such Incentive Awards granted to such Participants; provided, however, that the Committee’s delegation of this authority shall specify the total number of shares of Company Stock or units subject to such delegation, and that, in no event, shall such Officer grant an Incentive Award to himself or herself. All other terms and conditions of any Incentive Award made pursuant to this delegation of authority shall be determined by the Committee.

(f)    All members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

(g)    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Incentive Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Incentive Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

16.    Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)    If to the Company - at its principal business address to the attention of the Secretary;

(b)    If to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17.    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award, including any right to receive dividends or other distributions thereon, unless and until such Participant has satisfied all requirements, including all vesting conditions, under the terms of the Incentive Award.

18.    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a Parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

19.    Interpretation. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

20.    Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan and Incentive Awards are intended to comply with such Code Section 409A and official guidance issued thereunder. Otherwise, the Plan and Incentive Awards are intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary, the Plan and Incentive Awards shall be interpreted, operated and administered in a manner consistent with these intentions. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of continuous service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Code Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

21.    Clawback. Notwithstanding any other provisions in this Plan, any Incentive Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and in compliance with Code Section 409A.

22.    Imposition of Other Requirements. With respect to Incentive Awards granted on or after June 23, 2026, the Company reserves the right to impose other requirements on Participants’ participation in this Plan, the applicable award agreement for any given Incentive Award and on any Company Stock subject to an Incentive Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS HEREOF, this instrument has been executed as of the 23rd day of June, 2026.

CARMAX, INC.

By:
Enrique N. Mayor-Mora
Executive Vice President &
Chief Financial Officer

CARMAX, INC.
12800 Tuckahoe Creek Parkway
Richmond, Virginia 23238
(804) 747-0422

www.carmax.com

CARMAX, INC.
12800 TUCKAHOE CREEK PARKWAY
RICHMOND, VA 23238
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 22, 2026 for shares held directly and by 11:59 P.M. ET on June 18, 2026 for shares held in the Carmax Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KMX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 22, 2026 for shares held directly and by 11:59 P.M. ET on June 18, 2026 for shares held in the Carmax Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95423-P47417

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CARMAX, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for a one year term expiring at the 2027 Annual Shareholders Meeting

Nominees:	**For**	**Against**	**Abstain**
1a. Keith Barr	☐	☐	☐
1b. Peter J. Bensen	☐	☐	☐
1c. Sona Chawla	☐	☐	☐
1d. William C. Cobb	☐	☐	☐
1e. Thomas J. Folliard	☐	☐	☐
1f. James Kessler	☐	☐	☐
1g. David W. McCreight	☐	☐	☐
1h. Mark F. O'Neil	☐	☐	☐
1i. Robert T. O'Shaughnessy	☐	☐	☐
1j. Pietro Satriano	☐	☐	☐
1k. Marcella Shinder	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as independent registered public accounting firm.	☐	☐	☐
3. To approve, in an advisory (non-binding) vote, the compensation of our named executive officers.	☐	☐	☐
4. To approve the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V95424-P47417

CARMAX, INC.
Annual Meeting of Shareholders
June 23, 2026 1:00 PM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Enrique Mayor-Mora and John M. Stuckey, III (the "named proxies"), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Carmax, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM ET on June 23, 2026, via live webcast at www.virtualshareholdermeeting.com/KMX2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1; FOR Proposal 2; FOR Proposal 3; and FOR Proposal 4.

Continued and to be signed on reverse side.